FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-283864-02

September 8, 2025

BENCHMARK 2025-V17
Mortgage Trust

Free Writing Prospectus
Collateral Term Sheet

$628,998,000
(Approximate Total Mortgage Pool Balance)

$548,800,000
(Approximate Offered Certificates)

Deutsche Mortgage & Asset Receiving Corporation Depositor
Commercial Mortgage Pass-Through Certificates Series 2025-V17

German American Capital Corporation Citi Real Estate Funding Inc. Goldman Sachs Mortgage Company Bank of Montreal Barclays Capital Real Estate Inc.
As Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Goldman Sachs & Co. LLC	Barclays	BMO Capital Markets	Citigroup

 Co-Lead Managers and Joint Bookrunners

AmeriVet Securities	Drexel Hamilton

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-283864) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Barclays Capital Inc., AmeriVet Securities, Inc., Drexel Hamilton, LLC or any other underwriter (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2025-V17 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2025-V17 (the "Offering Document"). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V17 Mortgage Trust
KEY FEATURES OF SECURITIZATION
Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated September 8, 2025 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp. and Barclays Capital Inc.
Co-Managers:	AmeriVet Securities, Inc. and Drexel Hamilton, LLC
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (36.0%), Citi Real Estate Funding Inc. (“CREFI”) (25.6%), Goldman Sachs Mortgage Company (“GSMC”) (23.1%), Bank of Montreal (“BMO”) (9.6%) and Barclays Capital Real Estate Inc. (“Barclays”) (5.6%) and *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Trimont LLC
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Greystone Servicing Company LLC
Certificate Administrator:	Computershare Trust Company, National Association
Trustee:	Computershare Trust Company, National Association
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“Morningstar DBRS”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU/UK risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in October 2025.
Distribution Date:	4th business day following the Determination Date in each month, commencing in October 2025.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in September 2025 (or, in the case of any mortgage loan that has its first due date subsequent to September 2025, the date that would have been its due date in September 2025 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about September 29, 2025
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	September 2058
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V17 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Outstanding Pool Balance
German American Capital Corporation	9	10	$226,375,000	36.0%	$226,375,000	36.0%
Citi Real Estate Funding Inc.	9	22	$161,333,000	25.6%	$161,333,000	25.6%
Goldman Sachs Mortgage Company	3	6	$92,000,000	14.6%	$145,600,000	23.1%
Bank of Montreal	3	104	$39,500,000	6.3%	$60,500,000	9.6%
Barclays Capital Real Estate Inc.	1	1	$15,190,000	2.4%	$35,190,000	5.6%
Goldman Sachs Mortgage Company / Barclays Capital Real Estate Inc.(1)	1	1	$50,000,000	7.9%
Goldman Sachs Mortgage Company / Bank of Montreal(1)	1	1	$44,600,000	7.1%
Total:	27	145	$628,998,000	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$628,998,000
Number of Mortgage Loans:				27
Number of Mortgaged Properties:				145
Average Mortgage Loan Cut-off Date Balance:				$23,296,222
Weighted Average Mortgage Rate:				6.49466%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):				60
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):				59
Weighted Average Mortgage Loan Seasoning (months):				1
% of Mortgaged Properties Leased to a Single Tenant:				6.5%
Credit Statistics(2)
Weighted Average Mortgage Loan U/W NCF DSCR:				1.82x
Weighted Average Mortgage Loan Cut-off Date LTV(3):				58.0%
Weighted Average Mortgage Loan Maturity Date LTV(3):				58.0%
Weighted Average U/W NOI Debt Yield:				12.4%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date:				0.0%
% Mortgage Loans which pay Interest Only through Maturity Date:				100.0%
% Mortgage Loans which pay Interest Only through the Anticipated Repayment Date:				0.0%
Weighted Average Remaining Amortization Term (months):				N/A
Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				89.7%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				42.2%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(4):				81.8%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(5):				79.1%
% Mortgage Loans with In Place Hard Lockboxes:				55.5%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.10x:				83.8%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 6.00%:				16.2%
Prepayment Provisions(6)
% Mortgage Loans with Yield Maintenance:				25.6%
% Mortgage Loans with Defeasance:				56.9%
% Mortgage Loans with Yield Maintenance or Defeasance:				17.5%
(1)	Includes the Springfield Town Center mortgage loan, as to which GSMC is acting as mortgage loan seller of $30.0 million of such mortgage loan and Barclays is acting as mortgage loan seller of $20.0 million of such mortgage loan as of the Cut-off Date. Includes the Vertex HQ mortgage loan, as to which GSMC is acting as mortgage loan seller of $23.6 million of such mortgage loan and BMO is acting as mortgage loan seller of $21.0 million of such mortgage loan as of the Cut-off Date.
(2)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(3)	With respect to five mortgaged loans comprising 107 mortgaged properties (27.7%), the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(4)	Includes FF&E reserves.
(5)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, industrial and mixed use properties only.
(6)	Please see Annex A-1 of the Preliminary Prospectus for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V17 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/Morningstar DBRS)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class A-2	Aaa(sf) /AAAsf / AAA(sf)	(7)		30.000%(8)	(7)	(7)	40.6%	17.7%
Class A-3	Aaa(sf) /AAAsf / AAA(sf)	(7)		30.000%(8)	(7)	(7)	40.6%	17.7%
Class X-A(9)	NR / AAAsf / AAA(sf)	$489,045,00	0(10)	N/A	N/A	N/A	N/A	N/A
Class X-B(9)	NR / A-sf / AA(high)(sf)	$59,755,000	(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR / AAAsf / AAA(sf)	$48,747,000		22.250%	4.88	59 – 59	45.1%	15.9%
Class B	NR / AA-sf / AAA(sf)	$33,809,000		16.875%	4.88	59 – 60	48.2%	14.9%
Class C	NR / A-sf / AA(sf)	$25,946,000		12.750%	4.96	60 – 60	50.6%	14.2%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/ Morningstar DBRS)	Initial Certificate Balance or Notional Amount (2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class X-D(9)	NR / BBBsf / AA(low)(sf)	$15,725,000	(10)	N/A	N/A	N/A	N/A	N/A
Class D	NR / BBBsf / A(high)(sf)	$15,725,000		10.250%	4.96	60 – 60	52.1%	13.8%
Class E(11)	NR / BBB-sf / A(sf)	$6,290,000		9.250%	4.96	60 – 60	52.6%	13.7%
Class F-RR(11)	NR / BB-sf/ BBB(sf)	$18,084,000		6.375%	4.96	60 – 60	54.3%	13.2%
Class G-RR	NR / B-sf/ BB(high)(sf)	$11,007,000		4.625%	4.96	60 – 60	55.3%	13.0%
Class J-RR	NR /NR / NR	$29,092,000		0.000%	4.96	60 – 60	58.0%	12.4%

(1)	The pass-through rates for the Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “Principal Balance Certificates”) in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.
(2)	Approximate; subject to a variance of plus or minus 5%.
(3)	The initial subordination levels are calculated based on the initial Certificate Balance. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates of the mortgage loans. The weighted average life and principal window of the Class A-2 and Class A-3 certificates are subject to change as described in footnote (7) below.
(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Certificate Underwritten NOI Debt Yields of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The exact initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $440,298,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)	Expected Range of Principal Window (months)
Class A-2	$0 – $200,000,000	NAP – 4.77	NAP / 54 – 58
Class A-3	$240,298,000 – $440,298,000	4.87 – 4.82	58 – 59 / 54 – 59

(8)	The initial subordination levels for the Class A-2 and Class A-3 certificates are represented in the aggregate.
(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-2, Class A-3 and Class A-M certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.
(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-2, Class A-3 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of such class of Class X Certificates.
(11)	The initial Certificate Balance of each of the Class E and Class F-RR certificates are subject to change based on final pricing of all Certificates, the final determination of the Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”) that will be retained by 660 RR Holdings LLC (or its affiliate), as the retaining third-party purchaser, in satisfaction of the retention obligations of German American Capital Corporation, in its capacity as retaining sponsor, to satisfy the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V17 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit/ Room(1)	Cut-off Date LTV(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
180 Water	GACC	New York, NY	Multifamily	$60,000,000	9.5%	$254,733	39.2%	2.50x	13.6%
Pacifica Hotel Portfolio (4-Pack)	GSMC	Various, CA	Hospitality	$60,000,000	9.5%	$228,910	57.2%	1.76x	14.3%
Warren Corporate Center	GACC	Warren, NJ	Office	$60,000,000	9.5%	$193	62.5%	1.44x	11.4%
Providence at Heights & Legacy at Westchase	GACC	Houston, TX	Multifamily	$50,500,000	8.0%	$97,115	68.2%	1.40x	9.3%
Springfield Town Center	GSMC, Barclays	Springfield, VA	Retail	$50,000,000	7.9%	$153	54.6%	1.86x	14.0%
Vertex HQ	BMO, GSMC	Boston, MA	Mixed Use	$44,600,000	7.1%	$493	34.0%	3.29x	16.5%
Soudry NYC Multifamily Portfolio	CREFI	Various, NY	Various	$30,000,000	4.8%	$382,353	63.1%	1.37x	8.9%
170 53rd Street	CREFI	Brooklyn, NY	Industrial	$28,000,000	4.5%	$182	55.6%	1.42x	10.2%
Cranston Hall Apartments	CREFI	Wilmington, DE	Multifamily	$22,500,000	3.6%	$133,136	71.2%	1.31x	9.0%
5 Hanover Square	GACC	New York, NY	Office	$21,000,000	3.3%	$334	69.3%	1.45x	10.0%
Total/Weighted Average				$426,600,000	67.8%		55.6%	1.86x	12.3%
(1)	The Cut-off Date Balance per NRA/Unit/Room, Cut-off Date LTV, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV(1)	Total Debt Cut-off Date LTV(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
180 Water	$60,000,000	$88,000,000	$132,000,000	$100,000,000	2.50x	1.12x	39.2%	74.1%	13.6%	7.2%
Vertex HQ	$44,600,000	$514,200,000	$441,200,000	N/A	3.29x	1.62x	34.0%	60.8%	16.5%	9.2%
ILPT 2025 Portfolio	$7,000,000	$740,200,000	$412,800,000	N/A	1.96x	1.06x	43.8%	68.0%	11.3%	7.3%
(1)	Trust U/W NCF DSCR, Trust Cut-off Date LTV and Trust U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s). With respect to the 180 Water mortgage loan the mezzanine loan is subject to a standstill and subordination agreement and as a result is not included in the total debt metrics above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V17 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	180 Water	A-1	$1,000,000	COMM 2025-180W	Yes	Trimont LLC	Mount Street US (Georgia) LLP
		A-2	$50,000,000	Benchmark 2025-V17	No
		A-3	$40,000,000	GACC	No
		A-4	$20,000,000	GACC	No
		A-5	$15,000,000	GACC	No
		A-6	$12,000,000	GACC	No
		A-7	$10,000,000	Benchmark 2025-V17	No
		B	$132,000,000	COMM 2025-180W	No
2	Pacifica Hotel Portfolio (4-Pack)	A-1	$60,000,000	Benchmark 2025-V17	Yes	Trimont LLC	Greystone Servicing Company LLC
		A-2	$11,420,000	GSBI	No
3	Warren Corporate Center	A-1	$60,000,000	Benchmark 2025-V17	Yes	Trimont LLC	Greystone Servicing Company LLC
		A-2	$20,000,000	DBRI	No
		A-3	$10,000,000	DBRI	No
		A-4	$5,000,000	DBRI	No
		A-5	$5,000,000	DBRI	No
5	Springfield Town Center	A-1-1	$27,600,000	BBCMS 2025-5C37	Yes	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC
		A-1-2	$30,000,000	Benchmark 2025-V17	No
		A-1-3	$32,400,000	GSBI	No
		A-2-1	$18,400,000	BBCMS 2025-5C37(2)	No
		A-2-2	$16,000,000	Benchmark 2025-V17	No
		A-2-3	$11,600,000	Barclays	No
		A-2-4	$4,000,000	Benchmark 2025-V17	No
		A-2-5	$10,000,000	Barclays	No
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Benchmark 2025-V17 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
6	Vertex HQ	A-1-1	$98,920,000	VRTX 2025-HQ	Yes	Trimont LLC	Situs Holdings, LLC
		A-1-2-1	$60,000,000	MSBNA	No
		A-1-2-2	$64,600,000	MSBNA	No
		A-2-1	$49,460,000	VRTX 2025-HQ	No
		A-2-2-A	$24,000,000	BBCMS 2025-5C37(2)	No
		A-2-2-B	$21,000,000	Benchmark 2025-V17	No
		A-2-2-C	$10,000,000	BMO	No
		A-2-2-D	$7,300,000	BBCMS 2025-5C37(2)	No
		A-3-1	$49,460,000	VRTX 2025-HQ	No
		A-3-2-A	$38,700,000	BBCMS 2025-5C37(2)	No
		A-3-2-B	$23,600,000	Benchmark 2025-V17	No
		A-4-1	$49,460,000	VRTX 2025-HQ	No
		A-4-2-A	$30,000,000	JPMCB	No
		A-4-2-B	$32,300,000	JPMCB	No
		B-1	$42,920,000	VRTX 2025-HQ	No
		B-2	$21,460,000	VRTX 2025-HQ	No
		B-3	$21,460,000	VRTX 2025-HQ	No
		B-4	$21,460,000	VRTX 2025-HQ	No
		C-1	$46,720,000	VRTX 2025-HQ	No
		C-2	$23,360,000	VRTX 2025-HQ	No
		C-3	$23,360,000	VRTX 2025-HQ	No
		C-4	$23,360,000	VRTX 2025-HQ	No
		D-1	$55,200,000	VRTX 2025-HQ	No
		D-2	$27,600,000	VRTX 2025-HQ	No
		D-3	$27,600,000	VRTX 2025-HQ	No
		D-4	$27,600,000	VRTX 2025-HQ	No
		E-1	$31,640,000	VRTX 2025-HQ	No
		E-2	$15,820,000	VRTX 2025-HQ	No
		E-3	$15,820,000	VRTX 2025-HQ	No
		E-4	$15,820,000	VRTX 2025-HQ	No
7	Soudry NYC Multifamily Portfolio	A-1	$48,000,000	CREFI	Yes	Servicing Shift (Future Securitization)	Servicing Shift (Future Securitization)
		A-2	$30,000,000	Benchmark 2025-V17	No
13	322 Grand Concourse	A-1	$26,250,000	WFCM 2025-5C5	Yes	Trimont LLC	Argentic Services Company LP
		A-2	$8,750,000	Benchmark 2025-V17	No
		A-3	$26,250,000	WFCM 2025-5C5	No
		A-4	$8,750,000	Benchmark 2025-V17	No
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Benchmark 2025-V17 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
16	1000 Portside Drive	A-1	$15,000,000	Benchmark 2025-V17	Yes	Trimont LLC	Greystone Servicing Company LLC
		A-2	$10,000,000	BBCMS 2025-5C37(2)	No
		A-3	$11,000,000	BMO	No
23	Gateway Industrial Center	A-1	$28,250,000	WFCM 2025-5C5	Yes	Trimont LLC	Argentic Services Company LP
		A-2	$10,000,000	Benchmark 2025-V16	No
		A-3	$8,250,000	Benchmark 2025-V17	No
		A-4	$30,000,000	WFCM 2025-5C5	No
		A-5-1	$8,000,000	AREF2	No
		A-5-2	$5,000,000	AREF2	No
		A-5-3-1	$2,250,000	AREF2	No
		A-5-3-2	$1,250,000	WFCM 2025-5C5	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Benchmark 2025-V17 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
24	ILPT 2025 Portfolio	A-1 (Non-Florida) and A-1 (Florida)	$208,880,000	ILPT 2025-LPF2	Yes	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association
		A-2 (Non-Florida) and A-2 (Florida)	$89,520,747	ILPT 2025-LPF2	No
		A-3 (Non-Florida) and A-3 (Florida)	$89,520,747	ILPT 2025-LPF2	No
		A-4 (Non-Florida) and A-4 (Florida)	$44,759,502	ILPT 2025-LPF2	No
		A-5 (Non-Florida) and A-5 (Florida)	$44,759,502	ILPT 2025-LPF2	No
		A-6 (Non-Florida) and A-6 (Florida)	$44,759,502	ILPT 2025-LPF2	No
		A-7-1 (Non-Florida) and A-7-1 (Florida)	$45,000,000	Benchmark 2025-V16	No
		A-7-2 (Non-Florida) and A-7-2 (Florida)	$45,000,000	BBCMS 2025-5C36	No
		A-8-1 (Non-Florida) and A-8-1 (Florida)	$32,000,000	BANK5 2025-5YR16	No
		A-8-2 (Non-Florida) and A-8-2 (Florida)	$6,571,750	BANA	No
		A-9-1 (Non-Florida) and A-9-1 (Florida)	$32,000,000	BANK5 2025-5YR16	No
		A-9-2 (Non-Florida) and A-9-2 (Florida)	$6,571,750	MSMCH	No
		A-10-1 (Non-Florida) and A-10-1 (Florida)	$15,000,000	Benchmark 2025-V16	No
		A-10-2 (Non-Florida) and A-10-2 (Florida)	$4,285,500	BMO	No
		A-11-1 (Non-Florida) and A-11-1 (Florida)	$7,000,000	BBCMS 2025-5C37(2)	No
		A-11-2 (Non-Florida) and A-11-2 (Florida)	$7,000,000	Benchmark 2025-V17	No
		A-11-3 (Non-Florida) and A-11-3 (Florida)	$5,285,500	BMO	No
		A-12-1 (Non-Florida) and A-12-1 (Florida)	$16,000,000	BBCMS 2025-5C36	No
		A-12-2 (Non-Florida) and A-12-2 (Florida)	$3,285,500	BBCMS 2025-5C37(2)	No
		B-1 (Non-Florida) and B-1 (Florida)	$165,120,000	ILPT 2025-LPF2	No
		B-2 (Non-Florida) and B-2 (Florida)	$70,766,304	ILPT 2025-LPF2	No
		B-3 (Non-Florida) and B-3 (Florida)	$70,766,304	ILPT 2025-LPF2	No
		B-4 (Non-Florida) and B-4 (Florida)	$35,382,464	ILPT 2025-LPF2	No
		B-5 (Non-Florida) and B-5 (Florida)	$35,382,464	ILPT 2025-LPF2	No
		B-6 (Non-Florida) and B-6 (Florida)	$35,382,464	ILPT 2025-LPF2	No
27	The Link	A-1	$50,000,000	Benchmark 2025-V14	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC
		A-2-1	$15,000,000	Benchmark 2025-V15	No
		A-2-2	$10,000,000	BMO 2025-5C9	No
		A-3	$20,000,000	Benchmark 2025-V14	No
		A-4-1	$10,000,000	Benchmark 2025-V16	No
		A-4-2	$6,500,000	BBCMS 2025-5C36	No
		A-4-3	$3,500,000	Benchmark 2025-V17	No

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).
(2)	The BBCMS 2025-5C37 transaction is expected to close on September 25, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Benchmark 2025-V17 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
$3,500,000	-	$9,999,999	7	$47,825,000	7.6%	6.2468%	58	1.69x	60.2%	60.2%
$10,000,000	-	$19,999,999	10	$154,573,000	24.6%	6.5182%	59	1.77x	63.8%	63.8%
$20,000,000	-	$29,999,999	3	$71,500,000	11.4%	6.6336%	59	1.39x	64.5%	64.5%
$30,000,000	-	$39,999,999	1	$30,000,000	4.8%	6.2900%	59	1.37x	63.1%	63.1%
$40,000,000	-	$49,999,999	1	$44,600,000	7.1%	4.9355%	60	3.29x	34.0%	34.0%
$50,000,000	-	$59,999,999	2	$100,500,000	16.0%	6.7356%	57	1.63x	61.4%	61.4%
$60,000,000	-	$60,000,000	3	$180,000,000	28.6%	6.7710%	59	1.90x	53.0%	53.0%
Total/Weighted Average			27	$628,998,000	100.0%	6.4947%	59	1.82x	58.0%	58.0%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
4.9355%	-	5.9999%	4	$121,225,000	19.3%	5.2399%	59	2.71x	39.6%	39.6%
6.0000%	-	6.4999%	10	$190,755,000	30.3%	6.2926%	59	1.50x	65.0%	65.0%
6.5000%	-	6.9999%	8	$128,328,000	20.4%	6.6588%	59	1.68x	63.5%	63.5%
7.0000%	-	7.7650%	5	$188,690,000	30.0%	7.3934%	58	1.68x	59.0%	59.0%
Total/Weighted Average			27	$628,998,000	100.0%	6.4947%	59	1.82x	58.0%	58.0%

Property Type Distribution(1)(3)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms	Weighted Averages
					Cut-off Date Balance per # of NRA/Units/Rooms	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Multifamily	21	$223,908,462	35.6%	1,800	$124,394	6.0778%	59	95.0%	1.65x	59.4%	59.4%
High Rise	4	$93,997,500	14.9%	834	$112,707	5.6722%	59	97.1%	2.06x	48.4%	48.4%
Garden	3	$73,000,000	11.6%	689	$105,951	6.4494%	58	94.0%	1.37x	69.1%	69.1%
Mid Rise	11	$27,960,962	4.4%	188	$148,729	6.2900%	59	98.9%	1.37x	63.1%	63.1%
Low Rise	3	$28,950,000	4.6%	89	$325,281	6.2531%	59	86.6%	1.32x	67.1%	67.1%
Hospitality	8	$125,518,000	20.0%	1,038	$120,923	7.0043%	59	70.4%	1.98x	60.4%	60.4%
Select Service	5	$98,226,124	15.6%	632	$155,421	7.0438%	59	74.3%	1.91x	60.2%	60.2%
Limited Service	2	$8,963,876	1.4%	111	$80,756	7.2150%	59	78.0%	1.76x	57.2%	57.2%
Full Service	1	$18,328,000	2.9%	295	$62,129	6.6900%	59	46.3%	2.49x	63.2%	63.2%
Office	5	$102,000,000	16.2%	1,428,909	$71	7.2804%	58	93.7%	1.58x	62.9%	62.9%
Suburban	3	$75,500,000	12.0%	1,264,619	$60	7.5619%	58	92.5%	1.55x	61.6%	61.6%
CBD	1	$21,000,000	3.3%	62,969	$333	6.5540%	58	100.0%	1.45x	69.3%	69.3%
Medical	1	$5,500,000	0.9%	101,321	$54	6.1900%	58	85.8%	2.59x	56.1%	56.1%
Retail	3	$67,041,538	10.7%	994,655	$67	6.9004%	58	94.9%	1.73x	56.6%	56.6%
Super Regional Mall	1	$50,000,000	7.9%	981,463	$51	7.1150%	58	93.2%	1.86x	54.6%	54.6%
Single Tenant	1	$541,538	0.1%	4,800	$113	6.2900%	59	100.0%	1.37x	63.1%	63.1%
Anchored	1	$16,500,000	2.6%	8,392	$1,966	6.2700%	59	100.0%	1.36x	62.5%	62.5%
Industrial	79	$64,980,571	10.3%	14,508,490	$4	6.3808%	59	96.3%	1.57x	58.8%	58.8%
Flex	1	$28,000,000	4.5%	153,969	$182	6.6800%	59	99.5%	1.42x	55.6%	55.6%
Warehouse/Distribution	73	$15,453,687	2.5%	13,579,371	$1	6.1889%	58	86.9%	1.55x	56.8%	56.8%
Manufacturing/Warehouse	1	$11,604,444	1.8%	92,220	$126	6.2800%	59	100.0%	1.68x	64.5%	64.5%
Warehouse	1	$9,625,000	1.5%	102,565	$94	5.9710%	60	97.3%	1.87x	64.6%	64.6%
Cold Storage	1	$171,078	0.0%	158,497	$1	5.3757%	58	100.0%	1.96x	43.8%	43.8%
Manufacturing	1	$103,853	0.0%	337,960	$0	5.3757%	58	100.0%	1.96x	43.8%	43.8%
Storage Yard	1	$22,509	0.0%	83,908	$0	5.3757%	58	100.0%	1.96x	43.8%	43.8%
Mixed Use	1	$44,600,000	7.1%	1,134,479	$39	4.9355%	60	99.6%	3.29x	34.0%	34.0%
Lab/Office	1	$44,600,000	7.1%	1,134,479	$39	4.9355%	60	99.6%	3.29x	34.0%	34.0%
Other	28	$949,429	0.2%	5,565,622	$0	5.3757%	58	69.3%	1.96x	43.8%	43.8%
Leased Fee	28	$949,429	0.2%	5,565,622	$0	5.3757%	58	69.3%	1.96x	43.8%	43.8%
Total/Weighted Average	145	$628,998,000	100.0%			6.4947%	59	90.3%	1.82x	58.0%	58.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Benchmark 2025-V17 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(3)(4)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
New York	25	$215,144,849	34.2%	6.0928%	59	1.70x	57.0%	57.0%
New Jersey	3	$87,000,000	13.8%	7.3405%	58	1.50x	61.6%	61.6%
Virginia	2	$65,190,000	10.4%	7.2164%	58	1.83x	57.4%	57.4%
California	4	$60,000,000	9.5%	7.2150%	59	1.76x	57.2%	57.2%
Southern	4	$60,000,000	9.5%	7.2150%	59	1.76x	57.2%	57.2%
Texas	3	$50,607,112	8.0%	6.3579%	57	1.40x	68.1%	68.1%
Massachusetts	1	$44,600,000	7.1%	4.9355%	60	3.29x	34.0%	34.0%
Other	107	$106,456,039	16.9%	6.4859%	59	1.95x	63.1%	63.1%
Total/Weighted Average	145	$628,998,000	100.0%	6.4947%	59	1.82x	58.0%	58.0%

Distribution of Cut-off Date LTVs(1)(2)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
34.0%	-	39.9%	2	$104,600,000	16.6%	5.1635%	59	2.84x	37.0%	37.0%
40.0%	-	49.9%	1	$7,000,000	1.1%	5.3757%	58	1.96x	43.8%	43.8%
50.0%	-	59.9%	6	$159,000,000	25.3%	7.0111%	59	1.78x	56.2%	56.2%
60.0%	-	71.2%	18	$358,398,000	57.0%	6.6759%	59	1.55x	65.2%	65.2%
Total/Weighted Average			27	$628,998,000	100.0%	6.4947%	59	1.82x	58.0%	58.0%

Distribution of Maturity Date LTVs(1)(2)
Range of Maturity Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
34.0%	-	39.9%	2	$104,600,000	16.6%	5.1635%	59	2.84x	37.0%	37.0%
40.0%	-	49.9%	1	$7,000,000	1.1%	5.3757%	58	1.96x	43.8%	43.8%
50.0%	-	59.9%	6	$159,000,000	25.3%	7.0111%	59	1.78x	56.2%	56.2%
60.0%	-	71.2%	18	$358,398,000	57.0%	6.6759%	59	1.55x	65.2%	65.2%
Total/Weighted Average			27	$628,998,000	100.0%	6.4947%	59	1.82x	58.0%	58.0%

Distribution of Underwritten NCF Debt Service Coverages(1)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
1.25x	-	1.49x	13	$298,200,000	47.4%	6.6866%	58	1.38x	64.8%	64.8%
1.50x	-	1.99x	7	$158,370,000	25.2%	6.9852%	59	1.80x	57.8%	57.8%
2.00x	-	2.49x	4	$62,328,000	9.9%	6.5907%	59	2.26x	61.5%	61.5%
2.50x	-	3.29x	3	$110,100,000	17.5%	5.2148%	59	2.82x	37.9%	37.9%
Total/Weighted Average			27	$628,998,000	100.0%	6.4947%	59	1.82x	58.0%	58.0%

Original Terms to Maturity(1)
Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
60	-	60	26	$620,748,000	98.7%	6.4914%	59	1.83x	57.9%	57.9%
61	-	61	1	$8,250,000	1.3%	6.7400%	58	1.25x	64.5%	64.5%
Total/Weighted Average			27	$628,998,000	100.0%	6.4947%	59	1.82x	58.0%	58.0%

Distribution of Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
54	-	59	21	$522,333,000	83.0%	6.6181%	58	1.70x	59.4%	59.4%
60	-	60	6	$106,665,000	17.0%	5.8900%	60	2.42x	51.2%	51.2%
Total/Weighted Average			27	$628,998,000	100.0%	6.4947%	59	1.82x	58.0%	58.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V17 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
8.0%	-	9.9%	10	$189,200,000	30.1%	6.3603%	58	1.34x	66.3%	66.3%
10.0%	-	11.9%	5	$129,055,000	20.5%	7.0527%	58	1.49x	61.3%	61.3%
12.0%	-	13.9%	3	$73,125,000	11.6%	5.5149%	59	2.38x	43.5%	43.5%
14.0%	-	15.9%	3	$125,190,000	19.9%	7.2157%	59	1.80x	57.3%	57.3%
16.0%	-	17.9%	4	$88,600,000	14.1%	5.7370%	60	2.73x	47.3%	47.3%
18.0%	-	19.9%	1	$5,500,000	0.9%	6.1900%	58	2.59x	56.1%	56.1%
20.0%	-	21.4%	1	$18,328,000	2.9%	6.6900%	59	2.49x	63.2%	63.2%
Total/Weighted Average			27	$628,998,000	100.0%	6.4947%	59	1.82x	58.0%	58.0%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Interest Only	27	$628,998,000	100.0%	6.4947%	59	1.82x	58.0%	58.0%
Total/Weighted Average	27	$628,998,000	100.0%	6.4947%	59	1.82x	58.0%	58.0%

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	With respect to five mortgage loans comprising 107 mortgaged properties (27.7%), the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(3)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.
(4)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.
Previously Securitized Mortgaged Properties(1)(2)
Mortgaged Property	Cut-off Date Balance	% of Initial Outstanding Pool Balance	City, State	Property Type	Previous Securitization
180 Water	$60,000,000	9.5%	New York, New York	Multifamily	BMARK 2019-B14
Warren Corporate Center	$60,000,000	9.5%	Warren, New Jersey	Office	RIAL 2022-FL8
Legacy at Westchase	$28,063,274	4.5%	Houston, Texas	Multifamily	BANC 2018-CR3
Providence at Heights	$22,436,726	3.6%	Houston, Texas	Multifamily	CGCMT 2014-GC23
One Jackson Square	$16,500,000	2.6%	New York, New York	Retail	CSMC 2016-NYRT, CSMC 2016-NYRM
Old Seward	$9,625,000	1.5%	Anchorage, Alaska	Industrial	GSMS 2016-GS2
Gateway Industrial Center	$8,250,000	1.3%	Detroit, Michigan	Industrial	BSPRT 2018-FL4
ILPT 2025 Portfolio(3)	$7,000,000	1.1%	Various, Various	Various	ILPT 2022-LPF2
Atrium II	$5,500,000	0.9%	Arlington Heights, Illinois	Office	COMM 2015-CR25
16-10 Caffrey	$4,250,000	0.7%	Far Rockaway, New York	Multifamily	FRESB 2017-SB28
(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database and has not otherwise been confirmed by the related mortgage loan seller.
(2)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.
(3)	All 102 mortgaged properties in the ILPT 2025 Portfolio mortgage loan were previously securitized in the ILPT 2022-LPF2 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V17 Mortgage Trust
STRUCTURE OVERVIEW
Available Funds:	The amount available for distribution to holders of the certificates on each Distribution Date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®. See “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of principal on the certificates will be distributed to the Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the, Class A-2 and Class A-3 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each of the Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-2, Class A-3 and Class A-M certificates, (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates and (iii) the notional amount of the Class X-D certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class D certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds (exclusive of any portion thereof that represents any yield maintenance charges and prepayment premiums): first, to the Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-2, Class A-3 and Class A-M certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Loss Allocation:

Losses on the Mortgage Loans will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with the Class J-RR certificates through and including the Class A-M certificates and then to the Class A-2 and Class A-3 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V17 Mortgage Trust
STRUCTURE OVERVIEW

X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.
Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of Principal Balance Certificates on such Distribution Date and (b) the Base Interest Fraction for the related principal prepayment and such class of certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-2 through Class D certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B) any of the Class A-2 through Class D certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan ( net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The remaining percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties or portfolios of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as 180 Water, Pacifica Hotel Portfolio (4-Pack), Warren Corporate Center, Springfield Town Center, Vertex HQ, Soudry NYC Multifamily Portfolio, 322 Grand Concourse, 1000 Portside Drive, Gateway Industrial Center, ILPT 2025 Portfolio and The Link each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V17 Mortgage Trust
STRUCTURE OVERVIEW

 As of the Closing Date, the pari passu companion loans and any subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

Control Rights and Directing Holder:

With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” means, (i) with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); and (ii) with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the related Loan-Specific Directing Holder identified in the Preliminary Prospectus (which is expected to be the holder of the related controlling pari passu companion loan) prior to the related Servicing Shift Securitization Date.

660 RR Holdings LLC or its affiliate is expected to appoint itself or its affiliate as the initial Trust Directing Holder.

For a description of the directing holder (or equivalent party) for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E, Class F-RR, Class G-RR and Class J-RR certificates.
Controlling Class:

The Controlling Class will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any cumulative appraisal reduction amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further, that if at any time the Certificate Balances of the Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Closing Date will be the Class J-RR certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class (an “Appraised-Out Class”).

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount, as applicable, based on such supplemental appraisal, and if required by such recalculation, the applicable Appraised-Out Class as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V17 Mortgage Trust
STRUCTURE OVERVIEW

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a Certificate Balance (taking into account the application of any cumulative appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) equal to at least 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any cumulative appraisal reduction amounts) equal to at least 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2025-V17 Mortgage Trust
STRUCTURE OVERVIEW

notionally reduce the Certificate Balances) of the Principal Balance Certificates and requesting a vote to replace the Special Servicer (other than with respect to any Servicing Shift Whole Loan) with a new special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates, except in the case of the termination of the Asset Representations Reviewer) of all Principal Balance Certificates, on an aggregate basis.

If at any time, the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter; provided that holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other, within 180 days from the time such recommendation is posted to the Certificate Administrator’s website and subject to the receipt of written confirmation from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation \ Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of $5,000. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account realized losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of such Classes of Certificates or (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the second to last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Benchmark 2025-V17 Mortgage Trust
STRUCTURE OVERVIEW

loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Benchmark 2025-V17 Mortgage Trust
STRUCTURE OVERVIEW

amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Multifamily – High Rise 180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 1 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 39.2% 2.50x 13.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Multifamily – High Rise 180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 1 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 39.2% 2.50x 13.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Multifamily – High Rise 180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 1 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 39.2% 2.50x 13.6%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – High Rise
Borrower Sponsor(s):	60 Guilders, LLC	Collateral:	Fee
Borrower(s):	180 Water LLC	Location:	New York, NY
Original Balance(1):	$60,000,000	Year Built / Renovated:	1971 / 2017
Cut-off Date Balance(1):	$60,000,000	Property Management:	60G MGMT, LLC
% by Initial UPB:	9.5%	Size:	581 Units
Interest Rate(2):	5.33300%	Appraised Value / Per Unit:	$378,000,000 / $650,602
Note Date:	July 29, 2025	Appraisal Date:	April 30, 2025
Original Term:	60 months	Occupancy:	97.6% (as of July 2, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	94.7%
Original Amortization:	NAP	Underwritten NOI:	$20,070,365
Interest Only Period:	60 months	Underwritten NCF:	$20,070,365
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2030	Historical NOI
Additional Debt Type(1):	Pari Passu / B-Note / Mezzanine	Most Recent NOI:	$18,062,021 (TTM May 31, 2025)
Additional Debt Balance(1):	$88,000,000 / $132,000,000 / $100,000,000	2024 NOI:	$17,313,508
Call Protection(3):	L(25),D(31),O(4)	2023 NOI:	$15,528,907
Lockbox / Cash Management(4):	Soft (Residential); Hard (Commercial) / Springing	2022 NOI:	$12,527,357

Reserves(5)				Financial Information(1)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes(6):	$726,573	$908,216	NAP	Cut-off Date Loan / Unit:	$254,733	$481,928
Insurance(6):	$197,336	$101,195	NAP	Maturity Date Loan / Unit:	$254,733	$481,928
Replacement Reserves:	$0	$12,104	NAP	Cut-off Date LTV:	39.2%	74.1%
TI/LC Reserves:	$0	$3,178	NAP	Maturity Date LTV:	39.2%	74.1%
Immediate Repairs:	$1,209,250	$0	NAP	UW NOI DY:	13.6%	7.2%
Amenity Space Reserve:	$4,600,000	$0	NAP	UW NCF DSCR:	2.50x	1.12x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$148,000,000	40.2%	Loan Payoff(7)	$346,635,254	94.1%
Junior Note	132,000,000	35.8	Closing Costs	14,974,995	4.1
Preferred Equity	50,000,000	13.6	Reserves	6,733,159	1.8
Borrower Sponsor Equity	38,343,408	10.4
Total Sources	$368,343,408	100.0%	Total Uses	$368,343,408	100.0%
(1)	The 180 Water Mortgage Loan (as defined below) is part of the 180 Water Whole Loan (as defined below), which is comprised of seven pari passu senior promissory notes and one junior promissory note, with an aggregate original principal balance and Cut-off Date Balance of $280,000,000. The Financial Information in the chart above under the heading "Senior Loan" is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the 180 Water Senior Loan (as defined below) and the Financial Information in the chart above under the heading "Whole Loan" is based on the aggregate outstanding principal balance as of the Cut-off Date of the 180 Water Whole Loan.
(2)	The Mortgage Rate represents the weighted average interest rate of Notes A-2 and A-7, which constitute the 180 Water Mortgage Loan. The weighted average interest rate for the 180 Water Senior Notes (as defined below) is 5.34703378378378% per annum and the weighted average interest rate for the 180 Water Whole Loan is 6.319575% per annum. See “Description of the Mortgage Pool—Definitions” in the Preliminary Prospectus.
(3)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on September 6, 2025. Defeasance of the 180 Water Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 29, 2028. Any mandatory prepayment of the principal of the 180 Water Whole Loan and any other voluntary prepayments of principal of the 180 Water Whole Loan, when no event of default exists, will be applied first to the 180 Water Senior Notes (as defined below) and then to the 180 Water Junior Note (as defined below). The assumed lockout period of 25 payments is based on the closing date of the Benchmark 2025-V17 securitization trust in September 2025. The actual lockout period may be longer.
(4)	The 180 Water Whole Loan is structured with a hard lockbox for commercial tenants, soft lockbox for residential tenants, and springing cash management.
(5)	See “Initial and Ongoing Reserves” below.
(6)	For the first four payment dates, the monthly deposit to the Taxes reserve will be approximately $908,216 and for the first ten payment dates, the deposit to the Insurance reserve will be approximately $101,195. Thereafter the deposit will be equal to 1/12 of the anticipated annual taxes or insurance premiums.
(7)	The prior mortgage loan matured on November 6, 2024, and thereafter was in maturity default, and a foreclosure action was filed in April 2025. The 180 Water Whole Loan repaid the prior mortgage loan in full and the foreclosure action was terminated. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Multifamily – High Rise 180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 1 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 39.2% 2.50x 13.6%

The Loan. The largest loan (the “180 Water Mortgage Loan”) is part of a whole loan with an outstanding principal balance of $280,000,000 (the “180 Water Whole Loan”) comprised of (i) seven pari passu senior notes with an aggregate outstanding principal balance of $148,000,000 (collectively the “180 Water Senior Notes”), which collectively evidence the senior portion of the 180 Water Whole Loan (the “180 Water Senior Loan”), and (ii) one junior note with an outstanding principal balance of $132,000,000 (the “180 Water Junior Note”). The 180 Water Mortgage Loan is comprised of the non-controlling Notes A-2 and A-7 with an aggregate outstanding principal balance of $60,000,000, which will be contributed to the Benchmark 2025-V17 securitization trust. The 180 Water Whole Loan is secured by the borrower’s fee interest in a 581 unit, Class A, multifamily property located in New York, New York (the “180 Water Property”). The 180 Water Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 5.33300% per annum on an Actual/360 basis.

The relationship between the holders of the 180 Water Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus. The 180 Water Whole Loan will be serviced under the trust and servicing agreement for the COMM 2025-180W securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the 180 Water Mortgage Loan” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 180 Water Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$1,000,000	$1,000,000	COMM 2025-180W	No
A-2	50,000,000	50,000,000	Benchmark 2025-V17	No
A-3	40,000,000	40,000,000	GACC(1)	No
A-4	20,000,000	20,000,000	GACC(1)	No
A-5	15,000,000	15,000,000	GACC(1)	No
A-6	12,000,000	12,000,000	GACC(1)	No
A-7	10,000,000	10,000,000	Benchmark 2025-V17	No
B	132,000,000	132,000,000	COMM 2025-180W	Yes
Total	$280,000,000	$280,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The 180 Water Property is a 581-unit, 29-story, Class A multifamily property located in the Financial District of New York City. The 180 Water Property was constructed in 1971 as an office building, and subsequently converted to multifamily in 2017. The 180 Water Property was designed by CetraRuddy and offers studio to 3-bedroom residences along with an array of amenities, including a rooftop pool and terrace, a full Techno-Gym outfitted fitness center and yoga studio which feature panoramic views of Lower Manhattan, 24-hour concierge and valet services, and a residents’ lounge featuring an entertainment kitchen, dining area, and gaming room. Residences offer 10’ ceilings, over-sized picture frame windows which provide abundant natural light, white oak finished flooring and modern kitchens accented with custom paneled appliances and white lacquer cabinetry. Additionally, the 180 Water Property features 13,868 SF of grade-level and basement retail space on Water, John and Pearl Streets, of which 67.7% is vacant.

The 180 Water Property is located in Downtown Manhattan’s Financial District. Once primarily a 9-to-5 district, the Financial District has transformed into a vibrant mixed-use neighborhood. The Financial District includes restaurants, hotels, shopping malls, renovated waterfront parks, and nightlife. The 180 Water Property is located an approximately 5-minute walk away from Fulton Street Center, which provides access to the 2, 3, 4, 5, A, C, J, and Z trains. Additionally, the Dey Street Passageway, an underground passage to the World Trade Center, provides access to the PATH station to New Jersey and the WTC Cortlandt Street station (1, 2, 3, A, C, E, N, R, W). Finally, the major ferry terminal at Wall Street, approximately a 7-minute walk from the 180 Water Property, offers connections to Brooklyn, Staten Island, Hoboken, and Jersey City.

The 180 Water Property is currently 97.6% physically occupied as of July 2, 2025 and the tenants are primarily comprised of high income, young professionals. Following loan origination, the equity ownership of the borrower anticipates that it will contribute approximately $6.5 million in cash equity to enhance the 180 Water Property’s offerings by repurposing currently vacant commercial retail space into additional amenity space, as well as improving lighting in residential units during turnover. Approximately $5.6 million of that investment is planned to be spent transforming 9,382 SF of currently vacant retail space into amenities such as a spa, golf simulator, conference center, bowling alley, game room, and movie theater, although the 180 Water Whole Loan documents do not require the borrower to do such work. We cannot assure you that these capital improvements will be completed as expected or at all.

Economic vacancy at the 180 Water Property has declined from 19.3% in 2022 to 7.4% in 2024, and 4.8% as of the trailing three months ended May 31, 2025 (the “May 2025 T-3”). This reduction corresponds with a decrease in rental concessions, which fell from 15.8% of gross potential rent in 2022 to 3.4% in 2024 and 3.3% as of the trailing twelve months ended May 31, 2025 (the “May 2025 T-12”). Net rental income increased from $24.4 million in 2022 to $31.8 million in the May 2025 T-12, representing a 30.2% increase. As of the May 2025 T-3, net rental income reached $32.8 million, a 34.0% increase compared to 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Multifamily – High Rise 180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 1 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 39.2% 2.50x 13.6%

In addition to the 180 Water Property’s 581 multifamily units and amenities, the 180 Water Property has 13,868 SF of retail space, of which 9,382 SF of currently vacant retail space is expected to be converted into amenities as described above. The 4,486 SF of remaining retail space is occupied by three tenants with a weighted average remaining lease term of 3.6 years. The largest tenant, Citibank, is a credit rated entity (Moody’s / Fitch / S&P: A3 / A / BBB+).

The following table presents certain information relating to the unit mix at the 180 Water Property:

Unit Mix Summary(1)
Type	Total Units	Occupancy(2)	Vacant Units	Employee Units	Total SF	Average SF / Unit	Rent / Unit / Month	Rent / SF / Year
Studio	260	96.9%	8	0	119,749	461	$3,780	$98.10
1 Bed 1 Bath	174	97.1%	5	0	109,347	628	$4,994	$95.37
1 Bed 2 Bath	45	100.0%	0	0	39,981	888	$6,106	$82.47
2 Bed 1 Bath	26	100.0%	0	0	19,240	740	$6,113	$99.12
2 Bed 2 Bath	27	100.0%	0	0	27,303	1,011	$7,131	$84.63
2 Bed 4 Bath	1	100.0%	0	0	1,317	1,317	$10,695	$97.45
3 Bed 3 Bath	48	97.9%	0	1	60,384	1,258	$9,176	$87.50
Total / W.A.	581	97.6%	13	1	377,321	649	$5,053	$92.99
(1)	Based on the underwritten rent roll dated July 2, 2025.
(2)	Employee Units treated as vacant for occupancy calculations.

The following table presents certain information relating to commercial tenancy at the 180 Water Property:

Tenant Summary(1)
Tenant	SF	% of NRA	Tenant Type	Start Date	Expiration Date	WALTR	UW Base Rent	UW Base Rent PSF
Citibank	3,496	77.9%	Commercial	5/1/2019	4/30/2029	3.6	$934,559	$267.32
Dunkin Donuts	750	16.7%	Commercial	8/18/2019	8/31/2029	4.0	$202,989	$270.65
AT&T Wireless	240	5.3%	Roof	11/1/2004	10/31/2029	4.2	$38,337	$159.74
Total / W.A.	4,486	100.0%				3.7	$1,175,886	$262.12
(1)	Based on the underwritten rent roll dated July 2, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Multifamily – High Rise 180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 1 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 39.2% 2.50x 13.6%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 180 Water Property:

Cash Flow Analysis
	2022	2023	2024	TTM May 31, 2025	U/W	Per Unit
Gross Potential Rent(1)	$30,313,385	$32,071,829	$33,609,586	$34,119,715	$35,501,863	$61,105
Vacancy	(958,084)	(1,066,072)	(1,347,645)	(1,172,478)	(1,775,093)(2)	(3,055)
Concessions	(4,800,975)	(1,872,203)	(1,153,995)	(1,122,155)	-	-
Bad Debt	(105,934)	(11,019)	(1,432)	(36)	-	-
Employee Units	-	-	-	-	(110,117)	(190)
Net Rental Income	$24,448,392	$29,122,535	$31,106,514	$31,825,046	$33,616,653	$57,860
Other Income(3)	3,014,098	2,482,562	2,571,684	2,540,692	2,786,271	4,796
Effective Gross Income	$27,462,490	$31,605,097	$33,678,198	$34,365,738	$36,402,924	$62,656
Management Fee	1,148,150	1,262,781	1,267,627	1,287,558	1,092,088	1,880
Payroll	2,279,427	2,441,771	2,492,085	2,469,960	2,571,274	4,426
Utilities	1,194,998	1,124,715	1,113,845	1,189,864	1,149,238	1,978
R&M	1,021,901	1,275,061	1,138,631	1,066,447	1,174,812	2,022
G&A	260,727	299,641	353,245	306,062	364,469	627
Advertising	146,411	189,279	186,111	194,503	315,838	544
Real Estate Taxes	7,781,777	8,292,609	8,483,601	8,410,655	8,715,781	15,001
Insurance	1,101,742	1,190,333	1,329,545	1,378,668	949,060	1,633
Total Expenses	$14,935,133	$16,076,190	$16,364,690	$16,303,717	$16,332,560	$28,111
Net Operating Income(4)	$12,527,357	$15,528,907	$17,313,508	$18,062,021	$20,070,365	$34,545
Net Cash Flow	$12,527,357	$15,528,907	$17,313,508	$18,062,021	$20,070,365	$34,545

Occupancy (%)	96.8%	96.7%	96.0%	97.6%(1)	94.7%(5)
NCF DSCR(6)	1.56x	1.94x	2.16x	2.25x	2.50x
NOI Debt Yield(6)	8.5%	10.5%	11.7%	12.2%	13.6%
(1)	Based on the underwritten rent roll dated July 2, 2025.
(2)	Concessions and Bad Debt are included in Vacancy.
(3)	Includes commercial income.
(4)	The increase from TTM May 31, 2025 Net Operating Income to U/W Net Operating Income is due to economic vacancy decreasing associated with a reduction in concessions, along with an increase in in-place rents.
(5)	Represents economic occupancy.
(6)	Based on the 180 Water Senior Notes and excludes the 180 Water Junior Note. Including the 180 Water Junior Note, U/W NCF DSCR is 1.12x and U/W NOI Debt Yield is 7.2%.

Appraisal. According to the appraisal, the 180 Water Property had an “As Is” appraised value of $378,000,000 as of April 30, 2025.

	180 Water Appraised Value(1)
Property	Appraised Value	Capitalization Rate
180 Water	$378,000,000	4.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report, dated May 9, 2025, there was no evidence of any recognized environmental conditions at the 180 Water Property.

The Market. According to an industry report, as of the early second quarter of 2025, New York’s apartment market remains strong, characterized by healthy tenant demand and limited new supply. With only 2.8% of the metropolitan area’s approximately 1.6 million market-rate units vacant, the New York City area outperforms the broader U.S. multifamily market. The vacancy rate has held steady at 2.8%, reflecting a minor rise of 30 basis points over the past year, while the national vacancy rate has increased to 8.1%, up by 300 basis points within the same timeframe. New York City saw approximately 26,000 units absorbed in the past year; an 18% jump compared to the long-term average of 22,000 units.

Simultaneously, a slowdown in new construction has played a role in maintaining low vacancy levels, with approximately 55,000 units underway as of early 2025, down from a peak of approximately 73,000 at the end of 2023. New York City’s historically slow housing expansion, coupled with strong demand, has kept vacancy rates below 4% for over two decades. This market environment has fostered notable rent growth, with annual increases in New York City reaching 2.2% at the start of the second quarter – compared to the national average of 1.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Multifamily – High Rise 180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 1 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 39.2% 2.50x 13.6%

Asking rents in the Financial District stand at $5,880 per month, which is above the metropolitan area average of $3,340 per month. The vacancy rate in the Financial District was 4.8% as of the early second quarter of 2025. Strong demand in the submarket is evidenced by the vacancy rate and rent growth. Annual rent growth in the submarket, measured at 3.0% at the start of the second quarter of 2025, is above the U.S. average of 1.1%. Improved transit access, the presence of significant employers, and a broadening array of retail amenities have contributed to the attractiveness of the neighborhood. The $4 billion World Trade Center Transportation Hub (connecting 13 subway lines, PATH trains, and ferry services) and the $1.4 billion Fulton Street Station (connecting nine subway lines) provide access to employers located within Manhattan, Brooklyn, and New Jersey.

Financial District Housing Rent Comparables(1)
Property	Address	Units	Stories	Built / Renovated	Avg. SF	Rent / SF / Mo	Rent / Unit	Occ %
180 Water(2)	180 Water Street	581	29	1971 / 2017	649	$7.75	$5,053	97.6%
The Crest	63 Wall Street	476	37	1929 / 2004	606	7.75	4,701	92.2%
19 Dutch	19 Dutch Street	483	64	2018 / NAV	681	7.69	5,238	98.1%
Twenty Exchange	20 Exchange Place	767	57	1931 / NAV	629	7.57	4,763	97.4%
200 Water Street	200 Pearl Street	576	31	1973 / 2009	571	7.28	4,905	100.0%
100 John	100 John Street	334	34	2002 / 2010	687	6.79	5,295	94.3%
95 Wall	95 Wall Street	503	22	1969 / 2008	673	6.71	4,515	97.0%
Wtd. Average(3)					636	$7.34	$4,870	96.8%
(1)	Source: Third party market report.
(2)	Based on the underwritten rent roll dated July 2, 2025.
(3)	Excludes 180 Water.

The Borrower and the Borrower Sponsor. The borrower is 180 Water LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 180 Water Whole Loan.

The borrower sponsor is 60 Guilders, LLC (“60 Guilders”), a New York City based real estate management and investment firm founded in 2013 by Kevin Chrisholm, and an affiliate of the property manager of the 180 Water Property. Founder and Chief Executive Officer Chisholm has 30 years of real estate investment and corporate management experience. Since inception in 2013, 60 Guilders has invested approximately $3.2 billion of debt and equity in 27 separate transactions. 60 Guilders’ investment management team is experienced in asset management, property management, construction management, leasing, marketing, design, accounting, and finance.

The non-recourse carveout guarantors are Ouni Mamrout and Yousef Althkefati. Mr. Mamrout and Mr. Althkefati are co-founders of Sentry Realty and its President and Chief Executive Officer, respectively, and jointly control the borrower.

Property Management. The 180 Water Property is managed by 60G MGMT, LLC, a Delaware limited liability company, an affiliate of 60 Guilders.

Initial and Ongoing Reserves. At origination, the borrower deposited approximately (i) $726,573 for real estate taxes, (ii) $197,336 for insurance, (iii) $1,209,250 for immediate repairs, and (iv) $4,600,000 for certain discretionary amenity space work.

Real Estate Taxes: On each payment date occurring in each of September 2025, October 2025, November 2025 and December 2025, the borrower will be required to deposit an amount equal to 125% multiplied by 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months, initially, approximately $908,216 and on each payment date thereafter, the borrower will be required to deposit an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months, initially approximately $748,370.

Insurance: On each payment date occurring in each of September 2025, October 2025, November 2025, December 2025, January 2026, February 2026, March 2026, April 2026, May 2026 and June 2026, the borrower will be required to deposit an amount equal to 110% of 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially approximately $101,195 and on each payment date thereafter the borrower will be required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, however, if the insurance is carried under an acceptable blanket policy, deposits for insurance premiums will be suspended. As of the origination date, there is not an acceptable blanket policy in effect.

Capital Expenditures: On each payment date, the borrower will be required to deposit an amount equal to approximately $12,104 for capital expenditures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Multifamily – High Rise 180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 1 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 39.2% 2.50x 13.6%

Rollover: On each payment date, the borrower will be required to deposit an amount equal to approximately $3,178 for tenant improvements and leasing commissions that may be incurred following the origination date.

Lockbox / Cash Management. The 180 Water Whole Loan is structured with a hard lockbox for commercial tenants, soft lockbox for residential tenants, and springing cash management. All rents from the 180 Water Property collected by or on behalf of the borrower must be deposited into a clearing account controlled by the lender (the “Lockbox Account”) within two business days. The borrower has agreed to cause all rents from commercial tenants to be deposited directly to the Lockbox Account. Funds deposited into the Lockbox Account will be swept by the clearing bank on a daily basis into the borrower’s operating account at the clearing bank, unless a Cash Sweep Period (as defined below) is continuing, in which event such funds are required to be swept on a daily basis into a lender controlled cash management account and applied and disbursed in accordance with the 180 Water Whole Loan documents to make deposits into the real estate taxes and insurance reserves, pay debt service on the 180 Water Whole Loan, pay operating expenses set forth in the lender-approved annual budget, make deposits into the rollover and capital expenditures reserves, and pay lender approved extraordinary expenses, with any remainder to be deposited into a cash collateral account to be held as additional collateral for the 180 Water Whole Loan during the continuance of such Cash Sweep Period (provided that upon request of the borrower, the lender is required to release funds in such account to pay taxes, insurance and operating expenses set forth in the annual budget, and tenant improvements and leasing commissions approved by the lender).

A “Cash Sweep Period” means each period from (i) the occurrence of either (A) an event of default, (B) the commencement of a Low DSCR Period (as defined below), (C) a failure to deliver the financial statements as required under the 180 Water Whole Loan documents, (D) if the property manager is an affiliate of the borrower or the guarantor and is subject to certain bankruptcy or insolvency events or (E) if the borrower or non-recourse carveout guarantors are subject to certain bankruptcy or insolvency events, and (ii) will terminate, in each case provided no other Cash Sweep Period is then continuing; (A) with respect to a Cash Sweep Period triggered by an event of default, if the lender has accepted in writing a cure of such event of default (in its sole and absolute discretion); (B) with respect to a Low DSCR Period, the Low DSCR Period has ended pursuant to the terms of the 180 Water Whole Loan documents, (C) with respect to a failure to deliver financial statements, such failure is cured within the applicable notice and cure period pursuant to the 180 Water Whole Loan documents, (D) with respect to a Cash Sweep Period due to clause (i)(D), if the property manager is replaced with a non-affiliated manager reasonably approved by the lender, and (E) with respect to a Cash Sweep Event triggered due to clause (i)(E), if such Cash Sweep Event is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower, upon either (x) the same being discharged or dismissed within 90 days of such filing or (y) (1) an approved supplemental guarantor is approved by the lender and the lender receives a rating agency confirmation with respect to such person, (2) the borrower delivers to the lender a joinder to each of the guaranty and the environmental indemnity, executed by such approved supplemental guarantor whereby such approved supplemental guarantor will be liable (on joint and several basis with all other guarantors) for any and all “Guaranteed Obligations” then existing or thereafter arising under the guaranty and any and all obligations then existing or thereafter arising under the environmental indemnity and (3) such approved supplemental guarantor, independent of any then existing guarantor(s), satisfies certain guarantor financial covenants.

A “Low DSCR Period” means each period that (I) commences if the debt service coverage ratio of the 180 Water Whole Loan is less than 1.10x as of any calculation date, and (II) ends if the 180 Water Property has achieved a debt service coverage ratio of at least 1.10x for two consecutive calculation dates.

Current Mezzanine or Secured Subordinate Indebtedness. As of the origination date, a $100,000,000 mezzanine loan secured by equity interests in the borrower was outstanding and in maturity default. An affiliate of the borrower (the “New Mezzanine Holder”) acquired the existing mezzanine loan at a 19.8% discount, paying $80.2 million for the $100.0 million existing mezzanine loan on or prior to the closing of the 180 Water Whole Loan. Accordingly, both the mezzanine borrower and the mezzanine lender are under common control with the borrower. Simultaneously with its acquisition of the mezzanine loan, the New Mezzanine Holder entered into an amendment to the mezzanine loan documents with the mezzanine loan borrower to, among other things, extend the term of the mezzanine loan by approximately 15 years, and also entered into a subordination and standstill agreement with the lender under the 180 Water Whole Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

180 Water Holdco JV LLC (the “Holdco”) is a preferred equity joint venture between SVP 180 Water Preferred Investor LLC, an affiliate of Strategic Value Partners (the “Holdco Preferred Equity Holder”) and 180 Water Investors LLC. Holdco indirectly owns 49% of the borrower and directly owns 100% of the New Mezzanine Holder. The Holdco Preferred Equity Holder and the lender entered into a preferred equity recognition agreement at origination of the 180 Water Whole Loan.

The Holdco Preferred Equity Holder made a $50,000,000 preferred equity investment in Holdco (the “Preferred Equity Investment”), on which it is entitled to receive a preferred rate of 16.0% per annum, compounded annually. To the extent there is sufficient cash flow and no preferred equity trigger event is continuing, 6.0% of the 16.0% preferred rate will be paid monthly. From July 2028 until June 2029, the current pay amount will increase to 7.0% and from and after July 2029, the current pay amount will increase to 8.0%. In the event that there is insufficient cash flow, the current pay amount will accrue and will be added to the Preferred Equity Investment. After a preferred equity trigger event, the preferred rate will be 21.0%, compounded annually, and from and after the date that is 90 days following the mandatory redemption date, the preferred return is 25.0%, compounded annually. The “mandatory redemption date” will be August

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Multifamily – High Rise 180 Water Street New York, NY 10038	Collateral Asset Summary – Loan No. 1 180 Water	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 39.2% 2.50x 13.6%

6, 2030 or such earlier date that the Preferred Equity Investment and other amounts becomes due under the terms of the preferred equity documents. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Hospitality – Various Various Various	Collateral Asset Summary – Loan No. 2 Pacifica Hotel Portfolio (4-Pack)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.2% 1.76x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Hospitality – Various Various Various	Collateral Asset Summary – Loan No. 2 Pacifica Hotel Portfolio (4-Pack)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.2% 1.76x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Hospitality – Various Various Various	Collateral Asset Summary – Loan No. 2 Pacifica Hotel Portfolio (4-Pack)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.2% 1.76x 14.3%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Hospitality - Various
Borrower Sponsor(s):	Invest West Financial Corporation	Collateral:	Fee
Borrower(s):	Blue Sea Lodge, LLC, Venice Inn, LLC, Sandcastle Inn, LLC and Marina Express, LLC	Location(3):	Various, CA
Original Balance(1):	$60,000,000	Year Built / Renovated(3):	Various / Various
Cut-off Date Balance(1):	$60,000,000	Property Management:	Pacifica Hotel Management, LLC
% by Initial UPB:	9.5%	Size:	312 Rooms
Interest Rate:	7.21500%	Appraised Value / Per Room:	$124,800,000 / $400,000
Note Date:	August 6, 2025	Appraisal Date:	Various
Original Term:	60 months	Occupancy:	73.8% (as of June 30, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	73.8%
Original Amortization:	NAP	Underwritten NOI:	$10,185,098
Interest Only Period:	60 months	Underwritten NCF:	$9,178,723
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2030	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$10,214,025 (TTM June 30, 2025)
Additional Debt Balance(1):	$11,420,000	2024 NOI:	$10,009,875
Call Protection:	L(24),YM1(29),O(7)	2023 NOI:	$9,571,732
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$12,322,817

Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$228,910
Taxes:	$26,230	$5,246	NAP	Maturity Date Loan / Room:	$228,910
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	57.2%
Replacement Reserves:	$0	$83,865	NAP	Maturity Date LTV:	57.2%
PIP Reserve:	$0	Springing	NAP	UW NOI DY:	14.3%
				UW NCF DSCR:	1.76x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$71,420,000	100.0%	Loan Payoff	$70,056,901	98.1%
			Closing Costs	865,133	1.2%
			Principal Equity Distribution	471,736	0.7%
			Upfront Reserves	26,230	0.0%
Total Sources	$71,420,000	100.0%	Total Uses	$71,420,000	100.0%
(1)	The Pacifica Hotel Portfolio (4-Pack) Mortgage Loan (as defined below) is part of the Pacifica Hotel Portfolio (4-Pack) Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $71,420,000. Financial Information presented in the chart above is based on the Pacifica Hotel Portfolio (4-Pack) Whole Loan.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	See “Portfolio Summary” below.

The Loan. The second largest mortgage loan (the “Pacifica Hotel Portfolio (4-Pack) Mortgage Loan”) is part of a whole loan (the “Pacifica Hotel Portfolio (4-Pack) Whole Loan”) evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $71,420,000. The Pacifica Hotel Portfolio (4-Pack) Whole Loan is secured by the borrowers’ fee interests in a portfolio of four hospitality properties located in San Diego, California (the “Wayfarer San Diego Property”), Pismo Beach, California (the “Sandcastle Inn Property”), and Venice, California (the “Inn at Venice Beach Property” and the “Kinney Venice Beach Property”, and, collectively with the Wayfarer San Diego Property and the Sandcastle Inn Property, the “Pacifica Hotel Portfolio (4-Pack) Properties”). The Pacifica Hotel Portfolio (4-Pack) Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $60,000,000. The Pacifica Hotel Portfolio (4-Pack) Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”).

The relationship between the holders of the Pacifica Hotel Portfolio (4-Pack) Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Pacifica Hotel Portfolio (4-Pack) Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V17 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Hospitality – Various Various Various	Collateral Asset Summary – Loan No. 2 Pacifica Hotel Portfolio (4-Pack)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.2% 1.76x 14.3%

The table below identifies the promissory notes that comprise the Pacifica Hotel Portfolio (4-Pack) Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2025-V17	Yes
A-2(1)	$11,420,000	$11,420,000	GSBI	No
Total	$71,420,000	$71,420,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The Pacifica Hotel Portfolio (4-Pack) consists of two limited service and two select service boutique hotels located across the Pismo Beach, San Diego, and Venice Beach markets within the greater Southern California region. Each of the Pacifica Hotel Portfolio (4-Pack) Properties is located on or within a short distance of the beachfront, driving consistent leisure demand. Each hotel is unflagged though each of the Pacifica Hotel Portfolio (4-Pack) Properties benefits from the “Pacifica Perks Loyalty Program”, which promotes connectivity and increases customer retention through an emailable guest list of over 545,000 individuals.

Portfolio Summary(1)
Property	Rooms(2)	Address	City	Year Built	Year Renovated	Allocated Whole Loan Amount
Wayfarer San Diego	126	707 Pacific Beach Drive	San Diego	1980	2014, 2022	$38,600,000
Sandcastle Inn	75	100 Stimson Avenue	Pismo Beach	1986, 1999	2011, 2012	$22,150,000
Kinney Venice Beach	68	737 Washington Boulevard	Venice	1992	2011	$5,750,000
Inn at Venice Beach	43	327 Washington Boulevard	Venice	1957	2012	$4,920,000
Total	312					$71,420,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll.

The Wayfarer San Diego Property was delivered in 1980 and is a beachfront property, located on the border of both Pacific Beach and Mission Beach in San Diego, California. The Wayfarer San Diego Property totals 126 keys and includes two buildings: the main building which houses the front desk, Zephyr Café, and 24 rooms, the North and South buildings which contain a total of 97 guestrooms, and the middle tower connecting the North and South Towers which contains five guestrooms. The Wayfarer San Diego Property also features surface and subterranean parking totaling 138 spaces which is a prime amenity for beachfront properties.

The Sandcastle Inn Property was delivered in 1986 and 1999 and is located on the beachfront in Pismo Beach, California. The Sandcastle Inn Property is 0.25 miles West of U.S. Highway 101 and less than 0.25 miles from the Pismo Beach Pier. Totaling 75 keys, the Sandcastle Inn Property is three stories featuring one food and beverage outlet and a third-floor outdoor patio overlooking the Pacific Ocean. The Sandcastle Inn Property has 75 parking spaces on-site.

The Kinney Venice Beach Property was delivered in 1992 and is located on Washington Boulevard in the Venice neighborhood of Los Angeles County, California. The Kinney Venice Beach Property benefits from its proximity to the Abbot Kinney retail district which is located approximately 1.5 blocks away. The Kinney Venice Beach Property totals 68 keys and comprises a single, three-story building featuring a courtyard and several landscaped alcoves providing the hallways with natural light. The Kinney Venice Beach Property features 61 covered parking spaces.

The Inn at Venice Beach Property was delivered in 1957 and is located on Washington Boulevard in the Venice neighborhood of Los Angeles County California. Washington Boulevard is a major transportation artery that feeds into the San Diego Freeway approximately 3.5 miles to the East of the Hotel, while Venice Beach is located two blocks to the West of the Inn at Venice Beach Property. The Inn at Venice Beach Property totals 43 keys and comprises a single building with a central courtyard providing natural light to the interior guestrooms. The Inn at Venice Beach Property features 34 subterranean/covered parking spaces.

The following table presents certain information relating to the 2024 demand analysis with respect to the Pacifica Hotel Portfolio (4-Pack) Properties based on market segmentation, as provided in the appraisals for the Pacifica Hotel Portfolio (4-Pack) Properties:

Demand Segmentation(1)
Property	Rooms	Transient	Meeting & Group
Wayfarer San Diego	126	95%	5%
Sandcastle Inn	75	95%	5%
Kinney Venice Beach	68	90%	10%
Inn at Venice Beach	43	90%	10%
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Hospitality – Various Various Various	Collateral Asset Summary – Loan No. 2 Pacifica Hotel Portfolio (4-Pack)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.2% 1.76x 14.3%

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Wayfarer San Diego Property and competitive properties:

Occupancy, ADR, RevPAR(1)(2)
Property	Room Count	Occupancy	ADR	RevPAR	Occupancy Penetration	ADR Penetration	RevPAR Penetration
Wayfarer San Diego	126(3)	65.8%	$324.36	$213.29	93.6%	95.9%	89.3%
Ocean Park Inn	72	75 – 80%	$300 - 325	$240 - 250	110 – 120%	NAV	100 – 110%
Pacific Terrace Hotel	73	75 – 80%	$375 - 400	$300 - 325	110 – 120%	NAV	120 – 130%
Tower 23	44	75 – 80%	$375 - 400	$300 - 325	110 – 120%	NAV	120 – 130%
Total / Wtd. Avg.	626	70.3%	$340.00	$238.97	100.0%		100.0%
(1)	Source: Appraisal.
(2)	Based on 2024 estimated figures.
(3)	Based on the underwritten rent roll.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Sandcastle Inn Property and competitive properties:

Occupancy, ADR, RevPAR(1)(2)
Property	Room Count	Occupancy	ADR	RevPAR	Occupancy Penetration	ADR Penetration	RevPAR Penetration
Sandcastle Inn	75(3)	78.1%	$277.71	$216.98	112.10%	104.7%	118.10%
Sea Venture Hotel	51	65 – 70%	$300 - 325	$210 – 220	100 – 110%	NAV	110 – 120%
SeaCrest Resort Pismo Beach	158	65 – 70%	$270 - 280	$180 – 190	95 – 100%	NAV	100 – 110%
Shore Cliff Hotel	77	70 – 75%	$230 - 240	$160 – 170	100 – 110%	NAV	85 – 90%
Pismo Lighthouse Suites	70	65 – 70%	$300 - 325	$220 – 230	100 – 110%	NAV	120 – 130%
Inn at the Cove Pismo Beach	52	65 – 70%	$290 - 300	$200 – 210	100 – 110%	NAV	110 – 120%
Cottage Inn by the Sea	80	65 – 70%	$220 - 230	$150 – 160	95 – 100%	NAV	80 – 85%
Tides Oceanview Inn & Cottages	25	60 – 65%	$170 - 180	$110 – 115	90 – 95%	NAV	55 – 60%
Spyglass Inn	82	65 – 70%	$220 - 230	$150 – 160	90 – 95%	NAV	80 – 85%
Edgewater Inn & Suites	99	65 – 70%	$150 - 160	$105 – 110	95 – 100%	NAV	55 – 60%
Total / Wtd. Avg.	769	69.7%	$263.75	$183.78	100.0%		100.0%
(1)	Source: Appraisal.
(2)	Based on 2024 estimated figures.
(3)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Hospitality – Various Various Various	Collateral Asset Summary – Loan No. 2 Pacifica Hotel Portfolio (4-Pack)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.2% 1.76x 14.3%

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Kinney Venice Beach Property and competitive properties:

Occupancy, ADR, RevPAR(1)(2)
Property	Room Count(3)	Occupancy	ADR	RevPAR	Occupancy Penetration	ADR Penetration	RevPAR Penetration
Kinney Venice Beach	68	74.7%	$214.10	$159.95	95.2%	85.9%	81.7%
Hilton Garden Inn Marina Del Rey	136	85 – 90%	$230 - 240	$200 - 210	110 – 120%	NAV	100 – 110%
Hotel Erwin Venice Beach	120	65 – 70%	$300 - 325	$210 - 220	85 – 90%	NAV	100 – 110%
Inn at Venice Beach	43	75 – 80%	$210 - 220	$170 - 180	100 – 110%	NAV	85 – 90%
Jamaica Bay Inn Marina Del Rey, Tapestry Collection by Hilton	111	75 – 80%	$240 - 250	$190 - 200	95 – 100%	NAV	95 – 100%
Venice V Hotel	35	75 – 80%	$280 - 290	$210 - 220	95 – 100%	NAV	110 – 120%
Total / Wtd. Avg.	513	78.5%	$249.35	$195.77	100.0%		100.0%
(1)	Source: Appraisal.
(2)	Based on 2024 estimated figures.
(3)	Based on the underwritten rent roll.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Inn at Venice Beach Property and competitive properties:

Occupancy, ADR, RevPAR(1)(2)
Property	Room Count(3)	Occupancy	ADR	RevPAR	Occupancy Penetration	ADR Penetration	RevPAR Penetration
Inn at Venice Beach	43	80.0%	$217.54	$174.12	101.9%	87.3%	88.9%
Hilton Garden Inn Marina Del Rey	136	85 – 90%	$230 - 240	$200 - 210	110 – 120%	NAV	100 – 110%
Hotel Erwin Venice Beach	120	65 – 70%	$300 - 325	$210 - 220	85 – 90%	NAV	100 – 110%
Kinney Venice Beach	68	70 – 75%	$210 - 220	$150 - 160	90 – 95%	NAV	80 – 85%
Jamaica Bay Inn Marina Del Rey, Tapestry Collection by Hilton	111	75 – 80%	$240 - 250	$190 - 200	95 – 100%	NAV	95 – 100%
Venice V Hotel	35	75 – 80%	$280 - 290	$210 - 220	95 – 100%	NAV	110 – 120%
Total / Wtd. Avg.	513	78.5%	$249.39	$195.81	100.0%		100.0%
(1)	Source: Appraisal.
(2)	Based on 2024 estimated figures.
(3)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Hospitality – Various Various Various	Collateral Asset Summary – Loan No. 2 Pacifica Hotel Portfolio (4-Pack)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.2% 1.76x 14.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Pacifica Hotel Portfolio (4-Pack) Properties:

Cash Flow Analysis
	2019	2020	2021	2022	2023	2024	TTM June 30, 2025	U/W	U/W Per Room(1)
Occupancy (%)	74.6%	45.7%	62.8%	72.6%	71.9%	72.5%	73.8%	73.8%
ADR	$235.13	$218.25	$267.13	$282.32	$268.70	$271.37	$269.40	$269.40
RevPAR	$175.30	$99.70	$167.78	$205.01	$193.15	$196.62	$198.93	$198.93

Rooms Revenue	$19,963,462	$11,384,758	$19,107,128	$23,346,243	$21,995,716	$22,452,131	$22,654,606	$22,654,606	$72,611
Food and Beverage Revenue	469,602	330,717	484,756	574,882	595,429	669,215	705,714	705,714	2,262
Other Departmental Revenue(2)	1,189,514	646,532	1,125,038	1,221,155	1,406,726	1,646,955	1,726,056	1,726,056	5,532
Miscellaneous Income	0	0	0	27,147	57,511	84,584	72,999	72,999	234
Total Operating Revenue	$21,622,578	$12,362,006	$20,716,922	$25,169,427	$24,055,382	$24,852,885	$25,159,375	$25,159,375	$80,639

Rooms Expense	$4,276,172	$2,966,860	$4,064,163	$5,022,893	$5,813,913	$6,114,053	$6,171,380	$6,171,380	$19,780
Food and Beverage Expense	469,627	285,430	390,330	465,343	539,460	619,670	633,227	633,227	2,030
Other Departmental Expenses(3)	458,165	206,098	191,174	89,056	102,666	121,256	110,377	110,377	354
Total Departmental Expenses	$5,203,964	$3,458,388	$4,645,667	$5,577,292	$6,456,039	$6,854,979	$6,914,984	$6,914,984	$22,163

Total Departmental Profit	$16,418,614	$8,903,618	$16,071,255	$19,592,135	$17,599,343	$17,997,906	$18,244,391	$18,244,391	$58,476

Administrative and General	$2,304,351	$1,786,323	$2,072,883	$2,490,771	$2,585,824	$2,518,559	$2,480,297	$2,480,297	$7,950
Information and Telecommunications Systems	0	0	0	435,971	463,638	475,408	471,912	471,912	1,513
Sales and Marketing	599,562	434,794	664,303	847,974	1,132,622	1,159,499	1,135,633	1,135,633	3,640
Property Operation and Maintenance	774,235	561,496	699,777	1,063,410	1,055,067	1,183,717	1,195,494	1,195,494	3,832
Utilities	510,791	414,936	540,000	647,662	700,276	677,791	729,125	729,125	2,337
Total Undistributed Expenses	$4,188,940	$3,197,549	$3,976,964	$5,485,788	$5,937,427	$6,014,974	$6,012,461	$6,012,461	$19,271

Management Fee(4)	$648,677	$370,860	$621,508	$755,083	$721,661	$745,587	$754,781	$754,781	$2,419
Property and Other Taxes	496,771	493,709	508,324	505,264	519,407	518,791	538,857	836,442	2,681
Insurance	251,703	277,210	329,340	393,051	577,296	616,118	606,759	338,101	1,084
Other Non-Operating Expenses(5)	0	0	950	130,132	271,820	92,561	117,508	117,508	377
Net Operating Income	$10,832,522	$4,564,290	$10,634,170	$12,322,817	$9,571,732	$10,009,875	$10,214,025	$10,185,098	$32,645

FF&E	$864,903	$494,480	$828,677	$1,006,777	$962,215	$994,115	$1,006,375	$1,006,375	$3,226
Net Cash Flow	$9,967,619	$4,069,810	$9,805,493	$11,316,040	$8,609,516	$9,015,760	$9,207,650	$9,178,723	$29,419

NOI Debt Yield(6)	15.2%	6.4%	14.9%	17.3%	13.4%	14.0%	14.3%	14.3%
NCF DSCR(6)	1.91x	0.78x	1.88x	2.17x	1.65x	1.73x	1.76x	1.76x
(1)	U/W Per Room values are based on 312 rooms.
(2)	Other Departmental Revenue reflects actual Other Departmental Revenue for the twelve-month period ending June 2025.
(3)	Other Departmental Expenses reflects actual Other Departmental Expense for the twelve-month period ending June 2025.
(4)	Management Fee reflects 3.0% of total operating revenue.
(5)	Other Non-Operating Expenses reflects actual Other Hotel Operating Expenses for the twelve-month period ending June 2025.
(6)	NCF DSCR and NOI Debt Yield are based on the Pacifica Hotel Portfolio (4-Pack) Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Hospitality – Various Various Various	Collateral Asset Summary – Loan No. 2 Pacifica Hotel Portfolio (4-Pack)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.2% 1.76x 14.3%

Appraisals. According to the appraisals, the Pacifica Hotel Portfolio (4-Pack) Properties have an aggregate “as-is” appraised value of $124,800,000 as of various dates between June 17, 2025 and June 24, 2025.

Property	Appraised Value(1)	Capitalization Rate(1)(2)
Wayfarer San Diego	$63,800,000	6.20%
Sandcastle Inn	36,800,000	5.40%
Kinney Venice Beach	14,500,000	6.40%
Inn at Venice Beach	9,700,000	6.90%
Total / Wtd. Avg.	$124,800,000	6.04%
(1)	Source: Appraisals.
(2)	Represents a weighted average capitalization rate of each of the Pacifica Hotel Portfolio (4-Pack) Properties.

Environmental Matters. According to the Phase I environmental site assessments, dated June 30, 2025 and July 2, 2025, there are no recognized environmental conditions or recommendations for further action at the Pacifica Hotel Portfolio (4-Pack) Properties.

The Market. The Wayfarer San Diego Property is located in the Sea World/Old Town/Airport submarket. As of September 2025, submarket occupancy is 85.2% and ADR is $262.61.

The Sandcastle Inn Property is located in the San Luis Obispo/Paso Robles submarket. As of September 2025, submarket occupancy is 78.3% and ADR is $223.33.

The Kinney Venice Beach Property is located in the Santa Monica/Marina Del Rey submarket. As of September 2025, submarket occupancy is 77.8% and ADR is $320.49.

The Inn at Venice Beach Property is located in the Santa Monica/Marina Del Rey submarket. As of September 2025, submarket occupancy is 77.8% and ADR is $320.49.

The Borrowers and the Borrower Sponsor. The borrowers are Blue Sea Lodge, LLC, Venice Inn, LLC, Sandcastle Inn, LLC and Marina Express, LLC, each a Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Pacifica Hotel Portfolio (4-Pack) Whole Loan. The borrower sponsor and non-recourse carveout guarantor under the Pacifica Hotel Portfolio (4-Pack) Whole Loan is Invest West Financial Corporation. Each borrower has two independent directors.

Property Management. The Pacifica Hotel Portfolio (4-Pack) Properties are managed by Pacifica Hotel Management, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At loan origination, the borrowers were required to deposit approximately $26,230 into a tax reserve.

Tax Reserve - On each payment date, the borrowers are required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $5,246).

Insurance Reserve - On each payment date, the borrowers are required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period for policies required to be maintained by the borrowers under the Pacifica Hotel Portfolio (4-Pack) Whole Loan documents; provided, however, such insurance reserve can be conditionally waived so long as (i) no event of default is continuing, (ii) the borrowers maintain a blanket policy meeting the requirements of the Pacifica Hotel Portfolio (4-Pack) Whole Loan documents or the borrowers are paying the applicable premiums through a premium financing agreement and (iii) the borrowers provide timely evidence of the payment of the applicable premiums. As of loan origination, the premiums are being paid through a premium financing agreement.

FF&E Reserve - The borrowers are required to fund a reserve for capital expenditures, including furniture, fixtures and equipment, in an amount equal to (i) approximately $83,865 for the payment dates which occur in September 2025 through August 2026, and (ii) thereafter a consistent monthly amount for the payment dates in September through August of the following calendar year equal to the greater of (a) the monthly amount required to be reserved pursuant to any franchise agreement for the replacement of FF&E or (b) 1/12th of 4% of the operating income of the Pacifica Hotel Portfolio (4-Pack) Properties (which have not been subject to a partial release, as described in “Release of Collateral” below) for the previous 12 month period, which consistent monthly payment for each 12 month period as described immediately above will be as determined on the anniversary of the last day of the calendar month in which the origination date occurs.

PIP Reserve - To the extent there are any outstanding property improvement plan (“PIP”) requirements for any Pacifica Hotel Portfolio (4-Pack) Properties, the borrowers are required to deposit the applicable PIP Deposit Amount (as defined below) (or an additional amount which, when combined with any other amounts then on deposit in the PIP reserve, is equal to the PIP Deposit Amount) within 10 business days after the PIP requirements are identified and a budget related thereto is agreed to by the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Hospitality – Various Various Various	Collateral Asset Summary – Loan No. 2 Pacifica Hotel Portfolio (4-Pack)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.2% 1.76x 14.3%

“PIP Deposit Amount” means 110% of the estimated cost to complete any PIP requirements as reasonably approved by the lender.

Lockbox and Cash Management. The Pacifica Hotel Portfolio (4-Pack) Whole Loan is structured with a hard lockbox and springing cash management. Upon the commencement of an initial Pacifica Hotel Portfolio (4-Pack) Trigger Period (as defined below) or either of the two immediately subsequent Pacifica Hotel Portfolio (4-Pack) Trigger Periods, the borrowers will be required to establish a lender-controlled lockbox account into which cash revenues from the Pacifica Hotel Portfolio (4-Pack) Properties will be deposited. Following establishment of a lender-controlled lockbox account in accordance with the terms of the Pacifica Hotel Portfolio (4-Pack) Whole Loan documents, (i) the lender may deliver notices prepared by the borrowers to each applicable credit card company or credit card clearing bank directing them to remit all payments to a lender-controlled lockbox account and (ii) the borrowers are required to cause all cash revenues relating to the Pacifica Hotel Portfolio (4-Pack) Properties and all other money received by the borrowers or the property manager with respect to the Pacifica Hotel Portfolio (4-Pack) Properties (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account at least once a week following the borrowers’ or property manager’s receipt thereof. Upon the termination of the first and second Pacifica Hotel Portfolio (4-Pack) Trigger Periods and to the extent there is no continuing event of default, the lockbox account may be closed and any funds redirected to the borrowers’ operating account within 10 business days after such termination; provided that upon the occurrence of the third Pacifica Hotel Portfolio (4-Pack) Trigger Period or any subsequent Pacifica Hotel Portfolio (4-Pack) Trigger Period, the lockbox account will be required to remain open and active until payment in full of the Pacifica Hotel Portfolio (4-Pack) Whole Loan.

During the continuance of a Pacifica Hotel Portfolio (4-Pack) Trigger Period (or an event of default under the Pacifica Hotel Portfolio (4-Pack) Whole Loan at the lender’s election), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Pacifica Hotel Portfolio (4-Pack) Whole Loan.

A “Pacifica Hotel Portfolio (4-Pack) Trigger Period” means any of the following: (a) each period that commences when the debt service coverage ratio (“DSCR”), determined as of the first day of any fiscal quarter, is less than 1.25x (each, a "DSCR Trigger Event") and the borrowers have not timely made a cash deposit into the excess cash flow account or delivered a letter of credit to the lender, in each case, as described in the Pacifica Hotel Portfolio (4-Pack) Whole Loan documents and concludes upon the earlier to occur of (y) the DSCR, determined as of the first day of each of two consecutive fiscal quarters thereafter, is greater than 1.25x or (z) an appropriate deposit of cash is made to the excess cash flow account or a letter of credit is deposited with the lender as permitted in accordance with the Pacifica Hotel Portfolio (4-Pack) Whole Loan documents; (b) if the financial reports required under the Pacifica Hotel Portfolio (4-Pack) Whole Loan are not delivered to the lender as and when required under the Pacifica Hotel Portfolio (4-Pack) Whole Loan documents (subject, in any event to the notice and cure period specified in the Pacifica Hotel Portfolio (4-Pack) Whole Loan documents), a Pacifica Hotel Portfolio (4-Pack) Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Pacifica Hotel Portfolio (4-Pack) Trigger Period is ongoing; and (c) any period from (i) the borrowers’ failure to timely deposit the PIP Deposit Amount in accordance with the Pacifica Hotel Portfolio (4-Pack) Whole Loan documents to (ii) the earlier of (A) the date of the delivery to the lender of evidence satisfactory to the lender in its reasonable discretion confirming that the PIP requirements have been completed to the satisfaction of the franchisor or the replacement franchisor, as applicable, and the completed PIP requirements satisfy the then-current brand standards or (B) the balance in the PIP reserve is equal to the PIP Deposit Amount.

Current Mezzanine and Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

Release of Collateral. At any time after September 5, 2027, the borrowers may obtain the release of one or more individual Pacifica Hotel Portfolio (4-Pack) Properties from the lien of the Pacifica Hotel Portfolio (4-Pack) Whole Loan upon satisfaction of the terms and conditions set forth in the Pacifica Hotel Portfolio (4-Pack) Whole Loan documents, including, among other things: (i) the prepayment of a release price equal to the greater of (a) 115% of the Allocated Loan Amount (as defined below) of such Pacifica Hotel Portfolio (4-Pack) Property being released and (b) 85% of the net sales proceeds attributable to such Pacifica Hotel Portfolio (4-Pack) Property being released, together with any yield maintenance premium; (ii) after giving effect to such release, (x) the debt yield for the remaining Pacifica Hotel Portfolio (4-Pack) Properties is equal to the greater of (a) 12.85% and (b) the debt yield immediately prior to release and (y) the DSCR for the remaining Pacifica Hotel Portfolio (4-Pack) Properties is equal to the greater of (a) 1.76x and (b) the DSCR immediately prior to release; (iii) no partial release is permitted whereby the sole individual Pacifica Hotel Portfolio (4-Pack) Property which remains as collateral for the Pacifica Hotel Portfolio (4-Pack) Whole Loan is the Inn at Venice Beach Property; and (iv) compliance with REMIC related conditions.

“Allocated Loan Amount” means (i) with respect to the Wayfarer San Diego Property, $38,600,000, (ii) with respect to the Sandcastle Inn Property, $22,150,000, (iii) with respect to the Inn at Venice Beach Property, $4,920,000, and (iv) with respect to the Kinney Venice Beach Property, $5,750,000.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Office – Suburban Various Warren, NJ 07059	Collateral Asset Summary – Loan No. 3 Warren Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.5% 1.44x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Office – Suburban Various Warren, NJ 07059	Collateral Asset Summary – Loan No. 3 Warren Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.5% 1.44x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Office – Suburban Various Warren, NJ 07059	Collateral Asset Summary – Loan No. 3 Warren Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.5% 1.44x 11.4%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – Suburban
Borrower Sponsor(s):	David B. Rubenstein	Collateral:	Fee
Borrower(s):	Warren CC Acquisitions, LLC	Location:	Warren, NJ
Original Balance(1):	$60,000,000	Year Built / Renovated:	1996 / 2024-2025
Cut-off Date Balance(1):	$60,000,000	Property Management:	Vision Management, LLC
% by Initial UPB:	9.5%	Size:	518,260 SF
Interest Rate:	7.76500%	Appraised Value / Per SF(5):	$160,100,000 / $309
Note Date:	June 20, 2025	Appraisal Date:	May 1, 2027
Original Term:	60 months	Occupancy:	95.1% (as of August 1, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	96.4%
Original Amortization:	NAP	Underwritten NOI:	$11,410,346
Interest Only Period:	60 months	Underwritten NCF:	$11,306,694
First Payment Date:	August 6, 2025
Maturity Date:	July 6, 2030	Historical NOI(6)
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	NAV
Additional Debt Balance(1):	$40,000,000	2024 NOI:	NAV
Call Protection(2):	YM1(26),DorYM1(29),O(5)	2023 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	NAV

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$193
Taxes:	$138,469	$46,156	NAP	Maturity Date Loan / SF:	$193
Insurance:	$0	Springing	NAP	Cut-off Date LTV(5):	62.5%
Replacement Reserves:	$0	$8,638	NAP	Maturity Date LTV(5):	62.5%
TI / LC:	$1,425,320	$0	NAP	UW NOI DY:	11.4%
Other Reserve(4):	$12,635,182	$0	NAP	UW NCF DSCR:	1.44x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$100,000,000	100.0%	Loan Payoff(7)	$83,096,796	83.1%
			Reserves	14,198,971	14.2
			Closing Costs	2,075,960	2.1
			Principal Equity Distribution	628,273	0.6
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%
(1)	The Warren Corporate Center Mortgage Loan (as defined below) is part of the Warren Corporate Center Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Financial Information in the chart above is based on the Warren Corporate Center Whole Loan. See “—The Loan” below.
(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date on August 6, 2025. Defeasance of the Warren Corporate Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Warren Corporate Center Whole Loan to be securitized and (ii) June 20, 2028 (the “Defeasance Lockout Expiration Date”). In addition, voluntary prepayment of the Warren Corporate Center Whole Loan is permitted in whole (but not in part) at any time, together with payment of a prepayment fee equal to the greater of the yield maintenance amount and 1% of the unpaid principal balance, if such voluntary prepayment occurs prior to the monthly payment date in March 2030. The assumed defeasance lockout period of 26 payments is based on the expected Benchmark 2025-V17 securitization trust closing date in September 2025. The actual lockout period may be longer.
(3)	Please see “—Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Other Reserve consists of (i) $4,401,644 for a rent replication reserve, (ii) $8,220,506.41 for a MetLife (as defined below) and Regeneron (as defined below) landlord construction work reserve, and (iii) $13,031 for required repairs.
(5)	The Appraised Value set forth above is the Prospective As Complete and As Stabilized value of the Warren Corporate Center Property (as defined below) as of May 1, 2027, and assumes rent for the tenant Regeneron has commenced and its space is built out. The appraisal also provided an “As Is” appraised value of the Warren Corporate Center Property of $140,300,000, which results in an Appraised Value/Per SF of $270.71, and a Cut-off Date LTV and Maturity Date LTV of 71.3% each. The appraisal also provided a Hypothetical Go Dark Value of the Warren Corporate Center Property of $66,100,000, which would result in an Appraised Value/Per SF of $127.54, and a Cut-off Date LTV and Maturity Date LTV of 151.3% each.
(6)	Historical financial information is not presented as the Warren Corporate Center Property was vacant during the historical time period and therefore does not represent the current leasing of the Warren Corporate Center Property. The Warren Corporate Center Property was renovated in 2025 and subsequently leased up.
(7)	The Warren Corporate Center Property was previously securitized within the RIAL 2022-FL8 collateralized loan obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Office – Suburban Various Warren, NJ 07059	Collateral Asset Summary – Loan No. 3 Warren Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.5% 1.44x 11.4%

The Loan. The third largest mortgage loan (the “Warren Corporate Center Mortgage Loan”) is part of a whole loan (the “Warren Corporate Center Whole Loan”) evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The Warren Corporate Center Whole Loan is secured by the borrower’s fee simple interest in Warren Corporate Center, a 518,260 square foot office complex located in Warren, New Jersey. The Warren Corporate Center Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $60,000,000. The Warren Corporate Center Whole Loan was originated by DBR Investments Co. Limited (“DBRI”).

The relationship between the holders of the Warren Corporate Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Warren Corporate Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V17 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Warren Corporate Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2025-V17	Yes
A-2(1)	$20,000,000	$20,000,000	DBRI	No
A-3(1)	$10,000,000	$10,000,000	DBRI	No
A-4(1)	$5,000,000	$5,000,000	DBRI	No
A-5(1)	$5,000,000	$5,000,000	DBRI	No
Total	$100,000,000	$100,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. Warren Corporate Center is a 518,260 SF, three-building, office complex in Warren, New Jersey (the “Warren Corporate Center Property”). The collateral includes 3 office buildings (Building 300, Building 400, and Building 500), two parking garages and the right to use an amenity center that sit within a broader 170-acre five-building campus that was originally constructed in 1996. The Warren Corporate Center Property is 95.1% leased as of August 1, 2025 with recently executed long-term leases. The Warren Corporate Center Property is situated off Interstate-78, in an area that is popular for life sciences tenants, with a strong technology and pharmaceutical presence. It is less than a one-hour drive to New York City and less than a two-hour drive to Philadelphia. The three major tenants occupying the Warren Corporate Center Property are publicly traded companies, MetLife, PTC Therapeutics, and Regeneron. The borrower sponsor recently invested approximately $11.9 million into the construction of the 20,000 square foot shared amenity center. The space includes an indoor cafeteria, fitness center, indoor basketball court, and conference space. Surrounding the campus are pedestrian and bicycle connections encircling a pond with outdoor sports areas and dining spots.

Major Tenants. The three largest tenants by underwritten base rent at the Warren Corporate Center Property are MetLife, PTC Therapeutics, and Regeneron.

MetLife (180,859 SF, 34.9% of net rentable area, 35.4% of UW base rent) MetLife Insurance Company (Moody’s: A3 / S&P: A- / Fitch: A-) (“MetLife”), is one of the top global providers of insurance, annuities, asset management services, and employee benefit programs. It has approximately 100 million customers across the world. As of June 2025, MetLife reported over $620 billion in assets under management across its multitude of service lines, subsidiaries, and affiliates. MetLife recently executed a 16.5-year lease for the entirety of Building 400. MetLife’s Services and Solutions team, which focuses on employee benefit programs, annuities, and insurance, is expected to occupy Building 400. MetLife is not yet in occupancy. The term of the lease will commence upon substantial completion by the borrower of certain work set forth in the lease, which is anticipated to occur by July 2026. The lease provides for rent to commence on January 1, 2028. The space was originally leased to PTC Therapeutics, which has agreed to continue paying rent on the MetLife space until December 31, 2027. The failure of the borrower to complete the required work by a date to be agreed upon (pursuant to procedures set forth in the lease) between the borrower and MetLife will result in a daily rent credit of approximately $12,611. The borrower estimates that the costs of that portion of the required work that the borrower is responsible to pay is $4,200,000. The MetLife lease is guaranteed by MetLife, Inc. and does not provide for a specific termination right related to the borrower’s failure to complete the landlord work.

PTC Therapeutics (180,859 SF, 34.9% of net rentable area, 33.3% of UW base rent) PTC Therapeutics (“PTCT”) is a biopharmaceutical company focused on the discovery, development, and commercialization of medicines for patients with rare disorders. PTCT has nearly 1,000 employees nationally. Its portfolio pipeline includes commercial products and candidates in various stages of development, including clinical, pre-clinical and research and development.

PTCT currently leases Building 500, after recently surrendering Building 400 and consolidating its headquarters to Building 500. The tenant is operating on a 17-year lease through May 31, 2039, and utilizes the space as its new global headquarters. According to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Office – Suburban Various Warren, NJ 07059	Collateral Asset Summary – Loan No. 3 Warren Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.5% 1.44x 11.4%

borrower, the tenant does not currently have lab space at the Warren Corporate Center Property but has stated that it intends to build-out lab space at the Warren Corporate Center Property within the next few years. We cannot assure you that the tenant will build out lab space. The tenant is currently in office Tuesday through Thursday with lesser occupancy on Monday and Friday. PTCT is currently using the first and second floors of its space, but is not yet using, and has not yet built out the third and fourth floors. PTCT has a right of first offer to purchase Building 500. Pursuant to a subordination, non-disturbance and attornment agreement, the tenant agreed that such right would not apply to a foreclosure or to the first transfer of the related property by the transferee following a foreclosure or deed-in-lieu of foreclosure but would continue to apply to transfers thereafter.

The PTCT Lease provides for PTCT to continue paying for its space at Building 400 (which has been relet to MetLife) through December 31, 2027. PTCT is required to continue to pay its contractual rent for Building 400 until January 1, 2028. PTCT has provided a $10 million letter of credit (“LOC”) to the borrower, which equates to approximately 28 months of rent at its current lease rate. As of July 1, 2027, there will be a 50% reduction bringing the LOC down to $5 million (which equates to approximately 13.5 months of rent based on the lease rate as of July 2027). As of December 31, 2028, there will be a second 50% reduction bringing the LOC down to $2.5 million (which equates to approximately 6.5 months of rent at the December 2028 lease rate). The remaining $2.5 million LOC will remain through the rest of the tenant’s lease term. The LOC is covered by the general pledge of assets set forth in the mortgage; however, the lender does not have a perfected security interest in the LOC.

Regeneron (127,263 SF, 24.6% of net rentable area, 31.3% of UW base rent) Regeneron Pharmaceuticals, Inc. (Moody’s: Baa1 / S&P: BBB+) (“Regeneron”) is an American biotechnology company known for its discovery, development, manufacturing and commercializing of treating various diseases worldwide. Regeneron has developed 12 Food and Drug Administration-approved and authorized medicines. Its product portfolio includes the following brands: EYLEA, Dupixent, Praluent, Kevzata, Libtayo, ARCALYST, and ZALTRAP. Its headquarters is in Tarrytown, New York, and it has over 15,100 employees worldwide.

Regeneron occupies 127,263 square feet of space (24.4% total of net rentable area, and 81.3% of the related building that it leases, located primarily on the second, third and fourth floors) in Building 300 on a new 11-year lease, and recently took possession of its space on July 28, 2025, with rent commencing on August 1, 2026. This abated rent totals $4,401,644. The tenant recently relocated from its previous office and has been building out its space at the Warren Corporate Center Property, with the full build-out projected to be completed in early 2026. Regeneron is expected to utilize the space for its corporate offices. Regeneron is expected to relocate its global development group from Basking Ridge to this location. Regeneron will have the right to terminate its lease as of the 84th month following the rent commencement date (which permitted termination date is currently anticipated to be July 31, 2033), upon one year’s notice to the landlord and requires a termination fee. Regeneron has a right of first offer to purchase Building 300. Pursuant to a subordination, non-disturbance and attornment agreement, the tenant agreed that such right would not apply to a foreclosure but would continue to apply to transfers thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Office – Suburban Various Warren, NJ 07059	Collateral Asset Summary – Loan No. 3 Warren Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.5% 1.44x 11.4%

The following table presents certain information relating to the top tenants at the Warren Corporate Center Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Option
Top Tenants
MetLife(3)	A3/A-/A-	180,859	34.9%	$4,602,862	$25.45	35.4%	12/31/2042	N	None
PTC Therapeutics(4)	NR/NR/NR	180,859	34.9%	$4,318,913	$23.88	33.3%	5/31/2039	N	3 x 5yr
Regeneron(5)	Baa1/BBB+/NR	126,678	24.4%	$4,053,696	$32.00	31.2%	7/31/2036	Y(6)	2 x 5yr
Café Space	NR/NR/NR	3,652	0.7%	$0	$0	0.0%	MTM	N	None
Regeneron (Storage)	Baa1/BBB+/NR	585	0.1%	$9,360	$16.00	0.1%	7/31/2036	Y(6)	2 x 5yr
Subtotal/Wtd. Average		492,633	95.1%	$12,984,830	$26.36	100.0%
Other Tenants		0	0.0%	0	0	0
Occupied Collateral Total		492,633	95.1%	$12,984,830	$26.36	100.0%
Vacant Space		25,627	4.9%
Collateral Total		518,260	100.0%
(1)	Based on the underwritten rent roll as of August 1, 2025, inclusive of rent steps through June 1, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	MetLife is not yet in occupancy. The term of MetLife’s lease will commence upon substantial completion by the borrower of certain work set forth in the lease, which is anticipated to occur by July 2026. The lease provides for rent to commence on January 1, 2028. The space was originally leased to PTC Therapeutics, which has agreed to continue paying rent on the MetLife space until December 31, 2027. The failure of the borrower to complete the required work by a date to be agreed upon (pursuant to procedures set forth in the lease) between the borrower and MetLife will result in a daily rent credit of approximately $12,611. We cannot assure you that the work will be completed or the tenant will commence paying rent as expected.
(4)	PTCT has a sublease agreement dated July 29, 2024 with PTC Therapeutics US, Inc. in Building 500. The sublease agreement was created between the parent company and the commercial/sales subsidiary and was implemented as the commercial/sales entity needed a locked location within the building that was defined as its own. The sublease automatically renews on a yearly basis through December 31st and may be terminated by written notice from either party to the other party at any time on thirty days advance notice and is also terminated as a result of the termination of the direct lease. During the sublease period, the subtenant pays an annual rent in the amount of approximately $4,036 which increases annually at the rate of 3%. PTCT is currently using the first and second floors of its space, but is not yet using, and has not yet built out the third and fourth floors.
(5)	Regeneron took possession of its space as July 28, 2025, but does not have a rent commencement date until August 1, 2026. The tenant recently relocated from its previous office and has been building out its space at the Warren Corporate Center Property, with the full build-out projected to be completed in early 2026. We cannot assure you that the tenant will commence paying rent as expected.
(6)	Regeneron has a one-time option to terminate its lease as of the 84th month following its rent commencement date (which permitted termination date is currently anticipated to be July 31, 2033), upon one year’s notice to the landlord and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Warren Corporate Center Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM & 2025	3,652	0.7%	0.7%	$0	0.0%	$0.00	1
2026	0	0.0%	0.7%	$0	0.0%	$0.00	0
2027	0	0.0%	0.7%	$0	0.0%	$0.00	0
2028	0	0.0%	0.7%	$0	0.0%	$0.00	0
2029	0	0.0%	0.7%	$0	0.0%	$0.00	0
2030	0	0.0%	0.7%	$0	0.0%	$0.00	0
2031	0	0.0%	0.7%	$0	0.0%	$0.00	0
2032	0	0.0%	0.7%	$0	0.0%	$0.00	0
2033	0	0.0%	0.7%	$0	0.0%	$0.00	0
2034	0	0.0%	0.7%	$0	0.0%	$0.00	0
2035 & Thereafter	488,981	94.4%	95.1%	$12,984,830	100.0%	$26.55	4
Vacant	25,627	4.9%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	518,260	100.0%	100.0%	$12,984,830	100.0%	$26.36	5
(1)	Based on the underwritten rent roll as of August 1, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Office – Suburban Various Warren, NJ 07059	Collateral Asset Summary – Loan No. 3 Warren Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.5% 1.44x 11.4%

The following table presents certain information relating to the Underwritten Net Cash Flow at the Warren Corporate Center Property:

Cash Flow Analysis(1)
	U/W(2)	U/W Per SF
Base Rent	$12,984,830	$25.05
Credit Tenant Rent Step	$135,190	$0.26
Rent Step	$86,812	$0.17
Value of Vacant Space	$680,846	$1.31
Gross Potential Income	$13,887,679	$26.80
CAM + Other Reimbursements	$4,823,707	$9.31
Net Rental Income	$18,711,386	$36.10
(Vacancy/Abatements/ Bad Debt)	($680,846)	($1.31)
Effective Gross Income	$18,030,540	$34.79
Real Estate Taxes	1,552,787	$3.00
Insurance	$77,645	$0.15
Management Fee	$540,916	$1.04
General and Administrative	$1,319,862	$2.55
Repairs and Maintenance	$1,643,448	$3.17
Utilities	$1,485,536	$2.87
Total Expenses	$6,620,194	$12.78
Net Operating Income	11,410,346	$22.02
Capital Reserve	$103,652	$0.20
Net Cash Flow	$11,306,694	$21.82

Occupancy	95.1%
NCF DSCR(3)	1.44x
NOI Debt Yield(3)	11.4%
(1)	Historical financial information is not available because the Warren Corporate Center Property was renovated in 2025 and subsequently leased up.
(2)	Based on the underwritten rent roll as of August 1, 2025, inclusive of rent steps through June 1, 2026.
(3)	NCF DSCR and NOI Debt Yield are based on the Warren Corporate Center Whole Loan.

Appraisal. According to the appraisal, the Warren Corporate Center Property had a “Prospective As Complete and As Stabilized” appraised value of $160,100,000 as of May 1st, 2027, which assumes rent for the tenant Regeneron has commenced and its space is built out. The table below shows the appraisal’s conclusions with respect to such value.

Warren Corporate Center Appraised Value(1)
Property	Prospective As Complete and As Stabilized Appraised Value(2)	Capitalization Rate(3)
Warren Corporate Center	$160,100,000	6.75%
(1)	Source: Appraisal.
(2)	The appraisal also provided an “As Is” appraised value of the Warren Corporate Center Property of $140,300,000. The appraisal also provided a Hypothetical Go Dark Value of the Warren Corporate Center Property of $66,100,000.
(3)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental Matters. According to the Phase I environmental site assessment dated April 7, 2025, there was no evidence of any recognized environmental conditions at the Warren Corporate Center Property.

The Market. The Warren Corporate Center Property is located in the Route 78 East Submarket in the greater market of Northern New Jersey. This is a historically affluent submarket with an average household income of $142,802, which is 177% higher than the national average household income. The Warren Corporate Center Property is located along I-78, Route 22, and I-95. The submarket has highly rated public schools, prestigious private schools, and good colleges.

Interstate-78 is a primary expressway for the tri-state area which travels through Pennsylvania, New Jersey and New York. It runs past Newark, along the Delaware river, and Jersey City. Top technology and pharmaceutical tenants are located along I-78. 8 of the 10 largest biopharmaceutical companies and 9 of the top 10 research and development companies globally have a presence in New Jersey. The location in the Northeast Corridor provides these companies with infrastructure, convenience, and transportation access. New Jersey also has the highest concentration of scientists and engineers per square mile in the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Office – Suburban Various Warren, NJ 07059	Collateral Asset Summary – Loan No. 3 Warren Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.5% 1.44x 11.4%

Larger transactions were prevalent in the Northern New Jersey market in the fourth quarter of 2024, driving quarterly leasing activity to 1.48 million square feet, 22% above the five-year average and a 34% increase from the previous quarter. This late-year uptick brought full-year 2024 leasing to 4.93 million square feet, 3% below 2023's 5.08 million square feet and 29% below the 2015-2019 average. Despite reduced overall demand due to hybrid work, higher quality office spaces saw strong leasing activity, with Class A properties comprising 88% of the fourth quarter and 84% of 2024 new leases.

According to the appraisal, the Route 78 East submarket, home to 19.0 million square feet of inventory, has seen positive net absorption of approximately 355,000 square feet over the past year, with no new deliveries under construction for over a decade. The submarket is defined by the pharmaceutical industry, home to large corporate users such as Johnson & Johnson, IQVIA, PTC Therapeutics, Mallinckrodt, Daiichi Sankyo, Ashland, Insmed, Celgene and GlaxoSmithKline.

The Warren Corporate Center Property has current in-place average base rent of $26.36 per square foot, which is approximately 20% below the appraisal’s concluded submarket rent of $33.00 per square foot on a modified gross basis with tenants reimbursing their pro rata share of real estate taxes and operating expenses over a base year (plus tenant electricity). Additionally, the submarket vacancy rate for the Route 78 East office market is 15.1% as of the first quarter of 2025.

The table below presents certain information relating to office leases comparable to those at the Warren Corporate Center Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Year Built/Renovated	Total NRA	Tenant	Rent PSF	Lease Term (Years)
Warren Corporate Center	1996 / 2024-2025	518,260	MetLife, PTC Therapeutics, Regeneron(2)	$26.55(2)	15.3(2)
200 Somerset Corporate Blvd	2000	256,000	Stemline Therapeutics	$34.00	5.3
135 Rt. 202/206	1985/2019	163,584	Applegate Farms	$26.50	9.7
200 Crossing Blvd	2002	297,379	Strides Pharma Inc & Brother International Corp	$32.06	5.0
25 Independence Blvd	1989	106,879	Wealth Enhancement Group	$23.00	3.2
300 Connell Dr	1999/2023	304,000	HUB International	$34.00	10.3
(1)	Source: Appraisal.
(2)	Based on underwritten rent roll as of August 1, 2025.

The Borrower and the Borrower Sponsor. The borrower is Warren CC Acquisitions, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Warren Corporate Center Whole Loan.

The borrower sponsor is David B. Rubenstein and the non-recourse carveout guarantor is Rubenstein Properties Fund II, L.P., a Delaware limited partnership. Rubenstein Properties Fund II, L.P is a closed-end fund formed in 2012. The fund’s term runs through April 24, 2026, after which time it will enter a liquidation phase. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

Property Management. Warren Corporate Center is currently managed by Vision Management, LLC, an affiliated property manager.

Initial and Ongoing Reserves. At origination, the borrower deposited into escrow (i) approximately $13,031 for required repairs, (ii) approximately $138,469 for real estate taxes, (iii) $1,425,320 for outstanding tenant improvements and/or leasing commissions for each of the three tenants at the Warren Corporate Center Property, (iv) $4,401,644 for a rent replication reserve associated with the Regeneron lease and (v) $8,220,506.41 for the MetLife and Regeneron landlord construction work (representing $4,200,000 for MetLife and approximately $4,020,506 for Regeneron).

Tax Escrows – The borrower is required to deposit with the lender on each monthly payment date, an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially, approximately $46,156)

Insurance Escrows – On a monthly basis, unless the Warren Corporate Center Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments. As of the origination date of the Warren Corporate Center Whole Loan, an acceptable blanket policy was in place.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $8,638 into a replacement reserve.

Lockbox / Cash Management. The Warren Corporate Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Office – Suburban Various Warren, NJ 07059	Collateral Asset Summary – Loan No. 3 Warren Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.5% 1.44x 11.4%

account, and to deposit any rents otherwise received in such account within two business days after receipt. So long as no Trigger Period (as defined below) is continuing, the amounts on deposit in the lockbox account will be swept to the borrower’s operating account. During the continuance of a Trigger Period, transfers to the borrower’s operating account are required to cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, at a financial institution selected by the lender (and the borrower is required to cooperate with the lender and the cash management bank in the establishment of such account). Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the Warren Corporate Center Whole Loan documents, including deposits to the tax and insurance reserves, payments of monthly debt service, deposits to the replacement reserve, payment of monthly operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, with any remaining funds required to be deposited (A) during a Trigger Period due to a Lease Sweep Period (as defined below) (regardless of whether any other Trigger Period exists), to a lease sweep reserve, (B) during a Trigger Period due to a Rebalancing Event (as defined below) regardless of whether any other Trigger Period exists, other than a Lease Sweep Period, to the applicable reserve account with respect to which such Rebalancing Event exists, and (C) provided no Lease Sweep Period or Rebalancing Event exists, to an excess cash flow reserve account to be held as additional collateral for the Warren Corporate Center Mortgage Loan during the continuance of the applicable Trigger Period.

A “Trigger Period” will commence upon (A) (i) July 1, 2028, (ii) the occurrence of an event of default under the Warren Corporate Center Whole Loan documents, (iii) the debt service coverage being less than 1.20x, (iv) if the property manager is an affiliate of borrower or guarantor and is subject to certain bankruptcy or insolvency related events, (v) upon the occurrence of a Rebalancing Event, (vi) upon the commencement of a Lease Sweep Period or (vii) upon the borrower or guarantor being subject to certain bankruptcy or insolvency related events; and (B) will expire upon (v) with regard to any Trigger Period commenced in connection with clause (ii) above, the cure (if applicable) of such event of default, (w) with regard to any Trigger Period commenced in connection with clause (iii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (x) with regard to any Trigger Period commenced in connection with clause (iv) above, if the property manager has been replaced with an unaffiliated qualified manager approved by the lender, (y) with regard to any Trigger Period commenced in connection with clause (v) above, the applicable Rebalancing Period has ended as described in the definition of such term below, and (z) with regard to any Trigger Period commenced in connection with clause (vi) above, the applicable Lease Sweep Period has ended as described in the definition of such term below.

A "Lease Sweep Period" will commence (a) upon the earlier of (i) except with respect to the PTCT lease for Building 400, the date that is twelve months prior to the expiration of a Sweep Lease (as defined below) or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any material portion thereof) or upon the borrower's receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease (or any material portion thereof); (c) except with respect to the PTCT lease for Building 400, if a Sweep Tenant has ceased operating its business at the Warren Corporate Center Property (i.e., "goes dark” at its Sweep Lease space at the Warren Corporate Center Property (or any material portion thereof)); (d) upon a monetary default or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon certain bankruptcy or insolvency events with respect to a Sweep Tenant or its parent or (f) upon a decline in the credit rating of Regeneron below BBB- or MetLife below BBB.

A Lease Sweep Period will end once the applicable Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more "qualified leases" as defined in the Warren Corporate Center Whole Loan documents, which must be on market terms and with a lease term that either extends at least 3 years beyond the maturity date of the Warren Corporate Center Whole Loan or has an initial term of at least 10 years (or, if applicable, the applicable Sweep Lease has been renewed pursuant to its terms) and, in the lender's judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith.

“Sweep Lease” means (i) the Regeneron lease, (ii) the MetLife lease, (iii) the PTCT lease, or (iv) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the applicable Sweep Lease space.

“Sweep Tenant” means any tenant under a Sweep Lease.

A “Rebalancing Event” means the determination by the lender that a MetLife and Regeneron construction account rebalancing payment or a rent replication account rebalancing payment (i.e. a determination by the lender that additional funds must be deposited into the applicable reserve account in order to cover the costs intended to be covered in such account) is due and the failure of the borrower to pay the same within ten business days of such determination. The Rebalancing Event will end when the borrower makes the rebalancing payment or sufficient funds have been swept into the applicable reserve account that the reserve funds contained therein are sufficient for the intended purposes of such reserve account.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Office – Suburban Various Warren, NJ 07059	Collateral Asset Summary – Loan No. 3 Warren Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.5% 1.44x 11.4%

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Multifamily – Garden Various Houston, TX Various	Collateral Asset Summary – Loan No. 4 Providence at Heights & Legacy at Westchase	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 68.2% 1.40x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Multifamily – Garden Various Houston, TX Various	Collateral Asset Summary – Loan No. 4 Providence at Heights & Legacy at Westchase	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 68.2% 1.40x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Multifamily – Garden Various Houston, TX Various	Collateral Asset Summary – Loan No. 4 Providence at Heights & Legacy at Westchase	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 68.2% 1.40x 9.3%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Joseph G. Lubeck	Collateral:	Fee / Leasehold
Borrower(s):	Legacy at Westchase Leasehold LLC and Providence at Heights Leasehold LLC	Location:	Houston, TX
Original Balance:	$50,500,000	Year Built / Renovated(3):	Various / Various
Cut-off Date Balance:	$50,500,000	Property Management:	American Landmark Management LLC
% by Initial UPB:	8.0%	Size:	520 Units
Interest Rate:	6.36000%	Appraised Value / Per Unit(4):	$74,000,000 / $142,308
Note Date:	May 16, 2025	Appraisal Date(4):	April 18, 2025
Original Term:	60 months	Occupancy:	92.5% (as of May 14, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	92.2%
Original Amortization:	NAP	Underwritten NOI:	$4,678,106
Interest Only Period:	60 months	Underwritten NCF:	$4,548,106
First Payment Date:	July 6, 2025
Maturity Date:	June 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,840,848 (TTM March 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$3,114,170
Call Protection:	L(12),YM2(44),O(4)	2023 NOI:	$3,145,003
Lockbox / Cash Management:	Soft / In Place	2022 NOI:	$3,094,889

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$97,115
Taxes:	$572,869	$95,478	NAP	Maturity Date Loan / Unit:	$97,115
Insurance:	$0	Springing	NAP	Cut-off Date LTV(4):	68.2%
Replacement Reserves:	$0	$10,833	NAP	Maturity Date LTV(4):	68.2%
Deferred Maintenance:	$173,909	$0	NAP	UW NOI DY:	9.3%
Other Reserves(2):	$627,688	Springing	NAP	UW NCF DSCR:	1.40x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,500,000	100.0%	Loan Payoff(5)	$44,140,576	87.4%
			Closing Costs	4,928,927	9.8
			Upfront Reserves	1,374,465	2.7
			Borrower Sponsor Equity	56,032	0.1
Total Sources	$50,500,000	100.0%	Total Uses	$50,500,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Other Reserves are comprised of an upfront $451,053 mandatory prepayment reserve, an upfront $176,635 ground rent reserve, and a springing monthly ground rent reserve.
(3)	See the chart titled “Portfolio Summary” under “The Properties” below.
(4)	Appraised Value represents the “As Portfolio Hypothetical Encumbered by HFC” value of the Providence at Heights & Legacy at Westchase Properties (as defined below), which includes a 1.8% portfolio premium and assumes that the Providence at Heights & Legacy at Westchase Properties will transition to a housing finance corporation (“HFC”) ownership structure whereby the Providence at Heights & Legacy at Westchase Properties would be transferred to an HFC and then ground leased back to the borrowers, and pursuant to Chapter 394 of the Texas Local Government Code, the leasehold estate owner would qualify for a 100% real estate tax exemption so long as 50% of units are set aside for occupancy by residents with annual incomes of 80% of the area median income or less and 90% of the units would be leased to residents with annual incomes of 140% of the area median income or less. Based on the aggregate “As-Is” appraised value of the Providence at Heights & Legacy at Westchase Properties of $55,700,000, the Providence at Heights & Legacy at Westchase Mortgage Loan (as defined below) results in a Cut-off Date LTV and Maturity Date LTV of 90.7% and 90.7%, respectively.
(5)	The prior mortgage loan originally matured in January 2025, and received maturity extensions to June 2025. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Loan. The fourth largest mortgage loan (the “Providence at Heights & Legacy at Westchase Mortgage Loan”) is secured by the borrowers’ leasehold interests and the fee simple interests of the LVHFC (as defined below) in a 520-unit, two property multifamily portfolio located in Houston, Texas (the “Providence at Heights & Legacy at Westchase Properties”). The Providence at Heights & Legacy at Westchase Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $50,500,000. The Providence at Heights & Legacy at Westchase Mortgage Loan was originated on May 16, 2025 by DBNY and accrues interest at a fixed rate of 6.36000% per annum. The Providence at Heights & Legacy at Westchase Mortgage Loan has an initial term of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Multifamily – Garden Various Houston, TX Various	Collateral Asset Summary – Loan No. 4 Providence at Heights & Legacy at Westchase	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 68.2% 1.40x 9.3%

five-years and is interest-only for the full term. The scheduled maturity date of the Providence at Heights & Legacy at Westchase Mortgage Loan is June 6, 2030.

The Properties. The Providence at Heights & Legacy at Westchase Properties are comprised of two multifamily properties totaling 520 units, located in Houston, Texas. As of May 14, 2025, the Providence at Heights & Legacy at Westchase Properties were 92.5% leased.

Upon origination, in order to apply for the Tax Exemption (as defined below), the Providence at Heights & Legacy at Westchase Properties entered into an HFC agreement with La Villa Housing Finance Corporation (the “LVHFC”), a Texas nonprofit and public facility corporation (“PFC”), causing the Providence at Heights & Legacy at Westchase Properties to be conveyed to the LVHFC and ground leased back to the borrowers.

Pursuant to the HFC Program, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing, and (ii) the fee interest to the property is owned by the governing body overseeing the HFC Program and is leased back to the borrower under a ground lease. In order to receive the Tax Exemption, at least 40% of the residential units at each of the Providence at Heights & Legacy at Westchase Properties must be reserved for or rented to tenants whose household income is not more than 140% of the area median family income (“AMI”), with a maximum monthly rent of 1/12th of 140% of the AMI multiplied by 30%. Additionally, at least 50% of the residential units at each of the Providence at Heights & Legacy at Westchase Properties must be reserved for or rented to tenants whose household income is not more than 80% of the AMI, with a maximum monthly rent of 1/12th of 80% of the AMI multiplied by 30%. The remaining 10% of units may be offered at market rates.

At origination, each of the borrowers entered into a 99-year ground lease between the LVHFC, as ground lessor, and such borrower, as ground lessee (see “Ground Lease” below). The Providence at Heights & Legacy at Westchase Mortgage Loan is secured by the borrowers’ leasehold interest and the LVHFC’s fee interest in the Providence at Heights & Legacy at Westchase Properties. The appraisals concluded that the in-place rents at the Providence at Heights & Legacy at Westchase Properties currently comply with the rent limits under the HFC Program documents.

Concurrent with the origination of the Providence at Heights & Legacy at Westchase Mortgage Loan, all necessary documentation for admission into the HFC Program was entered into and as such, the Providence at Heights & Legacy at Westchase Properties are part of the HFC Program managed by LVHFC; however, the Tax Exemption has not yet been granted by the applicable central appraisal district. Once issued, the Tax Exemption is expected to be retroactive to the date fee ownership in the Providence at Heights & Legacy at Westchase Properties was transferred by the borrowers to LVHFC (on or about May 16, 2025) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to the anticipated entry of the Providence at Heights & Legacy at Westchase Properties into the HFC program. It cannot be assured that the Providence at Heights & Legacy at Westchase Properties will be approved for the Tax Exemption. Until the Tax Exemption is granted, the borrowers are required to make monthly deposits into a real estate tax reserve.

The borrower is seeking eligibility for its tax exemption from a county other than the one in which the Providence at Heights & Legacy at Westchase Properties reside from a “traveling HFC”. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. We cannot predict what effect, if any, House Bill 21 will have on the continuation of the current housing finance corporation programs or the Providence at Heights & Legacy at Westchase Properties’ eligibility.

Should the Providence at Heights & Legacy at Westchase Properties fail to obtain the Tax Exemption by May 16, 2026, or should they lose the Tax Exemption during the term of the Providence at Heights & Legacy at Westchase Mortgage Loan, the borrowers are required to prepay the Providence at Heights & Legacy at Westchase Mortgage Loan (together with a prepayment fee of the greater of 2.00% and a yield maintenance premium, if prior to the open date) by an amount such that after giving effect to such prepayment the Providence at Heights & Legacy at Westchase Mortgage Loan will have a debt service coverage ratio not less than 1.30x and a debt yield not less than 8.75%. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Multifamily – Garden Various Houston, TX Various	Collateral Asset Summary – Loan No. 4 Providence at Heights & Legacy at Westchase	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 68.2% 1.40x 9.3%

The following table presents certain information relating to the Providence at Heights & Legacy at Westchase Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
Providence at Heights	Houston, TX	1973 / 2017	196	93.9%	$22,436,726	44.4%	NAV	NAV	$32,300,000
Legacy at Westchase	Houston, TX	1977 / 2021	324	91.7%	$28,063,274	55.6%	NAV	NAV	$40,400,000
Total/ Wtd. Avg			520	92.5%	$50,500,000	100.0%	$4,678,106	100.0%	$74,000,000(3)
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated May 14, 2025.
(3)	Appraised Value represents the “As Portfolio Hypothetical Encumbered by HFC” value of the Providence at Heights & Legacy at Westchase Properties, which includes a 1.8% portfolio premium and assumes that the Providence at Heights & Legacy at Westchase Properties will transition to an HFC ownership structure whereby the Providence at Heights & Legacy at Westchase Properties would be transferred to an HFC and then ground leased back to the borrowers, and pursuant to Chapter 394 of the Texas Local Government Code, the leasehold estate owner would qualify for a 100% real estate tax exemption so long as 50% of units are set aside for occupancy by residents with annual incomes of 80% of the area median income or less and 90% of the units would be leased to residents with annual incomes of 140% of the area median income or less. Based on the aggregate “As-Is” appraised value of the Providence at Heights & Legacy at Westchase Properties of $55,700,000, the Providence at Heights & Legacy at Westchase Mortgage Loan results in a Cut-off Date LTV and Maturity Date LTV of 90.7% and 90.7%, respectively.

Providence at Heights. The Providence at Heights property consists of 23, two-story, garden-style buildings situated on a 7.25-acre site located in Houston, Texas, totaling 196 units (“The Providence at Heights Property”). The Providence at Heights Property was originally constructed in 1973 and most recently renovated in 2017. The Providence at Heights Property has received approximately $295,173 towards capital improvements including interior renovations, exterior paint and carpentry, landscaping, roof repairs, boiler room repairs, and office/gym remodeling. The Providence at Heights Property includes 314 parking spaces, resulting in a parking ratio of approximately 1.60 spaces per unit. The average unit size at the Providence at Heights Property is 1,098 SF, with unit types ranging from 1 bedroom / 1 bathroom to 3 bedroom / 2 bathroom. See the Portfolio Unit Mix table below for additional information. Unit amenities at the Providence at Heights Property include a full appliance package with an oven, refrigerator, dishwasher, garbage disposal, and built-in microwave oven, stone countertops, updated lighting and fixtures, ceiling fan, washer/dryer hookup, air-conditioned units, and wood laminate flooring. All units at the Providence at Heights Property include either a patio or a balcony. As of May 14, 2025, the Providence at Heights Property is 93.9% occupied.

Legacy at Westchase. The Legacy at Westchase property consists of 19 two-story, garden-style apartment buildings totaling 324 units, located in Houston, Texas (“The Legacy at Westchase Property”). The Legacy at Westchase Property was originally constructed in 1977 and most recently renovated in 2021. The Legacy at Westchase Property recently received approximately $524,393 towards capital improvements including interior renovations, partial paint and carpentry, erosion control and backfill, parking lot repairs, boiler replacement, stair repairs, perimeter fence, and roof repairs. The Legacy at Westchase Property has 448 parking spaces which results in approximately 1.38 parking spaces per unit. The average unit size at the Legacy at Westchase Property is 751 SF. See the Portfolio Unit Mix table below for additional information. Unit amenities at the Legacy at Westchase Property include a full appliance package with an oven, refrigerator, dishwasher, garbage disposal, and washer/dryer hookup. The Legacy at Westchase Property also features two pools, fitness center, laundry facilities, barbecue/picnic area, playground, and a courtyard. As of May 14, 2025, the Legacy at Westchase Property is 91.7% occupied.

The following table presents certain information relating to the unit mix at the Providence at Heights & Legacy at Westchase Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Vacant Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit
Providence at Heights
1 Bedroom / 1 Bathroom	40	20.4%	2	95.0%	668	$1,058	$1,084
2 Bedroom / 1.5 Bathroom	56	28.6%	3	94.6%	1,209	$1,317	$1,314
2 Bedroom / 2 Bathroom	52	26.5%	4	92.3%	1,123	$1,415	$1,448
3 Bedroom / 2 Bathroom	48	24.5%	3	93.8%	1,301	$1,560	$1,519
Property Total / Wtd Avg.	196	100.0%	12	93.9%	1,098	$1,348	$1,353
Legacy at Westchase
1 Bedroom / 1 Bathroom	140	43.2%	12	91.4%	599	$859	$910
1 Bedroom / 1.5 Bathroom	66	20.4%	2	97.0%	774	$919	$891
2 Bedroom / 2 Bathroom	118	36.4%	13	89.0%	917	$1,201	$1,241
Property Total / Wtd Avg.	324	100.0%	27	91.7%	751	$993	$1,027
Portfolio Total / Wtd Avg.	520	100.0%	39	92.5%	882	$1,129	$1,149
(1)	Based on the underwritten rent rolls dated May 14, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Multifamily – Garden Various Houston, TX Various	Collateral Asset Summary – Loan No. 4 Providence at Heights & Legacy at Westchase	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 68.2% 1.40x 9.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Providence at Heights & Legacy at Westchase Properties:

Cash Flow Analysis
	2022	2023	2024	TTM (3/31/2025)(1)	U/W(1)	U/W Per Unit
Base Rent	$6,616,567	$7,100,559	$7,178,104	$6,604,319	$7,064,598	$13,585.77
Gross Potential Rent	$6,616,567	$7,100,559	$7,178,104	$6,604,319	$7,064,598	$13,585.77
Other Income(2)	772,658	1,005,005	1,059,041	996,338	1,143,825	$2,199.66
Net Rental Income	$7,389,225	$8,105,564	$8,237,145	$7,600,658	$8,208,423	$15,785.43
(Vacancy / Credit Loss)	($660,983)	($854,676)	($1,434,266)	($1,247,924)	($690,670)	($1,328.21)
Total Effective Gross Income	$6,728,242	$7,250,888	$6,802,878	$6,352,734	$7,517,753	$14,457.22

Real Estate Taxes(3)	1,103,672	1,179,383	1,088,397	1,040,489	111,635	$214.68
Insurance	500,040	618,191	455,364	344,524	486,063	$934.74
Management Fee	187,925	198,286	185,910	175,457	225,533	$433.72
Other Expenses(4)	1,841,716	2,110,025	1,959,037	1,951,416	2,016,416	$3,877.72
Total Expenses	$3,633,353	$4,105,885	$3,688,708	$3,511,885	$2,839,647	$5,460.86

Net Operating Income	$3,094,889	$3,145,003	$3,114,170	$2,840,848	$4,678,106	$8,996.36
Replacement Reserves	0	0	0	0	130,000	$250.00
Net Cash Flow	$3,094,889	$3,145,003	$3,114,170	$2,840,848	$4,548,106	$8,746.36

Occupancy	95.1%	92.9%	86.0%	92.5%(5)	92.2%(6)
NCF DSCR	0.95x	0.97x	0.96x	0.87x	1.40x
NOI Debt Yield	6.1%	6.2%	6.2%	5.6%	9.3%
(1)	The increase from TTM (3/31/2025) Net Operating Income to U/W Net Operating Income is primarily due to (i) the underwriting of the applied for tax exemption and (ii) the borrower changing management companies in January 2025. As a result of this change, the operating statements are missing five days of information in the month of January 2025 (from January 1st to January 5th). Given that rental payments are due on the first of the month, the gross potential rent reported during the TTM (3/31/2025) does not reflect the full collections.
(2)	Other Income includes utility reimbursements and general other income.
(3)	Real Estate Taxes were underwritten based on the assumption that the HFC tax exemption is obtained.
(4)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, marketing fees, and HFC costs.
(5)	Based on the underwritten rent rolls dated May 14, 2025.
(6)	Represents economic occupancy.

Appraisals. The appraised value represents the “As Portfolio Hypothetical Encumbered by HFC” value of the Providence at Heights & Legacy at Westchase Properties, which includes a 1.8% portfolio premium and assumes that the Providence at Heights & Legacy at Westchase Properties will transition to an HFC ownership structure whereby the Providence at Heights & Legacy at Westchase Properties would be transferred to an HFC and then ground leased back to the borrowers, and pursuant to Chapter 394 of the Texas Local Government Code, the leasehold estate owner would qualify for a 100% real estate tax exemption so long as 50% of units are set aside for occupancy by residents with annual incomes of 80% of the area median income or less and 90% of the units would be leased to residents with annual incomes of 140% of the area median income or less. Based on the aggregate “As-Is” appraised value of the Providence at Heights & Legacy at Westchase Properties of $55,700,000, the Providence at Heights & Legacy at Westchase Mortgage Loan results in a Cut-off Date LTV and Maturity Date LTV of 90.7% and 90.7%, respectively.

Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Providence at Heights	$32,300,000	6.00%
Legacy at Westchase	$40,400,000	6.00%
Portfolio Total / Avg.	$74,000,000(2)	6.00%
(1)	Source: Appraisals.
(2)	Reflects the As Portfolio Hypothetical Encumbered by HFC valuation.

Environmental Matters. The Phase I environmental site assessments, each dated April 23, 2025, did not identify any recognized environmental conditions at either of the Providence at Heights & Legacy at Westchase Properties.

The Market. According to the appraisals, the Providence at Heights & Legacy at Westchase Properties are located within the Houston-The Woodlands-Sugar Land metropolitan area (the “Houston MSA”). As of 2024, the Houston MSA had a population of approximately 7,735,000, and experienced a net migration of approximately 133,000. Major employers within the Houston MSA include NASA Johnson Space Center, University of Texas Medical Branch, ExxonMobil Corp., Shell Oil Co., and Chevron Corp. The Houston MSA is a leader in oil and gas technology, which supports technical and professional service jobs. According to the appraisals, the Houston MSA has a multifamily occupancy of 88.6%, a total inventory of 849,383 units, and an average asking monthly rent per unit of $1,357 as of the fourth quarter of 2024.

According to the appraisal, the Providence at Heights Property is located in the Heights submarket. Major thoroughfares within the Heights submarket include Interstate 10, Interstate 45, Interstate 610, Washington Avenue, and Memorial Drive. As of the fourth quarter of 2024, the occupancy within the Heights submarket was 85.7%, slightly below that of the market. Within the same time period, the Heights

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Multifamily – Garden Various Houston, TX Various	Collateral Asset Summary – Loan No. 4 Providence at Heights & Legacy at Westchase	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 68.2% 1.40x 9.3%

submarket registered a total inventory of 13,920 units, 1,119 completions, and an average monthly asking rent per unit of $1,682. According to the appraisal, the Heights submarket is considered an upper-tier submarket due to its asking rents well above those of the overall market.

According to the appraisal, the Legacy at Westchase Property is located in the Westchase/Woodlake submarket. The Westchase/Woodlake submarket has a total inventory of 42,910, a vacancy rate of 12.5%, 439 completions, and an average monthly asking rent per unit of $1,293 as of the fourth quarter of 2024. According to the appraisal, the reason behind the Westchase/Woodlake submarket underperforming the overall market is saturation of older multifamily developments within the area, the aging of the properties, and lower income demographics. The Legacy at Westchase Property is nearby to the Sunridge Shopping Center, Westchase Plaza, Gess/Park Shopping Center, Healthbridge Children’s Hospital of Houston, HCA Houston Healthcare West, West Oaks Hospital, Buffalo Bayou Paddling Trail, Edith L. Moore Nature Sanctuary, Nature Discovery Center, Houston Arboretum & Nature Center, Memorial Park and Golf Course, and the George Bush International Airport. Access to the area is provided by Interstate 610, Sam Houston Tollway, Westpark Tollway and US-59.

The following table presents certain information relating to comparable multifamily properties to the Providence at Heights & Legacy at Westchase Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Year Built / Renovated	Number of Units	Occupancy	Average Unit Size	Average Rent Per Unit
Legacy at Westchase(2) 10070 Westpark Drive Houston, TX	1977 / 2021	324	91.7%	751 SF	$993
Ashford Westchase 3620 Woodchase Drive Houston, TX	1977 / NAP	288	92.0%	706 SF	$943
Ashford Willow Falls 10100 Westpark Drive Houston, TX	1976 / 2022	173	91.0%	720 SF	$931
Gia at Westchase 10010 Westpark Drive Houston, TX	1979 / 2018	108	95.0%	619 SF	$881
Pagewood Place 9767 Pagewood Lane Houston, TX	1980 / 2017	166	98.0%	738 SF	$940
Town Park 10201 Harwin Drive Houston, TX	1980 / 2017	340	92.0%	837 SF	$953
Providence at Heights(2) 2400 Hackett Drive Houston, TX	1973 / 2017	196	93.9%	1,098 SF	$1,348
Silverstar 3200 Mangum Road Houston, TX	1971 / 2018	134	92.0%	1,033 SF	$1,409
Kingswood Village 3233 Mangum Road Houston, TX	1970 / 2017	392	91.0%	814 SF	$1,015
Montabella at Oak Forest 4000 West 34th Street Houston, TX	1972 / 2015	178	93.0%	1,107 SF	$1,569
Shenandoah Woods 4250 West 34th Street Houston, TX	1977 / 2022	232	90.0%	728 SF	$1,217
Vintage at 18th Street 1700 Seaspray Court Houston, TX	1973 / 2022	372	92.0%	915 SF	$1,616
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on underwritten rent rolls as of May 14, 2025.

The Borrowers and the Borrower Sponsor. The borrowers are Legacy at Westchase Leasehold LLC and Providence at Heights Leasehold LLC, each a Delaware limited liability company and single purpose entity having at least two independent directors in its organizational structure. The borrowers’ counsel delivered a non-consolidation opinion upon closing of the Providence at Heights & Legacy at Westchase Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Joseph G. Lubeck, a natural person. Joseph G. Lubeck is the financial backer behind Electra Capital and the founder and Chief Executive Officer of American Landmark Management LLC. A fund managed by Electra Capital owns approximately 49.1% of, and controls, the borrowers.

Property Management. The Providence at Heights & Legacy at Westchase Properties are managed by American Landmark Management LLC, a borrower affiliated management company. American Landmark Management LLC has subcontracted management of the properties to MLDC Management LLC. The borrower has no direct agreement with MLDC Management LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Multifamily – Garden Various Houston, TX Various	Collateral Asset Summary – Loan No. 4 Providence at Heights & Legacy at Westchase	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 68.2% 1.40x 9.3%

Initial and Ongoing Reserves. At origination of the Providence at Heights & Legacy at Westchase Mortgage Loan, the borrowers deposited approximately (i) $173,909 into a reserve for immediate repairs, (ii) $572,869 into a reserve account for real estate taxes, (iii) $451,053 into a reserve account for mandatory prepayment if the Tax Exemption is not obtained by May 16, 2026, and (iv) $176,635 into a reserve account for ground rent payments.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis for so long as the Tax Exemption is not in effect, 1/12th of the real estate taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $95,478).

Insurance Reserve – If the liability or casualty policy maintained by the borrowers covering the Providence at Heights & Legacy at Westchase Properties does not constitute an acceptable blanket policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, an acceptable blanket policy was in effect.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $10,833.

Ground Rent Reserve – The borrowers are required to deposit into a ground rent reserve, on a monthly basis beginning with the monthly payment date in January 2026, 1/12th of the ground rent costs that the lender reasonably estimates will be needed to pay the ground rent at least 30 days prior to the date it is due (initially estimated to be approximately $15,161).

Lockbox / Cash Management. The Providence at Heights & Legacy at Westchase Mortgage Loan is structured with a soft lockbox and in place cash management. Upon closing, the borrowers were required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, within two business days following receipt, all revenue received by the borrowers or the property manager into such lockbox. All funds deposited into the lockbox are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Providence at Heights & Legacy at Westchase Mortgage Loan documents: (i) first, to the tax account, (ii) second, to the ground rent account, (iii) third, to the insurance account, (iv) fourth, to the lender, in the amount sufficient to pay the monthly interest payment amount, (v) fifth, to the capital expenditure account, (vi), during any Trigger Period (as defined below), to the borrowers to pay operating expenses set forth in the lender-approved annual budget, and (vii) seventh, during any Trigger Period, to the borrowers, in the amount of approved extraordinary operating expenses. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Providence at Heights & Legacy at Westchase Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Providence at Heights & Legacy at Westchase Mortgage Loan, or, if no Trigger Period is continuing, disbursed to the borrowers.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Providence at Heights & Legacy at Westchase Mortgage Loan documents, (ii) if from and after the monthly payment date occurring in June 2026, the debt service coverage ratio is less than 1.15x, (iii) certain bankruptcy or insolvency events of a property manager which is an affiliate of a borrower or guarantor, (iv) certain bankruptcy events of a borrower or guarantor, and (v) if after receiving the Tax Exemption, the Tax Exemption is lost for any reason at either of the Providence at Heights & Legacy at Westchase Properties; and (B) expiring upon (a) with regard to clause (i) above, the cure (if applicable) of such event of default under the Providence at Heights & Legacy at Westchase Mortgage Loan documents, (b) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (c) with regard to clause (iii) above, the property manager is replaced by a non-affiliated property manager as approved by the lender, (d) with regard to clause (iv) above, if due to an involuntary petition, upon the same being discharged or dismissed within 60 days of such filing, and (e) with regard to clause (v) above, the date upon which the mandatory prepayment is received by the lender or both of the Providence at Heights & Legacy at Westchase Properties are subject to the Tax Exemption.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrowers have the right to obtain the release of either the Providence at Heights Property or the Legacy at Westchase Property in connection with an arm’s length sale of such property, on any business day after the monthly payment date in July 2026, upon the prepayment of a release amount equal to the greater of 125% of the allocated loan amount of such property and 100% of the net sales proceeds of such property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 2.0% of the amount prepaid, provided that the following conditions, among others, are satisfied; (i) after giving effect to the release, the debt service coverage ratio of the Providence at Heights & Legacy at Westchase Mortgage Loan will be no less than the greater of the debt service coverage ratio immediately preceding the release and 1.40x, (ii) after giving effect to the release, the loan to value ratio will be no more than the lesser of the loan to value ratio immediately preceding the release and 68.2% and (iii) compliance with REMIC related conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Multifamily – Garden Various Houston, TX Various	Collateral Asset Summary – Loan No. 4 Providence at Heights & Legacy at Westchase	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 68.2% 1.40x 9.3%

Ground Lease. Each of the borrowers, upon origination of the Providence at Heights & Legacy at Westchase Mortgage Loan, entered into a ground lease with La Villa Housing Finance Corporation, which expires on May 31, 2124. Pursuant to the ground leases, each borrower is required to pay in the aggregate, among other amounts, as applicable, (i) an annual compliance fee of $125 per unit (the “Compliance Payment”) and (ii) annual rent to the LVHFC equal to 10% of the annual property tax savings (the “Savings Fee”, and together with the Compliance Payment, the “Rent”) with the Rent increasing by 3% per year. Each borrower, its managing member and LVHFC entered into a subordination agreement agreeing that for so long as the tax exemption remains in effect, all fees required under the LVHFC Program documents, including the Savings Fee but excluding the Compliance Payment, are to be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the Providence at Heights & Legacy at Westchase Mortgage Loan and operating expenses due and owing. The lender has a lien on both the leasehold interest, held by the borrowers, and the fee interest, held by LVHFC, in the Providence at Heights & Legacy at Westchase Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Retail – Super Regional Mall 6500 Springfield Mall Springfield, VA 22150	Collateral Asset Summary – Loan No. 5 Springfield Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.6% 1.86x 14.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Retail – Super Regional Mall 6500 Springfield Mall Springfield, VA 22150	Collateral Asset Summary – Loan No. 5 Springfield Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.6% 1.86x 14.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Retail – Super Regional Mall 6500 Springfield Mall Springfield, VA 22150	Collateral Asset Summary – Loan No. 5 Springfield Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.6% 1.86x 14.0%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC, BCREI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Super Regional Mall
Borrower Sponsor(s):	PREIT Realty, LLC	Collateral:	Fee / Leasehold
Borrower(s):	PR Springfield Town Center LLC	Location:	Springfield, VA
Original Balance(1):	$50,000,000	Year Built / Renovated:	1972, 1975, 1979, 1996 / 2014
Cut-off Date Balance(1):	$50,000,000	Property Management:	PREIT Services, LLC
% by Initial UPB:	7.9%	Size(5):	981,463 SF
Interest Rate:	7.11500%	Appraised Value / Per SF:	$274,600,000 / $280
Note Date:	June 20, 2025	Appraisal Date:	April 1, 2025
Original Term:	60 months	Occupancy:	93.2% (as of May 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	93.7%
Original Amortization:	NAP	Underwritten NOI:	$20,989,733
Interest Only Period:	60 months	Underwritten NCF:	$20,080,870
First Payment Date:	August 6, 2025
Maturity Date:	July 6, 2030	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$20,464,386 (TTM February 28, 2025)
Additional Debt Balance(1):	$100,000,000	2024 NOI:	$20,930,217
Call Protection(2):	L(26),DorYM1(27),O(7)	2023 NOI:	$20,584,353
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$20,006,654

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$153
Taxes:	$440,784	$440,784	NAP	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	54.6%
Replacement Reserves:	$0	Springing	$392,585(4)	Maturity Date LTV:	54.6%
TI / LC Reserve:	$0	$171,431	NAP	UW NOI DY:	14.0%
Additional TI / LC Reserve:	$1,500,000	$0	NAP	UW NCF DSCR:	1.86x
Unfunded Obligations Reserve:	$980,567	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$150,000,000	99.8%	Loan Payoff	$143,057,024	95.2%
Principal Cash Contribution	250,000	0.2	Closing Costs	4,271,624	2.8
			Upfront Reserves	2,921,351	1.9
Total Sources	$150,250,000	100.0%	Total Uses	$150,250,000	100.0%
(1)	The Springfield Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $150.0 million (the “Springfield Town Center Whole Loan”). The Financial Information in the chart above reflects the Springfield Town Center Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on August 6, 2025. Defeasance of the Springfield Town Center Whole Loan in full is permitted at any time after the earlier to occur of (i) July 6, 2028 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Lockout Release Date”). In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Springfield Town Center Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in January 2030, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Springfield Town Center Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 26 payments is based on the anticipated closing date of the Benchmark 2025-V17 securitization in September 2025. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below.
(4)	The Replacement Reserves Initial Cap equals 24 times the required monthly deposit amount.
(5)	The collateral property consists of 981,463 square feet in a 1,372,594 square foot super-regional mall.

The Loan. The fifth largest mortgage loan (the “Springfield Town Center Mortgage Loan”) is part of the Springfield Town Center Whole Loan secured by the borrower’s fee and leasehold interest in an approximately 981,463 square foot portion of a super-regional mall located in Springfield, Virginia (such portion, the “Springfield Town Center Property”). The Springfield Town Center Whole Loan is evidenced by eight pari passu promissory notes and accrues interest at a rate of 7.115% per annum on an Actual/360 basis. The Springfield Town Center Whole Loan has a 5-year term and is interest only for the entire duration of the term. The Springfield Town Center Whole Loan was co-originated on June 20, 2025 by Goldman Sachs Bank USA (“GSBI”) and Barclays Capital Real Estate Inc. (“BCREI”). The Springfield Town Center Mortgage Loan is evidenced by the non-controlling Note A-1-2 contributed by Goldman Sachs Mortgage Company and non-controlling Note A-2-2 and Note A-2-4 contributed by BCREI with an aggregate original principal balance of $50,000,000. The Springfield Town Center Whole Loan is anticipated to be serviced under the pooling and servicing agreement for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Retail – Super Regional Mall 6500 Springfield Mall Springfield, VA 22150	Collateral Asset Summary – Loan No. 5 Springfield Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.6% 1.86x 14.0%

BBCMS 2025-5C37 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Springfield Town Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$27,600,000	$27,600,000	BBCMS 2025-5C37(2)	Yes
A-1-2	$30,000,000	$30,000,000	Benchmark 2025-V17	No
A-1-3(1)	$32,400,000	$32,400,000	GSBI	No
A-2-1	$18,400,000	$18,400,000	BBCMS 2025-5C37(2)	No
A-2-2	$16,000,000	$16,000,000	Benchmark 2025-V17	No
A-2-3(1)	$11,600,000	$11,600,000	BCREI	No
A-2-4	$4,000,000	$4,000,000	Benchmark 2025-V17	No
A-2-5(1)	$10,000,000	$10,000,000	BCREI	No
Whole Loan	$150,000,000	$150,000,000
(1)	Expected to be contributed to a future securitization.
(2)	The BBCMS 2025-5C37 transaction is expected to close on or about September 25, 2025.

The Property. The Springfield Town Center Property is an approximately 981,463 SF portion of a super-regional mall located at 6500 Springfield Mall in Springfield, Fairfax County, Virginia (the “Mall”). The Mall is a two-story, enclosed super-regional mall that encompasses approximately 1,372,594 square feet of gross leasable area (“GLA”) on a 75.99-acre parcel. The borrower owns the fee interest in the Springfield Town Center Property, except for a portion of the parking lot which is owned in fee by a third party, and ground leased by the borrower. The Mall includes non-collateral JC Penney (third-party owned) and Target (which owns its store and underlying land). Constructed between 1972 and 1996, the Springfield Town Center Property underwent extensive remodeling in 2014.

The Mall is anchored by JC Penney (non-collateral), Macy's, and Target (non-collateral), and complemented by junior anchor tenants including Burlington, Dave & Buster's, Dick's Sporting Goods, H & M, LA Fitness, Lego Discovery Center, Nordstrom Rack, and Regal Cinemas. All junior anchor stores and the cinema are owned by the borrower as part of the Springfield Town Center Property.

Its location in the northeast quadrant of the intersection of Interstates 95, 395, and 495 provides regional accessibility. The center also benefits from local access via Franconia-Springfield Parkway and South Van Dorn Street, and mass transit access through the nearby Franconia-Spring Metrorail Station and Virginia Railway Express station. The surrounding area is experiencing developments such as the new TSA headquarters, the proposed Springfield Gateway project, and Inova's medical campus expansion. A 2.42-acre parcel was recently sold for a 450-unit multifamily complex, further contributing to the mixed-use vision for the area, which is scheduled to be delivered by the end of 2025. Additionally, the borrower sponsor has designated a parcel for a multifamily Phase II project (approximately 400 units), and the borrower sponsor plans to sell the land to a third-party developer. There is also a parcel slated for a 150-key hotel adjacent to the JCPenney parking garage on the western border of the site, and this parcel is owned by a non-affiliated third party.

The following table presents certain information relating to the historical capital Investment at the Springfield Town Center Property:

Historical Capital Investment(1)
	2019	2020	2021	2022	2023	2024	2025 YTD	Grand Total
General CapEx	$ 1,288,791	$ 61,675	$ 468,120	$ 3,643,530	$ 1,381,107	$ 840,846	$ 230,466	$ 7,914,534
Tenant Improvements	$ 1,552,301	$ 139,258	$ 871,290	$ 1,282,012	$ 3,835,134	$ 880,377	$ 88,281	$ 8,648,653
Development	$ 65,798	$ 143,203	$ 69,846	$ 736,862	$ 2,460,801	$ 486,476	$ 22,854	$ 3,985,840
Grand Total	$ 2,906,890	$ 344,136	$ 1,409,255	$ 5,662,404	$ 7,677,042	$ 2,207,699	$ 341,601	$ 20,549,028
(1)	Source: borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Retail – Super Regional Mall 6500 Springfield Mall Springfield, VA 22150	Collateral Asset Summary – Loan No. 5 Springfield Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.6% 1.86x 14.0%

The following tables present certain information relating to the historical inline tenant sales and anchor tenant sales at the Springfield Town Center Property:

Sales Performance History (In-Line Tenancy)
Sales	2019	2021	2022	2023	2024	April 2025 TTM
Total Property Sales(1)	$ 213,322,922	$ 188,864,207	$ 203,787,331	$ 214,051,968	$ 214,523,519	$ 209,180,482
Total Comp Sales (<10,000 SF)	$ 118,823,657	$ 116,228,797	$ 121,806,507	$ 125,307,781	$ 125,939,047	$ 115,489,324
Comp Sales (<10,000 SF) PSF	$ 555	$ 558	$ 572	$ 601	$ 607	$ 614
Occupancy Cost	13.9%	13.7%	13.2%	12.5%	12.3%	11.3%
(1)	Total sales are based on reporting inline tenants only.

Sales Performance History (Anchor Tenancy)
		2019		2021		2022		2023		2024		April 2025 TTM
Anchor	SF	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF
Macy's	252,245	$39,800,000	$157.78	$37,000,000	$146.68	$38,600,000	$153.03	$37,500,000	$148.66	$36,967,677	$146.55	$36,580,403	$145.02
JCPenney(1)	209,144	NAV	NAV	$14,000,000	$55.50	$13,000,000	$51.54	$12,500,000	$49.55	NAV	NAV	NAV	NAV
Target	180,841	NAV	NAV	NAV	NAV	$52,000,000	$206.15	$52,000,000	$206.15	NAV	NAV	NAV	NAV
(1)	Sales for JCPenney are estimated.

Major Tenants. The three largest tenants by underwritten base rent at the Springfield Town Center Property are Dave & Buster’s, Dick’s Sporting Goods and Regal Cinemas.

Dave & Buster's (38,778 SF; 4.0% of NRA; 7.6% of underwritten base rent): Dave & Buster's operates entertainment and dining venues across North America. Its establishments offer food and beverages, along with entertainment attractions such as games, live sports, and other televised events. Dave & Buster's began its lease at Springfield Town Center in December 2015. The lease is scheduled to expire in December 2030 and has an in place rent of $41.50 per square foot.

Dick's Sporting Goods (53,891 SF; 5.5% of NRA; 6.3% of underwritten base rent): Dick’s Sporting Goods operates as an omni-channel sporting goods retailer across the United States. The company provides a selection of authentic sports equipment, apparel, footwear, and accessories. In addition to its primary brand, Dick’s Sporting Goods, the company also owns and operates specialty concept stores such as Golf Galaxy, Public Lands, Moosejaw, and Going Going Gone!, along with offering products online and through mobile applications. This junior anchor store is owned by the borrower as part of the Springfield Town Center Property. The company's lease is scheduled to expire in January 2030, and has an in place rent of $25.00 per square foot.

Regal Cinemas (49,788 SF; 5.1% of NRA; 6.1% of underwritten base rent): Regal Cinemas, a subsidiary of Cineworld Group, operates one of the largest and most geographically diverse movie theater circuits in the United States, spanning over 40 states, the District of Columbia, and Guam. It manages 425 theaters and 5,774 screens under the Regal Cinemas, Edwards Theatres, and United Artists Theatres banners. This cinema is owned by the borrower as part of the Springfield Town Center Property. The company's lease is scheduled to expire in October 2031, and has an in place rent of $25.83 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Retail – Super Regional Mall 6500 Springfield Mall Springfield, VA 22150	Collateral Asset Summary – Loan No. 5 Springfield Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.6% 1.86x 14.0%

The following table presents certain information relating to the largest tenants at the Springfield Town Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)
Non-Collateral Retail Anchor Tenants
J.C. Penney	NR/NR/NR	209,144	NAP	$0	$0.00	0.0%	8/8/2041(3)	N
Target	A/A2/A	180,841	NAP	$0	$0.00	0.0%	8/8/2041(3)	N
Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.		389,985	NAP	$0	$0.00	0.0%

Remaining Tenants
Dave & Buster's	NR/NR/NR	38,778	4.0%	$1,609,260	$41.50	7.6%	12/31/2030	N
Dick's Sporting Goods	NR/Baa2/BBB	53,891	5.5%	$1,347,275	$25.00	6.3%	1/31/2030	N
Regal Cinemas	NR/NR/NR	49,788	5.1%	$1,286,024	$25.83	6.1%	10/31/2031	N
LA Fitness	NR/NR/NR	41,173	4.2%	$1,242,189	$30.17	5.8%	10/31/2029	N
Nordstrom Rack	BB+/Ba2/BB	33,107	3.4%	$841,249	$25.41	4.0%	4/30/2030	N
Burlington	NR/NR/BB+	29,909	3.0%	$777,634	$26.00	3.7%	2/28/2034	N
Macy's	BBB-/Ba2/BB+	252,245	25.7%	$575,000	$2.28	2.7%	2/28/2035	N
Yard House	NR/NR/NR	10,296	1.0%	$523,243	$50.82	2.5%	11/30/2029	N
Chuy's	NR/NR/NR	7,864	0.8%	$399,648	$50.82	1.9%	12/31/2029	N
Maggiano's Little Italy	NR/B1/BB+	10,750	1.1%	$392,394	$36.50	1.8%	10/31/2029	N
Major Tenants Subtotal / Wtd. Avg.		527,801	53.8%	$8,993,916	$17.04	42.3%
Non Major Tenants Collateral Total / Wtd. Avg.		386,530	39.4%	$12,256,630	$31.71	57.7%
Occupied Collateral Total / Wtd. Avg.		914,331	93.2%	$21,250,546	$23.24	100.0%
Vacant Space		67,132	6.8%
Collateral Total		981,463	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2025 (including signed not open tenants), with rent steps through June 30, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The Lease Expiration Date reflects the expiration date of the related easement and operating agreement between the tenant and the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Retail – Super Regional Mall 6500 Springfield Mall Springfield, VA 22150	Collateral Asset Summary – Loan No. 5 Springfield Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.6% 1.86x 14.0%

The following table presents certain information relating to the lease rollover schedule at the Springfield Town Center Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	56,228	5.7%	5.7%	$704,629	3.3%	$12.53	20
2026	73,960	7.5%	13.3%	$2,514,696	11.8%	$34.00	26
2027	59,728	6.1%	19.4%	$2,208,379	10.4%	$36.97	26
2028	50,106	5.1%	24.5%	$1,649,121	7.8%	$32.91	19
2029	89,680	9.1%	33.6%	$3,994,177	18.8%	$44.54	17
2030	152,790	15.6%	49.2%	$4,742,122	22.3%	$31.04	13
2031	57,238	5.8%	55.0%	$1,551,774	7.3%	$27.11	3
2032	7,958	0.8%	55.8%	$289,941	1.4%	$36.43	2
2033	8,770	0.9%	56.7%	$258,600	1.2%	$29.49	2
2034	56,726	5.8%	62.5%	$1,099,157	5.2%	$19.38	5
2035	266,322	27.1%	89.6%	$1,977,951	9.3%	$7.43	13
2036 & Thereafter	34,825	3.5%	93.2%	$260,000	1.2%	$7.47	2
Vacant	67,132	6.8%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	981,463	100.0%		$21,250,546	100.0%	$23.24	148
(1)	Based on the underwritten rent roll dated May 31, 2025 (including signed not open tenants), with rent steps through June 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Retail – Super Regional Mall 6500 Springfield Mall Springfield, VA 22150	Collateral Asset Summary – Loan No. 5 Springfield Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.6% 1.86x 14.0%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Springfield Town Center Property:

Cash Flow Analysis(1)
	2019	2020	2021	2022	2023	2024	TTM February 28, 2025	Underwritten	Per SF
Base Rental Revenue	$20,290,398	$17,728,285	$18,936,817	$18,580,264	$19,451,131	$20,648,719	$20,593,476	$21,250,546	$21.65
Overage / Percentage Rent	1,262,532	1,095,975	1,860,505	2,822,619	2,152,620	1,978,200	1,872,471	1,091,796	$1.11
Kiosks / Temporary / Specialty	1,803,883	1,481,663	1,484,491	1,571,179	1,433,896	1,541,411	1,517,944	1,573,424	$1.60
Utility Reimbursement	2,437,658	1,927,392	2,078,531	2,085,006	2,295,632	2,470,278	2,480,799	2,480,799	$2.53
Total Commercial Reimbursement Revenue	9,400,840	8,364,633	7,136,206	6,909,354	6,966,106	6,864,889	6,880,189	7,091,877	$7.23
Market Revenue from Vacant Units	0	0	0	0	0	0	0	2,321,134	$2.36
Other Revenue	1,242,933	1,233,339	886,119	1,082,931	1,308,836	1,124,050	1,113,027	1,115,790	$1.14
Potential Gross Revenue	$36,438,245	$31,831,287	$32,382,670	$33,051,353	$33,608,221	$34,627,547	$34,457,908	$36,925,366	$37.62
Vacancy Loss	0	0	0	0	0	0	0	(2,321,134)	($2.36)
Commercial Credit Loss	(561,468)	(3,478,183)	(451,689)	262,775	305,678	(381,347)	(360,626)	(301,141)	($0.31)
Effective Gross Revenue	$35,876,777	$28,353,105	$31,930,981	$33,314,128	$33,913,899	$34,246,200	$34,097,281	$34,303,091	$34.95
Real Estate Taxes	6,336,690	6,085,151	4,932,178	5,043,056	4,532,027	4,418,655	4,471,781	4,506,048	$4.59
Insurance	276,921	323,396	391,793	443,424	484,349	501,495	512,936	604,078	$0.62
Ground Rent	611,727	611,727	611,727	611,727	611,727	611,727	611,727	884,373	$0.90
Utilities	2,701,093	2,318,003	2,207,875	2,654,308	2,823,475	2,792,089	2,790,814	2,558,472	$2.61
Repairs & Maintenance	2,479,309	2,183,816	2,380,294	2,472,661	2,757,984	2,811,441	2,675,171	859,899	$0.88
Janitorial	524,758	447,434	488,343	515,238	545,720	563,695	552,684	437,450	$0.45
Management Fee	0	0	0	0	0	0	424,647	1,000,000	$1.02
Payroll (Office, Security, Maintenance)	445,994	355,202	327,554	378,253	395,111	100,000	441,158	1,438,206	$1.47
Advertising	350,532	313,486	248,083	421,175	306,527	250,702	250,645	250,000	$0.25
General and Administrative - Direct	768,568	768,111	759,129	767,631	872,627	1,266,179	901,333	774,832	$0.79
Total Expenses	14,495,594	13,406,327	12,346,976	13,307,474	13,329,546	13,315,983	13,632,895	13,313,358	$13.56
Net Operating Income	$21,381,183	$14,946,778	$19,584,005	$20,006,654	$20,584,353	$20,930,217	$20,464,386	$20,989,733	$21.39
Replacement Reserves	0	0	0	0	0	0	0	196,293	$0.20
TI/LC	0	0	0	0	0	0	0	712,570	$0.73
Net Cash Flow	$21,381,183	$14,946,778	$19,584,005	$20,006,654	$20,584,353	$20,930,217	$20,464,386	$20,080,870	$20.46

Occupancy	NAV	90.2%	91.7%	91.1%	96.1%	97.3%	95.8%	93.7(2)%
NOI Debt Yield(3)	14.3%	10.0%	13.1%	13.3%	13.7%	14.0%	13.6%	14.0%
NCF DSCR(3)	1.98x	1.38x	1.81x	1.85x	1.90x	1.93x	1.89x	1.86x
(1)	Based on the underwritten rent roll dated May 31, 2025 (including signed not open tenants), with rent steps through June 30, 2026.
(2)	Represents Economic Occupancy.
(3)	NCF DSCR and NOI Debt Yield are based on the Springfield Town Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Retail – Super Regional Mall 6500 Springfield Mall Springfield, VA 22150	Collateral Asset Summary – Loan No. 5 Springfield Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.6% 1.86x 14.0%

Appraisal. According to the appraisal, the Springfield Town Center Property had an “As-Is” value of $274,600,000 as of April 1, 2025.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Springfield Town Center	$274,600,000	7.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated May 20, 2025 there were no recognized environmental conditions at the Springfield Town Center Property.

The Market. The Springfield Town Center Property is located in the Springfield-Interstate Corridor, which is subdivided into three sub-regions: Burke, Newington/Lorton, and Springfield Franconia, with Springfield Town Center located in the Springfield Franconia sub-region. According to the appraisal, the vacancy rate for neighborhood and community centers was 10.3% in the fourth quarter of 2024. Asking and effective rents grew 0.3% to $21.85 PSF and $19.15 PSF, respectively, during the fourth quarter of 2024. The immediate area is going through a development of the new TSA headquarters and the proposed Springfield Gateway project as well as the expansion by Inova for a medical campus and full-service hospital.

The Borrower and the Borrower Sponsor. The borrower for the Springfield Town Center Whole Loan is PR Springfield Town Center LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Springfield Town Center Whole Loan. The borrower sponsor is PREIT Realty, LLC (“PREIT”). PREIT is a leading owner and operator of retail real estate located in the eastern half of the United States. Headquartered in Philadelphia, PA, the company owns over 16.5 million square feet of retail space in the eastern half of the United States with a concentration in the Mid-Atlantic region’s top metropolitan statistical areas. PREIT emerged from bankruptcy in 2024 as a private Delaware LLC and embarked on the pre-packaged reorganization plan which was supported by 100% of PREIT’s secured lenders. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. The carveout guarantor is PREIT Associates, L.P.

Property Management. The Springfield Town Center Property is managed by PREIT Services, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At origination, the borrower was required to deposit into escrow (i) $1,500,000 for future tenant improvements and leasing costs, (ii) $980,567 for unfunded obligations and (iii) $440,784 for one month of real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period (as defined below), except if the Springfield Town Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced or an enforcement action is continuing, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to the gross leasable area of the Springfield Town Center Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Macy’s Retail Holdings, LLC, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.20 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required monthly deposit.

Rollover Reserves – On a monthly basis, the borrower is required to escrow an amount equal to the gross leasable area of the Springfield Town Center Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Macy’s Retail Holdings, LLC) multiplied by $1.50 and divided by 12 on a monthly basis for ongoing rollover reserves. During a Trigger Period, the borrower is also required to escrow any lease termination payments in excess of $2,000,000.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) a Low Debt Yield Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrower has cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Yield Period has ended pursuant to the definition thereof, or, after the Lockout Release Date, the borrower has prepaid the Springfield Town Center Whole Loan in an amount that would result in a debt yield of at least 11% in accordance with the Springfield Town Center Whole Loan documents or provided additional credit support in an amount such that when added to the underwritten net operating income, would result in a debt yield of 11% or above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Retail – Super Regional Mall 6500 Springfield Mall Springfield, VA 22150	Collateral Asset Summary – Loan No. 5 Springfield Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.6% 1.86x 14.0%

A “Low Debt Yield Period” commences upon the debt yield coverage being less than 11% for two consecutive calendar quarters, and will end upon the Springfield Town Center Whole Loan achieving a debt yield of at least 11% for two consecutive calendar quarters.

Lockbox / Cash Management. The Springfield Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Springfield Town Center Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrower.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Release of Collateral. The borrower has the right to obtain releases of outparcels, which include specified portions of the Springfield Town Center Property each identified in the Springfield Town Center Whole Loan documents as a “Release Parcel” and as the “Multifamily Release Parcel”, it being acknowledged and agreed that (i) the boundary lines of such Multifamily Release Parcel are not yet final and may be subject to further adjustments to address city or county approval requirements and/or redevelopment needs, which boundary line adjustments may be permitted without further approval of the lender or the applicable servicer, provided the same do not increase the size of the parcel by more than 15% or would not otherwise be reasonably expected to have a material adverse effect (as certified by the borrower) on the remaining Springfield Town Center Property and (ii) such Multifamily Release Parcel may be subdivided into two or more separate parcels prior to or concurrently with a potential release of the same. In addition, the Springfield Town Center Whole Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrower, (ii) the ability of the borrower to repay the Springfield Town Center Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the Springfield Town Center Whole Loan origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) the borrower certifies that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the Release Parcel) the remaining improvements located on the Springfield Town Center Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC-related conditions.

Ground Lease. Part of the collateral represents the borrower’s leasehold interest in a 4.367-acre surface parking area, which sits between the future hotel parcel and the office building on the corner of Loisdale Road and Franconia Road. The ground lease’s initial expiration is October 22, 2030, with two, 20-year automatic renewal options resulting in a fully-extended maturity date of October 22, 2070. Additionally, the borrower has a right of first refusal to purchase the fee interest in the parcel in the event that the ground landlord is selling the fee interest; provided, however, any exercise of such right will be a violation of the Springfield Town Center Whole Loan documents unless the lenders’ prior consent is obtained. The Springfield Town Center Whole Loan documents generally contain language such that in the event the right of first refusal is exercised, such parcel will be included as collateral for the Springfield Town Center Whole Loan. There is recourse for any termination of the ground lease, except if the borrower acquires title and the mortgage covers such portion. The landlord has agreed to accept the lender’s exercise of any renewal or purchase option as if it had been exercised by the borrower. The actual ground rent is $784,000 from January 2017 - December 2026, and there is a fair market value reset in January 2027, and every 10 years thereafter. The ground rent last reset in January 2017. The fair market value reset will be calculated by 8% of the appraised value of the ground lease area. The lender is currently underwriting to the average of the ground rent payable over the loan term, which incorporates the borrower sponsor’s budgeted increase in 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Mixed Use – Lab/Office 11 Fan Pier Boulevard and 50 Northern Avenue Boston, MA 02210	Collateral Asset Summary – Loan No. 6 Vertex HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,600,000 34.0% 3.29x 16.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Mixed Use – Lab/Office 11 Fan Pier Boulevard and 50 Northern Avenue Boston, MA 02210	Collateral Asset Summary – Loan No. 6 Vertex HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,600,000 34.0% 3.29x 16.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Mixed Use – Lab/Office 11 Fan Pier Boulevard and 50 Northern Avenue Boston, MA 02210	Collateral Asset Summary – Loan No. 6 Vertex HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,600,000 34.0% 3.29x 16.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Mixed Use – Lab/Office 11 Fan Pier Boulevard and 50 Northern Avenue Boston, MA 02210	Collateral Asset Summary – Loan No. 6 Vertex HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,600,000 34.0% 3.29x 16.5%
Mortgage Loan Information		Property Information
Loan Sellers:	BMO, GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use – Lab/Office
Borrower Sponsor:	Diversified Healthcare Trust	Collateral:	Fee
Borrower:	SNH Seaport LLC	Location:	Boston, MA
Original Balance(1):	$44,600,000	Year Built / Renovated:	2013 / NAP
Cut-off Date Balance(1):	$44,600,000	Property Management:	The RMR Group LLC
% by Initial UPB:	7.1%	Size:	1,134,479 SF
Interest Rate(2):	4.93554%	Appraised Value / Per SF(5):	$1,644,000,000 / $1,449
Note Date:	August 6, 2025	Appraisal Date:	June 10, 2025
Original Term:	60 months	Occupancy:	99.6% (as of July 1, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(6):	$92,205,654
Interest Only Period:	60 months	Underwritten NCF:	$91,922,034
First Payment Date:	October 1, 2025
Maturity Date:	September 1, 2030	Historical NOI
Additional Debt Type(1):	Pari Passu / Subordinate Debt	Most Recent NOI(6):	$63,118,234 (TTM May 31, 2025)
Additional Debt Balance(1):	$514,200,000 / $441,200,000	2024 NOI(7):	$63,072,063
Call Protection(3):	L(24),D(30),O(6)	2023 NOI(7):	$77,205,139
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$76,591,028

Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$493	$881
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$493	$881
Vertex TI Reserve:	$173,530,598	$0	NAP	Cut-off Date LTV(5):	34.0%	60.8%
Vertex Free Rent:	$58,450,518	$0	NAP	Maturity Date LTV(5):	34.0%	60.8%
Vertex Parking Garage Credit:	$1,402,908	$0	NAP	UW NOI DY:	16.5%	9.2%
				UW NCF DSCR:	3.29x	1.62x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount	$558,800,000	55.9%	Loan Payoff	$618,746,993	61.9%
Subordinate Loan Amount	441,200,000	44.1	Reserves	233,384,025	23.3
			Return of Equity	136,419,187	13.6
			Closing Costs	11,449,796	1.1
Total Sources	$1,000,000,000	100.0%	Total Uses	$1,000,000,000	100.0%
(1)	The Vertex HQ Mortgage Loan (as defined below) is part of the Vertex HQ Whole Loan (as defined below) with an aggregate original principal balance of $1,000,000,000 evidenced by 14 senior pari passu promissory notes with an aggregate original principal balance of $558,800,000 (the “Vertex HQ Senior Notes”) and 16 junior promissory notes with an aggregate original principal balance of $441,200,000 (the “Vertex HQ Junior Notes”).
(2)	4.93554% represents the per annum interest rate associated with the Vertex HQ Senior Notes. The weighted average interest rate associated with the Vertex HQ Junior Notes is 6.43191708975521% per annum and the weighted average interest rate for the Vertex HQ Whole Loan is 5.595741572% per annum.
(3)	Defeasance of the Vertex HQ Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) August 6, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the Benchmark 2025-V17 securitization trust in September 2025. The actual defeasance lockout period may be longer.
(4)	Please see “—Initial and Ongoing Reserves” below for further discussion of reserve information.
(5)	The appraisal concluded to an “As Is with Escrow Reserve” value for the Vertex HQ Property (as defined below) of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvement reserves and $58 million in upfront free rent reserves held in escrow. At origination, the borrower reserved $173.5 million for tenant improvements and $58.5 million for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025, resulting in an Appraised Value / SF of $1,243, and a Cut-off Date LTV and Maturity Date LTV of 39.6% for the Vertex HQ Senior Notes and 70.9% for the Vertex HQ Whole Loan.
(6)	The increase from Most Recent NOI to Underwritten NOI is due to the expiration of free rent periods at the Vertex HQ Property and the inclusion of tenant rent credits which assumes straight lined rent for the first 10 years of the Vertex (as defined below) lease.
(7)	The decrease from 2023 NOI to 2024 NOI is due to free rent provided in connection with the extension of the Vertex lease.

The Loan. The sixth largest mortgage loan (the “Vertex HQ Mortgage Loan”) is part of a whole loan (the “Vertex HQ Whole Loan”) evidenced by 14 Vertex HQ Senior Notes and 16 Vertex HQ Junior Notes in the aggregate original principal amount of $1,000,000,000. The Vertex HQ Whole Loan is secured by the borrower’s fee interest in a mixed-use building located in Boston, Massachusetts (the “Vertex HQ Property”). The Vertex HQ Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS Bank”) and JPMorgan Chase Bank, National Association (“JPMCB”) on August 6, 2025. The Vertex HQ Mortgage Loan is evidenced by the non-controlling Notes A-2-2-B (being contributed by BMO) and A-3-2-B (being contributed by GSMC), with an aggregate original principal balance of $44,600,000. The Vertex HQ Whole Loan will be serviced pursuant to the trust

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Mixed Use – Lab/Office 11 Fan Pier Boulevard and 50 Northern Avenue Boston, MA 02210	Collateral Asset Summary – Loan No. 6 Vertex HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,600,000 34.0% 3.29x 16.5%

and servicing agreement for the VRTX 2025-HQ securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Vertex HQ Whole Loan” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Vertex HQ Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$98,920,000	$98,920,000	VRTX 2025-HQ	Yes
A-1-2-1(1)	$60,000,000	$60,000,000	MSBNA	No
A-1-2-2(1)	$64,600,000	$64,600,000	MSBNA	No
A-2-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-2-2-A	$24,000,000	$24,000,000	BBCMS 2025-5C37(2)	No
A-2-2-B	$21,000,000	$21,000,000	Benchmark 2025-V17	No
A-2-2-C(1)	$10,000,000	$10,000,000	BMO	No
A-2-2-D	$7,300,000	$7,300,000	BBCMS 2025-5C37(2)	No
A-3-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-3-2-A	$38,700,000	$38,700,000	BBCMS 2025-5C37(2)	No
A-3-2-B	$23,600,000	$23,600,000	Benchmark 2025-V17	No
A-4-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-4-2-A(1)	$30,000,000	$30,000,000	JPMCB	No
A-4-2-B(1)	$32,300,000	$32,300,000	JPMCB	No
Senior Loan	$558,800,000	$558,800,000
B-1	$42,920,000	$42,920,000	VRTX 2025-HQ	No
B-2	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-3	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-4	$21,460,000	$21,460,000	VRTX 2025-HQ	No
C-1	$46,720,000	$46,720,000	VRTX 2025-HQ	No
C-2	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-3	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-4	$23,360,000	$23,360,000	VRTX 2025-HQ	No
D-1	$55,200,000	$55,200,000	VRTX 2025-HQ	No
D-2	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-3	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-4	$27,600,000	$27,600,000	VRTX 2025-HQ	No
E-1	$31,640,000	$31,640,000	VRTX 2025-HQ	No
E-2	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-3	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-4	$15,820,000	$15,820,000	VRTX 2025-HQ	No
Whole Loan	$1,000,000,000	$1,000,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The BBCMS 2025-5C37 transaction is expected to close on or about September 25, 2025.

The Property. The Vertex HQ Property is a Class A, LEED Gold, corporate global headquarters for Vertex Pharmaceuticals Incorporated (“Vertex”) consisting of two, fifteen-story towers interconnected by a skybridge. The Vertex HQ Property consists of approximately 52.3% office space, 42.0% lab space, 4.4% ground floor retail and 1.3% storage use. The Vertex HQ Property features floor plates of approximately 40,000 square feet on the lab floors (floors 2-8) and floor plates of approximately 28,000 square feet on the office floors (floors 9-15) with a total of 1,134,479 square feet. The Vertex HQ Property features flexible layouts that can accommodate full floor or multi-tenant users, with laboratory and research space, floor to ceiling glass exteriors, and exterior signage. The buildings also feature an 1,852-space underground parking garage (of which, 740 spaces will serve as collateral for the Vertex HQ Whole Loan, with an additional 90 spaces under control by the borrower sponsor as of the origination date). The Vertex HQ Property has averaged 99.9% occupancy since 2014. As of July 1, 2025, the Vertex HQ Property was 99.6% occupied by 10 tenants.

Major Tenants. The three largest tenants by underwritten base rent at the Vertex HQ Property are Vertex, Bright Horizons (as defined below) and Serafina.

Vertex Pharmaceuticals Incorporated (1,082,417 square feet; 95.4% of NRA; 96.7% of underwritten base rent). Vertex is a pharmaceutical company that specializes in treatments for cystic fibrosis, but is also developing drugs for pain management, sickle cell disease, beta thalassemia, alpha-1 antitrypsin deficiency, APOL1-mediated kidney disease, autosomal dominant polycystic kidney disease, IgA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Mixed Use – Lab/Office 11 Fan Pier Boulevard and 50 Northern Avenue Boston, MA 02210	Collateral Asset Summary – Loan No. 6 Vertex HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,600,000 34.0% 3.29x 16.5%

nephropathy, Duchenne muscular dystrophy, myotonic dystrophy type 1, and type 1 diabetes. Vertex currently has eight approved medicines, six treatments in Phase 4 trials, three treatments in Phase 3 trials, two treatments in Phase 2 trials, seven treatments in Phase 1 trials, and multiple other concepts in early research and development. However, there can be no assurance that any of such trials will be successful. Vertex holds the largest and most advanced Cystic Fibrosis drug portfolio, serving an estimated 94,000 patients globally, and is currently on its fifth iteration of the treatment, ALFYTREK. Vertex had approximately 6,100 employees as of the end of 2024, and reportedly 60% of those employees are primarily researchers. 4,000 of the employees are based out of the Vertex HQ Property. The firm’s headcount has grown by 13% each year for the 2023 and 2024 fiscal years. Over the last year, Vertex has been included in a business magazine’s list of “100 Most Influential Companies” in 2024, a business website’s list of “World’s 50 Most Innovative Companies” in 2024, another business magazine’s list of “100 Best Companies to Work For”, and a science magazine’s “Top Employer” list. The company’s balance sheet reported $22.5 billion of assets, with $4.6 billion of cash, $6.1 billion of liabilities, with no long-term debt, and $16.4 billion of shareholder’s equity. The Vertex HQ Property is the global headquarters for Vertex, which has occupied the property since 2014, leasing 100% of the office and lab space at the Vertex HQ Property. Vertex has recently extended its lease to an expiration date of June 30, 2044, and has two, 10-year extension options.

Bright Horizons Children’s Center LLC (12,665 square feet; 1.1% of NRA; 1.0% of underwritten base rent). Bright Horizons Children’s Center LLC (“Bright Horizons”) is a global provider of early education and childcare, back-up care, and workforce education services. Bright Horizons operates more than 1,000 early education and childcare centers in the United States, United Kingdom, the Netherlands, Australia, and India serving more than 1,450 employers. Bright Horizons has been a tenant at the Vertex HQ Property since May of 2014, has a lease expiration date of May 31, 2035, and has two, 5-year extension options.

11 Fan Pier Restaurant, LLC (dba Serafina) (8,747 square feet; 0.8% of NRA; 0.4% of underwritten base rent). 11 Fan Pier Restaurant, LLC (dba Serafina) (“Serafina”) is an Italian pizza and pasta concept restaurant started by Vittorio Assaf and Fabio Granato in 1995. Since the opening of the original location in New York City, Serafina has expanded into three continents, with dozens of restaurants in the United States and around the world. The Serafina location at the Vertex HQ Property opened in June 2022 and provides diners with an extended menu and large dining space with floor-to-ceiling windows, an outdoor patio, and a dedicated pizza kitchen and bar. The leasing entity for Serafina is 11 Fan Pier Restaurant, LLC. Serafina has a lease expiration date of June 30, 2032 and has two, 5-year extension options.

The following table presents certain information relating to the top tenants based on the underwritten base rent at the Vertex HQ Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Option
Top Tenants
Vertex Pharmaceuticals Incorporated	NR/NR/NR	1,082,417	95.4%	$77,971,013	$72.03	96.7%	6/30/2044	N	2 x 10 yr
Bright Horizons Children's Centers LLC	NR/NR/NR	12,665	1.1%	$823,225	$65.00	1.0%	5/31/2035	N	2 x 5 yr
11 Fan Pier Restaurant, LLC (dba Serafina)	NR/NR/NR	8,747	0.8%	$349,880	$40.00	0.4%	6/30/2032	N	2 x 5 yr
Pier 50, LLC (dba Committee)	NR/NR/NR	7,404	0.7%	$457,444	$61.78	0.6%	5/31/2035	N	1 x 5 yr
Subtotal/Wtd. Average		1,111,233	98.0%	$79,601,562	$71.63	98.8%
Other Tenants		18,710	1.6%	$1,000,599	$53.48	1.2%
Occupied Collateral Total		1,129,943	99.6%	$80,602,161	$71.33	100.0%
Vacant Space		4,536	0.4%
Collateral Total		1,134,479	100.0%
(1)	Based on the underwritten rent roll dated as of July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Mixed Use – Lab/Office 11 Fan Pier Boulevard and 50 Northern Avenue Boston, MA 02210	Collateral Asset Summary – Loan No. 6 Vertex HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,600,000 34.0% 3.29x 16.5%

The following table presents certain information relating to the lease rollover schedule at the Vertex HQ Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	9,580	0.8%	0.8%	$369,666	0.5%	$38.59	3
2030(3)	2,651	0.2%	1.1%	$280,688	0.3%	$105.88	1
2031	4,200	0.4%	1.4%	$204,708	0.3%	$48.74	1
2032	8,747	0.8%	2.2%	$349,880	0.4%	$40.00	1
2033	0	0.0%	2.2%	$0	0.0%	$0.00	0
2034	0	0.0%	2.2%	$0	0.0%	$0.00	0
2035	22,348	2.0%	4.2%	$1,426,206	1.8%	$63.82	3
2036 & Thereafter	1,082,417	95.4%	99.6%	$77,971,013	96.7%	$72.03	1
Vacant	4,536	0.4%	100.0%	NAP	NAP	$0.00	NAP
Total / Wtd. Avg.	1,134,479	100.0%		$80,602,161	100.0%	$71.33	10
(1)	Based on the underwritten rent roll dated as of July 1, 2025.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.
(3)	The maturity date of the Vertex HQ Whole Loan is September 1, 2030.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Vertex HQ Property:

Cash Flow Analysis
	2021	2022	2023	2024	TTM 5/31/2025	U/W	U/W Per SF
Gross Potential Rent(1)	$74,371,640	$75,078,971	$75,516,734	$80,906,848	$81,138,181	$95,819,110	$84.46
Other Income	3,714,039	4,023,874	4,192,426	4,186,002	4,236,981	4,192,427	$3.70
Recoveries	26,659,132	28,255,759	29,963,764	30,217,931	29,986,255	31,202,684	$27.50
Free Rent	0	0	0	(19,439,403)	(19,481,761)	0	$0.00
Net Rental Income	$104,744,812	$107,358,604	$109,672,924	$95,871,378	$95,879,656	$131,214,221	$115.66
(Vacancy/Credit Loss)	0	0	0	0	0	(6,560,711)	($5.78)
Effective Gross Income	$104,744,812	$107,358,604	$109,672,924	$95,871,378	$95,879,656	$124,653,510	$109.88
Real Estate Taxes	21,692,441	23,093,856	24,258,466	24,814,654	24,481,889	25,975,029	$22.90
Insurance	1,272,128	1,307,149	1,421,006	1,591,309	1,572,855	1,656,901	$1.46
Other Operating Expenses	6,021,366	6,366,571	6,788,313	6,393,353	6,706,678	4,815,926	$4.25
Total Expenses	$28,985,935	$30,767,576	$32,467,786	$32,799,316	$32,761,422	$32,447,856	$28.60
Net Operating Income	$75,758,877	$76,591,028	$77,205,139(2)	$63,072,063(2)	$63,118,234(3)	$92,205,654(3)	$81.28
Capital Expenditures	0	0	0	0	0	283,620	$0.25
TI/LC	0	0	0	0	0	0	$0.00
Net Cash Flow	$75,758,877	$76,591,028	$77,205,139	$63,072,063	$63,118,234	$91,922,034	$81.03

Occupancy	99.9%	99.9%	99.9%	99.6%	99.6%(4)	95.0%(5)
NCF DSCR(6)	2.71x	2.74x	2.76x	2.26x	2.26x	3.29x
NOI Debt Yield(6)	13.6%	13.7%	13.8%	11.3%	11.3%	16.5%
(1)	U/W Gross Potential Rent is based on the underwritten rent roll dated as of July 1, 2025 and includes rent steps through July 2026 totaling $28,474, straight line rent for Vertex for the first 10 years of its lease of $14,720,942 and $496,008 of gross up of vacant space.
(2)	The decrease in Net Operating Income from 2023 to 2024 is due to free rent provided in connection with the extension of the Vertex lease.
(3)	The increase in Net Operating Income from TTM 5/31/2025 to UW is due to the expiration of free rent periods at the Vertex HQ Property (and the escrow of remaining free rent) and the inclusion of tenant rent credits which assumes straight lined rent for the first 10 years of the Vertex lease.
(4)	TTM 5/31/2025 Occupancy is based on the underwritten rent roll dated as of July 1, 2025.
(5)	U/W Occupancy is based on the underwritten economic occupancy.
(6)	NCF DSCRs and NOI Debt Yields are based on the Vertex HQ Senior Notes and exclude the Vertex HQ Junior Notes. The U/W NOI Debt Yield and U/W NCF DSCR for the Vertex HQ Whole Loan are 9.2% and 1.62x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Mixed Use – Lab/Office 11 Fan Pier Boulevard and 50 Northern Avenue Boston, MA 02210	Collateral Asset Summary – Loan No. 6 Vertex HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,600,000 34.0% 3.29x 16.5%

Appraisal. According to the appraisal, the Vertex HQ Property had an “As Is with Escrow Reserve” appraised value for the Vertex HQ Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvement reserves and $58 million in upfront free rent reserves held in escrow. At origination, the borrower reserved $173.5 million for tenant improvements and $58.5 million for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025.

Vertex HQ “As Is With Escrow Reserve” Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Vertex HQ	$1,644,000,000	5.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated June 16, 2025, there was no evidence of any recognized environmental conditions at the Vertex HQ Property.

The Market. The Vertex HQ Property is located in the Seaport district of Boston, Massachusetts. Seaport is emerging as a location for lab projects, benefiting from tenant spillover from supply-constrained Cambridge and Back Bay, plus demand for modern, well-located research and development space. Seaport has a diverse array of nearly 100 restaurants and has access to Boston’s major transportation systems, including I-90, the silver line (MBTA), Boston Logan Airport, and South Station.

According to a third-party market research report, as of the first quarter of 2025, the vacancy rate in the Boston life science market was 22.8%, with average asking rents of $94.13 PSF triple net and an inventory of approximately 16,306,769 square feet. According to a third-party market research report, as of the first quarter of 2025, the Seaport life science submarket had a vacancy rate of 33.0%, with average asking rents of $93.40 PSF triple net and an inventory of approximately 5,785,901 square feet. According to the appraisal, the 2024 total population within a one-, three-, and five-mile radius of the Vertex HQ Property was 36,107, 349,249, and 899,212, respectively. According to the appraisal, the 2024 average household income within the same radii was $199,494, $158,395, and $146,651, respectively.

The following table presents recent leasing data at comparable lab/office properties with respect to Vertex HQ Property:

Comparable Leases Summary(1)
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(2) Boston, MA	2013 / NAP	1,134,479	Vertex	1,082,417	Aug. 2024	19.9	$72.03	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	88,153	Jan. 2028	9.8	$115.00	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	84,324	Jul. 2028	5.0	$110.00	NNN
100-700 Technology Square Cambridge, MA	1964 / 2001	1,660,578	Intellia Therapeutics	147,000	Jul. 2025	13.4	$108.00	NNN
100 Cambridgeside Place Cambridge, MA	1985 / 2023	163,000	Smartlabs, Inc.	163,000	Sep. 2024	15.0	$135.00	NNN
441 Morgan Avenue Cambridge, MA	2024 / NAP	375,000	Astellas Pharma	63,000	Jul. 2024	11.0	$106.00	NNN
585 Third Street Cambridge, MA	2026 / NAP	605,000	Takeda Pharmaceuticals	605,000	Mar. 2026	15.0	$135.00	NNN
Confidential Boston, MA	1958 / 2019	705,465	Confidential	58,063	May 2024	10.0	$87.00	NNN
(1)	Source: Appraisal, unless specified otherwise.
(2)	Information is based on the underwritten rent roll dated as of July 1, 2025, other than Year Built / Renovated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Mixed Use – Lab/Office 11 Fan Pier Boulevard and 50 Northern Avenue Boston, MA 02210	Collateral Asset Summary – Loan No. 6 Vertex HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,600,000 34.0% 3.29x 16.5%

The following table presents recent leasing data at comparable retail properties with respect to the Vertex HQ Property:

Comparable Leases Summary(1)
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(2) Boston, MA	2013 / NAP	1,134,479	Pier 50, LLC (dba Committee)(3) Starbucks Corporation	6,704 2,089	Jul. 2024 Sep. 2024	10.9 5.0	$64.58 $78.54	NNN NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	12,310	Nov. 2024	15.0	$95.00	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	15,978	May 2024	10.0	$81.32	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	1,714	Nov. 2023	7.0	$110.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Pure Glow Tanning LLC	1,221	Apr. 2024	10.0	$105.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Circle Furniture	5,966	Mar. 2022	10.0	$60.00	NNN
30 Thompson Place Boston, MA	1900 / 2010	56,000	Lineage Brands, LLC	5,731	Dec. 2023	10.0	$85.00	NNN
1 Marina Park Drive Boston, MA	2009 / NAP	500,000	Empire	13,839	Sep. 2023	10.0	$61.50	NNN
(1)	Source: Appraisal, unless specified otherwise.
(2)	Information is based on the underwritten rent roll dated as of July 1, 2025, other than Year Built / Renovated.
(3)	Pier 50, LLC (dba Committee) also leases 700 square feet of storage space. The information presented in the table above excludes this storage space, other than Size (SF).

The following table presents information relating to the appraisal’s market rent conclusion for the Vertex HQ Property:

Market Rent Summary(1)
Tenant Category	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Life Science	$90.00	126	3.0% per annum	$150.00	$75.00
Retail	$65.00	120	3.0% per annum	$50.00	$12.11(2)
Daycare	$50.00	120	3.0% per annum	$30.00	$10.00
Storage	$25.00	120	$0.00 per annum	$0.00	$0.00
Charity/Public	$0.00	120	$0.00 per annum	$0.00	$0.00
Bank	$100.00	120	3.0% per annum	$50.00	$15.00
Starbucks	$75.00	120	3.0% per annum	$50.00	$15.00
(1)	Source: Appraisal, unless specified otherwise.
(2)	Represents the weighted average between the 11 Fan Pier Boulevard building ($10.00) and the 50 Northern Avenue building ($15.00).

The Borrower and the Borrower Sponsor. The borrower for the Vertex HQ Whole Loan is SNH Seaport LLC, a Delaware limited liability company and special purpose entity with one independent director. Special legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Vertex HQ Whole Loan.

The borrower sponsor and non-recourse carve-out guarantor is Diversified Healthcare Trust (“DHC”). DHC is a real estate investment trust focused on owning and operating a portfolio of healthcare properties across the United States. Its portfolio includes medical office buildings, life science facilities, senior living communities, and other healthcare related real estate. DHC is managed by The RMR Group LLC (“RMR”). RMR is a leading U.S. alternative asset management company focused on commercial real estate and related businesses. The RMR Group’s vertical integration is strengthened by over 900 real estate professionals in more than 30 offices nationwide who manage approximately $40 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. RMR is headquartered in Newton, Massachusetts and was founded in 1986. The obligations of the non-recourse carveout guarantor with respect to recourse for bankruptcy events are capped at the greater of $100,000,000 or 10% of the outstanding principal balance of the Vertex HQ Whole Loan.

Property Management. The Vertex HQ Property is managed by RMR, which is an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Mixed Use – Lab/Office 11 Fan Pier Boulevard and 50 Northern Avenue Boston, MA 02210	Collateral Asset Summary – Loan No. 6 Vertex HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,600,000 34.0% 3.29x 16.5%

Initial and Ongoing Reserves. On the origination date, the borrower was required to deposit into escrow $233,384,024.64 for unfunded obligations (the “Unfunded Obligations Reserve”), which are allocated as follows: approximately (i) $173,530,598 for tenant improvements for Vertex, (ii) $58,450,518 for free rent credits for Vertex and (iii) $1,402,908 for parking garage credits as a lease incentive. The lender is required to disburse Unfunded Obligations Reserve funds to the borrower with respect to leases to which such deposit into the Unfunded Obligations Reserve relates, provided (a) no event of default is continuing, (b) the borrower submits a request for payment of tenant improvement costs and/or leasing commissions at least 10 days prior to the date the borrower requests the payment to be made and (c) satisfaction of other terms and conditions as set forth in the Vertex HQ Whole Loan documents.

Tax Escrows – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows – On a monthly basis during a Trigger Period, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Lockbox / Cash Management. The Vertex HQ Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Vertex HQ Property are required to be deposited directly by the borrower or the manager on behalf of the borrower, as applicable, to the lockbox account and, so long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Trigger Period, the borrower will not be permitted access to the funds in the lockbox account, and such funds will be required to be transferred to the lender-controlled cash management account and disbursed according to the Vertex HQ Whole Loan documents. During a Trigger Period, all excess cash is required to be held by the lender as additional security for the Vertex HQ Whole Loan; provided, that, so long as no event of default exists, excess cash will be available to the borrower (i) to fund shortfalls in debt service on the Vertex HQ Whole Loan, and (ii) to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by the lender. Additionally, the amount of excess cash flow funds required to be held in the related excess cash flow account may not exceed the Debt Yield Trigger Cure Prepayment Amount (as defined below). In lieu of depositing all excess cash flow funds into the excess cash flow account, and for so long as no event of default under the Vertex HQ Whole Loan has occurred and is continuing, the borrower may require the initial guarantor to deliver an excess cash flow guaranty to the lender that is capped at the Debt Yield Trigger Cure Prepayment Amount; provided, that the borrower delivers to the lender (at the borrower’s sole cost and expense) a legal opinion that such excess cash flow guaranty has been duly authorized.

A “Trigger Period” will commence upon the earliest of (i) the occurrence of an event of default under the Vertex HQ Whole Loan documents; (ii) the debt yield of the Vertex HQ Whole Loan being less than 7.50% for two consecutive calendar quarters; or (iii) a Tenant Credit Event (as defined below).

A Trigger Period and will end upon (a) with respect to clause (i) above, the cure of such event of default; (b) with respect to clause (ii) above, (x) the Vertex HQ Whole Loan having a debt yield equal to or greater than 7.50% for two calendar quarters, (y) the borrower prepays the Vertex HQ Whole Loan in an amount sufficient to increase the debt yield to no less than 7.50% or (z) the date that borrower delivers cash or a letter of credit in an amount sufficient to reach a debt yield greater than 7.50% (such amount, the “Debt Yield Trigger Cure Prepayment Amount”); or (c) with respect to clause (iii) above, the obligations of the tenant with respect to the relevant portion of the Vertex HQ Property are affirmed in bankruptcy, such tenant is open for business and in occupancy of the relevant portion of the Vertex HQ Property or such portion of the Vertex HQ Property is re-leased to a new tenant on terms and conditions reasonably approved by the lender.

A “Tenant Credit Event” means (x) a bankruptcy event with respect to Vertex or (y) the space demised under the Vertex lease as of the origination date is less than 80% leased at any time during the term of the Vertex HQ Whole Loan.

Current Mezzanine or Secured Subordinate Indebtedness The Vertex HQ Junior Notes have an outstanding principal balance as of the Cut-off Date of $441.2 million, and the weighted average interest rate associated with the Vertex HQ Junior Notes is 6.43191708975521% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Vertex HQ Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. After the earlier of 120 days from the origination date or the securitization of the Vertex HQ Whole Loan, the borrower will have a one-time right without the consent of the lenders to obtain one or more mezzanine loans, subject to certain conditions, including (a) no event of default under the Vertex HQ Whole Loan is then continuing, (b) the principal amount of the mezzanine loan(s) do not exceed an amount that would result in (i) an aggregate loan-to-value ratio for the total debt being no greater than 60.8% or (ii) the debt yield for the total debt being not less than 8.3%, and (c) the lender under such mezzanine loan(s) must satisfy certain eligibility requirements (as described in the Vertex HQ Whole Loan documents). Otherwise, the borrower may not incur additional debt, whether unsecured or secured, provided, that the foregoing restrictions will specifically exclude (x) any permitted encumbrances and taxes and other charges that are being contested in good faith and (y) trade payables and lease agreements for equipment used at the Vertex HQ Property and other similar arrangements, which may not exceed, at any one time, 5% of the original amount of the Vertex HQ Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Mixed Use – Lab/Office 11 Fan Pier Boulevard and 50 Northern Avenue Boston, MA 02210	Collateral Asset Summary – Loan No. 6 Vertex HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,600,000 34.0% 3.29x 16.5%

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Various – Various Various Various, NY Various	Collateral Asset Summary – Loan No. 7 Soudry NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 63.1% 1.37x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Various – Various Various Various, NY Various	Collateral Asset Summary – Loan No. 7 Soudry NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 63.1% 1.37x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Various – Various Various Various, NY Various	Collateral Asset Summary – Loan No. 7 Soudry NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 63.1% 1.37x 8.9%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype(6):	Various - Various
Borrower Sponsor(s):	Jonathan Soudry, Ariel Soudry and Steven Soudry	Collateral:	Fee
Borrower(s)(1):	Various	Location(6):	Various, NY
Original Balance(2):	$30,000,000	Year Built / Renovated(6):	Various / Various
Cut-off Date Balance(2):	$30,000,000	Property Management:	Better Living Properties Management LLC
% by Initial UPB:	4.8%	Size(7):	204 Units
Interest Rate:	6.29000%	Appraised Value / Per Unit:	$123,700,000 / $606,373
Note Date:	July 31, 2025	Appraisal Date:	Various
Original Term:	60 months	Occupancy:	99.0% (as of July 2, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	96.8%
Original Amortization:	NAP	Underwritten NOI:	$6,932,285
Interest Only Period:	60 months	Underwritten NCF:	$6,807,839
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2030	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$6,902,918 (TTM June 30, 2025)
Additional Debt Balance(2):	$48,000,000	2024 NOI:	$6,587,686
Call Protection(3):	L(25),D(28),O(7)	2023 NOI:	$6,491,818
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$5,503,032

Reserves(4)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$382,353
Taxes:	$333,627	$166,814	NAP	Maturity Date Loan / Unit:	$382,353
Insurance:	$63,234	$31,617	NAP	Cut-off Date LTV:	63.1%
Replacement Reserves:	$0	$7,491	NAP	Maturity Date LTV:	63.1%
TI/LC:	$0	$2,600	$100,000	UW NOI DY:	8.9%
Deferred Maintenance:	$32,750	$0	NAP	UW NCF DSCR:	1.37x
Other Reserves(5):	$632,750	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$78,000,000	100.0%	Loan Payoff	$69,974,631	89.7%
			Sponsor Equity	5,443,929	7.0
			Closing Costs	1,519,079	1.9
			Upfront Reserves	1,062,361	1.4
Total Sources	$78,000,000	100.0%	Total Uses	$78,000,000	100.0%
(1)	See “The Borrowers and the Borrower Sponsors” below.
(2)	The Soudry NYC Multifamily Portfolio Mortgage Loan (as defined below) is part of the Soudry NYC Multifamily Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $78,000,000. The Financial Information in the chart above is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the Soudry NYC Multifamily Portfolio Whole Loan.
(3)	Defeasance of the Soudry NYC Multifamily Portfolio Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Soudry NYC Multifamily Portfolio Whole Loan to be securitized and (b) July 31, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2025-V17 securitization in September 2025. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” below.
(5)	Initial Other Reserves are comprised of a $632,750 SBA loan reserve to account for certain outstanding Small Business Administration loans made to certain of the borrowers. See “Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in the Preliminary Prospectus.
(6)	See the chart titled “Portfolio Summary” under “The Properties” below.
(7)	Size represents the multifamily component of the Soudry NYC Multifamily Portfolio Properties (as defined below) which also include 31,200 square feet of retail space.

The Loan. The seventh largest mortgage loan (the “Soudry NYC Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interests in a 204-unit, 13 property multifamily and retail portfolio located in the Lower East Side, East Village, Brighton Beach and Flatbush neighborhoods of Manhattan and Brooklyn, New York (collectively, the “Soudry NYC Multifamily Portfolio Properties”). The Soudry NYC Multifamily Portfolio Mortgage Loan is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $78,000,000 (the “Soudry NYC Multifamily Portfolio Whole Loan”). The Soudry NYC Multifamily Portfolio Whole Loan was originated on July 31, 2025 by CREFI and accrues interest at a fixed rate of 6.29000% per annum. The Soudry NYC Multifamily Portfolio Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Soudry NYC Multifamily Portfolio Whole Loan is August 6, 2030. The Soudry NYC Multifamily

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Various – Various Various Various, NY Various	Collateral Asset Summary – Loan No. 7 Soudry NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 63.1% 1.37x 8.9%

Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $30,000,000.

The relationship between the holders of the Soudry NYC Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Soudry NYC Multifamily Portfolio Whole Loan will initially be serviced under the pooling and servicing agreement for the Benchmark 2025-V17 securitization trust and upon the contribution of the controlling Note A-1 to a securitization trust. will be serviced under the pooling and servicing agreement for such securitization trust See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$48,000,000	$48,000,000	CREFI	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2025-V17	No
Whole Loan	$78,000,000	$78,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Soudry NYC Multifamily Portfolio Properties are comprised of 12 multifamily properties and one retail property totaling 204 residential units and 31,200 square feet of retail space, located throughout the Lower East Side, East Village, Flatbush and Brighton Beach neighborhoods of New York City. The multifamily component of the Soudry NYC Multifamily Portfolio Properties consists of 204 units, of which 32 are rent stabilized, and accounts for 76.6% of underwritten base rent. The multifamily component of the Soudry NYC Multifamily Portfolio Properties has a unit mix of 91 studio units, 22 one-bedroom units, 72 two-bedroom units, 17 three-bedroom units, and two four-bedroom units. The retail component of the Soudry NYC Multifamily Portfolio Properties is comprised of 16 retail tenants located within the one retail property and on the ground floor of certain of the multifamily properties accounting for 23.4% of underwritten base rent. As of July 2, 2025, the multifamily component of the Soudry NYC Multifamily Portfolio Properties was 99.0% leased and the retail component was 100.0% leased.

The following table presents certain information relating to the Soudry NYC Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Property Type(1)	Location(1)	Year Built / Renovated(1)	# of Units(2)(3)	Occupancy(2)(3)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
9 & 11 Stanton Street	Multifamily	New York, NY	1900 / 1989	36	97.2%	$5,105,769	17.0%	$1,189,730	17.2%	$20,200,000
210 Rivington Street	Multifamily	New York, NY	1920 / 2013	20	100.0%	$3,997,115	13.3%	$916,610	13.2%	$16,700,000
19 Stanton Street	Multifamily	New York, NY	1900 / NAP	13	100.0%	$2,694,231	9.0%	$606,326	8.7%	$11,100,000
76 East 1st Street	Multifamily	New York, NY	1900 / 1999	16	100.0%	$2,555,769	8.5%	$609,232	8.8%	$10,600,000
120 Orchard Street	Multifamily	New York, NY	1900 / 2003	13	100.0%	$2,339,423	7.8%	$543,288	7.8%	$10,200,000
624 East 11th Street	Multifamily	New York, NY	1900 / 1987	25	100.0%	$2,196,538	7.3%	$499,671	7.2%	$9,500,000
203 Chrystie Street	Multifamily	New York, NY	1900 / 1992	20	100.0%	$2,171,154	7.2%	$504,064	7.3%	$8,600,000
244 East Houston Street	Multifamily	New York, NY	1900 / 1988	14	100.0%	$2,071,154	6.9%	$475,430	6.9%	$8,100,000
15 Stanton Street	Multifamily	New York, NY	1900 / 1989	13	92.3%	$2,044,615	6.8%	$465,720	6.7%	$8,600,000
126 East 7th Street	Multifamily	New York, NY	1900 / 1985, 2008	11	100.0%	$1,689,038	5.6%	$390,396	5.6%	$6,900,000
2848 Brighton 7th Street	Multifamily	Brooklyn, NY	2007 / NAP	16	100.0%	$1,497,500	5.0%	$352,227	5.1%	$6,100,000
17 Stanton Street	Multifamily	New York, NY	2000 / NAP	7	100.0%	$1,096,154	3.7%	$248,209	3.6%	$4,400,000
1111 Flatbush Avenue	Retail	Brooklyn, NY	1930 / NAP	4,800 SF	100.0%	$541,538	1.8%	$131,383	1.9%	$2,700,000
Total/ Wtd. Avg				204	99.0%	$30,000,000	100.0%	$6,932,285	100.0%	$123,700,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated July 2, 2025.
(3)	Total # of Units and Occupancy reflect the multifamily component of the Soudry NYC Multifamily Portfolio Properties which also includes 31,200 square feet of commercial space which was 100.0% occupied as of July 2, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Various – Various Various Various, NY Various	Collateral Asset Summary – Loan No. 7 Soudry NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 63.1% 1.37x 8.9%

The following table presents certain information relating to the unit mix at the Soudry NYC Multifamily Portfolio Properties:

Portfolio Unit Mix
Property Name	Neighborhood(1)	# of Units(2)(3)	Rent Controlled or Rent Stabilized(2)	Commercial SF(2)	Occupancy(2)(3)	Studio(2)	1BR(2)	2BR(2)	3BR(2)	4BR(2)	Average Rent per Unit(2)	Average Market Rent Per Unit(1)
9 & 11 Stanton Street	Lower East Side	36	6	1,750 SF	97.2%	0	3	33	0	0	$3,424	$3,867
210 Rivington Street	Lower East Side	20	6	4,400 SF	100.0%	0	0	7	13	0	$4,171	$4,645
19 Stanton Street	Lower East Side	13	1	3,200 SF	100.0%	1	2	8	2	0	$4,071	$4,269
76 East 1st Street	East Village	16	1	2,850 SF	100.0%	8	4	4	0	0	$2,855	$3,013
120 Orchard Street	Lower East Side	13	0	3,600 SF	100.0%	9	3	0	0	1	$3,527	$3,650
624 East 11th Street	East Village	25	2	0 SF	100.0%	25	0	0	0	0	$2,630	$2,750
203 Chrystie Street	Lower East Side	20	0	2,100 SF	100.0%	20	0	0	0	0	$2,632	$2,650
244 East Houston Street	East Village	14	0	1,800 SF	100.0%	12	0	1	1	0	$3,168	$3,207
15 Stanton Street	Lower East Side	13	0	1,500 SF	92.3%	3	7	3	0	0	$3,702	$3,665
126 East 7th Street	East Village	11	0	1,800 SF	100.0%	6	3	2	0	0	$3,509	$3,491
2848 Brighton 7th Street	Brighton Beach	16	16	2,600 SF	100.0%	0	0	14	1	1	$2,753	$2,950
17 Stanton Street	Lower East Side	7	0	800 SF	100.0%	7	0	0	0	0	$3,014	$3,100
1111 Flatbush Avenue	Flatbush	NAP	NAP	4,800 SF	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Total/ Wtd. Avg		204	32	31,200 SF	99.0%	91	22	72	17	2	$3,260	$3,455
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated July 2, 2025. Average Rent per Unit is based on occupied units.
(3)	Total # of Units and Occupancy reflect the multifamily component of the Soudry NYC Multifamily Portfolio Properties which also includes 31,200 square feet of commercial space which was 100.0% occupied as of July 2, 2025.

The following table presents certain information relating to the retail tenants at the Soudry NYC Multifamily Portfolio Properties:

Retail Tenant Summary(1)
Tenant	Property Name	Credit Rating (Moody’s / S&P / Fitch)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
One & One	76 East 1st Street	NR/NR/NR	2,850	9.1%	$324,687	$113.93	13.5%	7/31/2033	N	N
Arpeggio1 Hospitality LLC	120 Orchard Street	NR/NR/NR	3,600	11.5%	$284,280	$78.97	11.8%	6/30/2034	N	1 x 5 yr
19 Stanton Restaurant	19 Stanton Street	NR/NR/NR	3,200	10.3%	$241,885	$75.59	10.0%	9/30/2031	N	N
The Bar on Houston LLC	244 East Houston Street	NR/NR/NR	1,800	5.8%	$200,850	$111.58	8.3%	7/31/2039	N	N
Giano's Restaurant	126 East 7th Street	NR/NR/NR	1,800	5.8%	$177,022	$98.35	7.3%	12/31/2031	N	1 x 5 yr
JDS Restaurant	9 & 11 Stanton Street	NR/NR/NR	1,250	4.0%	$162,311	$129.85	6.7%	11/30/2029	N	N
99 Cents Store	1111 Flatbush Avenue	NR/NR/NR	4,800	15.4%	$156,000	$32.50	6.5%	5/31/2030	N	N
JBDP - Stanton Corp.	17 Stanton Street	NR/NR/NR	800	2.6%	$153,275	$191.59	6.4%	7/14/2028	N	1 x 5 yr
Rivington Deli	210 Rivington Street	NR/NR/NR	2,400	7.7%	$139,851	$58.27	5.8%	1/31/2028	N	N
Bumble Bee Daycare	2848 Brighton 7th Street	NR/NR/NR	2,600	8.3%	$114,546	$44.06	4.8%	12/31/2032	N	N
Total Major Tenants			25,100	80.4%	$1,954,708	$77.88	81.1%
Non- Major Tenants			6,100	19.6%	$456,759	$74.88	18.9%
Total Occupied			31,200	100.0%	$2,411,466	$77.29	100.0%
Vacant			0	0.0%
Total			31,200	100.0%
(1)	Based on the underwritten rent rolls dated July 2, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Various – Various Various Various, NY Various	Collateral Asset Summary – Loan No. 7 Soudry NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 63.1% 1.37x 8.9%

The following table presents certain information relating to the lease rollover schedule for the retail tenants at the Soudry NYC Multifamily Portfolio Properties, based on initial lease expiration dates:

Retail Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	1,800	5.8%	5.8%	$156,970	6.5%	$87.21	2
2027	1,400	4.5%	10.3%	$90,812	3.8%	$64.87	1
2028	4,700	15.1%	25.3%	$407,207	16.9%	$86.64	3
2029	1,250	4.0%	29.3%	$162,311	6.7%	$129.85	2
2030	4,800	15.4%	44.7%	$156,000	6.5%	$32.50	1
2031	5,000	16.0%	60.7%	$418,907	17.4%	$83.78	2
2032	2,600	8.3%	69.1%	$114,546	4.8%	$44.06	1
2033	2,850	9.1%	78.2%	$324,687	13.5%	$113.93	1
2034	3,600	11.5%	89.7%	$284,280	11.8%	$78.97	1
2035 & Thereafter	3,200	10.3%	100.0%	$295,746	12.3%	$92.42	3
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	31,200	100.0%		$2,411,466	100.0%	$77.29	17
(1)	Based on the underwritten rent rolls dated July 2, 2025, with contractual rent steps through July 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Soudry NYC Multifamily Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	TTM 6/30/2025	U/W	U/W Per Unit(1)
Base Rent - Residential	$6,235,964	$7,472,256	$7,542,677	$7,650,373	$7,903,206	$38,741.21
Potential Income from Vacant Units	0	0	0	138,551	78,600	$385.29
Gross Potential Rent - Residential	$6,235,964	$7,472,256	$7,542,677	$7,788,924	$7,981,806	$39,126.50
Other Income - Residential	0	0	0	0	0	$0.00
Net Rental Income - Residential	$6,235,964	$7,472,256	$7,542,677	$7,788,924	$7,981,806	$39,126.50
(Vacancy / Credit Loss)	0	0	0	(138,551)	(258,965)	($1,269.43)
Effective Gross Income - Residential	$6,235,964	$7,472,256	$7,542,677	$7,650,373	$7,722,841	$37,857.07

Base Rent - Commercial	$1,964,222	$1,895,933	$2,039,382	$2,239,946	$2,411,466	$77.29
Potential Income from Vacant Space	0	0	0	61,668	0	$0.00
Gross Potential Rent - Commercial	$1,964,222	$1,895,933	$2,039,382	$2,301,614	$2,411,466	$77.29
Other Income – Commercial(2)	0	0	0	0	165,551	$5.31
Net Rental Income - Commercial	$1,964,222	$1,895,933	$2,039,382	$2,301,614	$2,577,017	$82.60
(Vacancy / Credit Loss)	0	0	0	(61,668)	(128,851)	($4.13)
Effective Gross Income -Commercial	$1,964,222	$1,895,933	$2,039,382	$2,239,946	$2,448,166	$78.47

Total Effective Gross Income	$8,200,186	$9,368,189	$9,582,059	$9,890,319	$10,171,008	$49,857.88

Real Estate Taxes	1,696,741	1,744,412	1,807,615	1,791,396	1,907,747	$9,351.70
Insurance	219,076	274,903	275,586	275,586	361,336	$1,771.26
Management Fee	246,006	281,046	287,462	296,710	305,130	$1,495.74
Other Expenses(3)	535,332	576,011	623,710	623,710	664,510	$3,257.40
Total Expenses	$2,697,154	$2,876,371	$2,994,373	$2,987,402	$3,238,723	$15,876.09

Net Operating Income	$5,503,032	$6,491,818	$6,587,686	$6,902,918	$6,932,285	$33,981.79
Replacement Reserves - Residential	0	0	0	0	85,206	$417.68
Replacement Reserves - Commercial	0	0	0	0	4,680	$22.94
Normalized TI/LC - Commercial	0	0	0	0	34,560	$169.41
Net Cash Flow	$5,503,032	$6,491,818	$6,587,686	$6,902,918	$6,807,839	$33,371.76

Occupancy	98.7%	99.3%	98.6%	99.0%(4)	96.8%(5)
NCF DSCR(6)	1.11x	1.31x	1.32x	1.39x	1.37x
NOI Debt Yield(6)	7.1%	8.3%	8.4%	8.8%	8.9%
(1)	U/W Per Unit is based on 204 residential units for all line items except for the commercial line items which are based on 31,200 square feet of commercial space.
(2)	Other Income - Commercial includes real estate tax and utility reimbursements.
(3)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.
(4)	Represents most recent occupancy for the multifamily component of the Soudry NYC Multifamily Portfolio Properties as of July 2, 2025.
(5)	Represents economic occupancy.
(6)	Based on the Soudry NYC Multifamily Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Various – Various Various Various, NY Various	Collateral Asset Summary – Loan No. 7 Soudry NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 63.1% 1.37x 8.9%

Appraisals. The appraisals concluded to an aggregate “As-Is” value of the individual properties comprising the Soudry NYC Multifamily Portfolio Properties of $123,700,000.

Soudry NYC Multifamily Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
9 & 11 Stanton Street	$20,200,000	5.50%
210 Rivington Street	$16,700,000	5.75%
19 Stanton Street	$11,100,000	5.50%
76 East 1st Street	$10,600,000	5.75%
120 Orchard Street	$10,200,000	5.50%
624 East 11th Street	$9,500,000	5.25%
203 Chrystie Street	$8,600,000	5.50%
244 East Houston Street	$8,100,000	5.75%
15 Stanton Street	$8,600,000	5.50%
126 East 7th Street	$6,900,000	5.75%
2848 Brighton 7th Street	$6,100,000	6.25%
17 Stanton Street	$4,400,000	5.50%
1111 Flatbush Avenue	$2,700,000	6.25%
Total / Wtd. Avg.	$123,700,000	5.62%
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental reports dated between May 29, 2025 and July 2, 2025, identified recognized environmental conditions at each of the 210 Rivington Street property and the 244 East Houston Street property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Soudry NYC Multifamily Portfolio Properties are located in the Lower East Side (seven properties, 64.5% of underwritten net operating income), East Village (four properties, 28.5% of underwritten net operating income), Brighton Beach (one property, 5.1% of underwritten net operating income), and Flatbush (one property, 1.9% of underwritten net operating income) neighborhoods of Manhattan and Brooklyn.

The 9 & 11 Stanton Street, 210 Rivington Street, 19 Stanton Street, 120 Orchard Street, 203 Chrystie Street, 15 Stanton Street, and 17 Stanton Street properties are located in the Lower East Side neighborhood of New York City (collectively, the “Lower East Side Properties”) and the 76 East 1st Street, 624 East 11th Street, 244 East Houston Street, and 126 East 7th Street properties are located in the East Village neighborhood of New York City (collectively, the “East Village Properties”). According to the appraisals, the Lower East Side Properties and the East Village Properties are located within the broader Lower East Side submarket of New York City, which is characterized primarily by residential uses, with retail and commercial uses ancillary to the residential buildings. Primary access to the Lower East Side submarket is provided by the 4, 5, 6, F, J, M, Z, N, Q, and R subway lines along with regional and local bus services. According to the appraisals, as of the first quarter of 2025, the Lower East Side multifamily submarket had inventory of 79,747 units, a vacancy rate of 0.6%, and average asking rent per unit of $4,863.

The 2848 Brighton 7th Street property is located in the Brighton Beach neighborhood of the South Shore Brooklyn multifamily submarket of Brooklyn, New York. According to the appraisal, the Brighton Beach neighborhood of New York City is known for its proximity to the Atlantic Ocean and public amenities like the Coney Island boardwalk and beach. Primary access to the Brighton Beach neighborhood is provided by the B and Q subway lines along with regional and local bus services. According to a third party market research report, as of June 6, 2025, the South Shore Brooklyn multifamily submarket had inventory of 29,745 units, a vacancy rate of 1.4%, and average asking rent of $2,103 per unit.

The 1111 Flatbush Avenue property is in the Flatbush neighborhood of the South Brooklyn retail submarket of Brooklyn, New York. The 1111 Flatbush Avenue property is located along Flatbush Avenue, which, according to the appraisal, is the primary commercial corridor of the Flatbush neighborhood. Primary access to the Flatbush neighborhood is provided by the 2, 4, 5, B, and Q subway lines along with regional and local bus services. According to the appraisal, as of December 31, 2024, the South Brooklyn retail submarket had inventory of 44,859,056 square feet, a vacancy rate of 3.0%, and average asking rent of $46.69 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Various – Various Various Various, NY Various	Collateral Asset Summary – Loan No. 7 Soudry NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 63.1% 1.37x 8.9%

The following table presents certain information relating to comparable multifamily properties to the Soudry NYC Multifamily Portfolio Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
Lower East Side Properties(2)(3) New York, NY	-	Various	122	Studio FM	367 SF	$2,768
				1BR/1BA FM	511 SF	$3,689
				1BR/1BA RS	435 SF	$1,325
				2BR/1BA FM	471 SF	$3,848
				2BR/1BA RS	425 SF	$2,220
				3BR/1BA FM	566 SF	$5,062
				3BR/1BA RS	540 SF	$5,299
				4BR/2BA FM	1,150 SF	$9,200
7 Rivington Street	0.1 mi	1900 / NAV	17	2 BR / 1 BA	675 SF	$4,699
245 Eldridge Street	0.2 mi	1900 / NAV	10	4 BR / 2 BA	1,250 SF	$10,000
108 Ludlow Street	0.4 mi	1986 / NAV	21	0 BR / 1 BA	417 SF	$3,200
168 Stanton Street	0.4 mi	1920 / NAV	20	3 BR / 1 BA	863 SF	$5,350
139 Mulberry Street	0.6 mi	1900 / NAV	20	1 BR / 1 BA	400 SF	$3,500
East Village Properties(2)(4) New York, NY	-	Various	66	Studio FM	354 SF	$2,720
				Studio RS	370 SF	$1,570
				1BR/1BA FM	436 SF	$3,478
				2BR/1BA FM	618 SF	$4,258
				2BR/1BA RS	510 SF	$1,442
				3BR/1BA FM	1,010 SF	$6,600
233 1st Avenue	0.4 mi	1900 / NAV	3	3 BR / 1 BA	1,000 SF	$6,450
324 East 4th Street	0.5 mi	1920 / NAV	11	1 BR / 1 BA	588 SF	$4,300
143 Ludlow Street	0.5 mi	1920 / NAV	23	2 BR / 1 BA	420 SF	$4,500
111 Chrystie Street	0.9 mi	1900 / NAV	23	0 BR / 1 BA	400 SF	$2,900
2848 Brighton 7th Street(2) Brooklyn, NY	-	2007 / NAP	16	2BR/1.5BA RS	840 SF	$2,646
				3BR/1.5BA RS	1,020 SF	$3,500
				4BR/1.5BA RS	1,210 SF	$3,500
2456 Ocean Parkway	0.9 mi	1965 / NAV	3	2BR / 1BA	900 SF	$2,199
1 Parkway Court	0.9 mi	1930 / NAV	3	3BR / 1.5BA	1,150 SF	$3,799
1499 East 15th Street	2.4 mi	1930 / NAV	2	4BR / 2BA	1,200 SF	$3,900
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated July 2, 2025. Average Rent Per Unit reflects the average value for occupied units.
(3)	The Lower East Side Properties include 9 & 11 Stanton Street, 210 Rivington Street, 19 Stanton Street, 120 Orchard Street, 203 Chrystie Street, 15 Stanton Street and 17 Stanton Street. The distances for the comparable properties represent the distances from the 19 Stanton Street property.
(4)	The East Village Properties include 76 East 1st Street, 624 East 11th Street, 244 East Houston Street and 126 East 7th Street. The distances for the comparable properties represent the distances from the 126 East 7th Street property.

The Borrowers and the Borrower Sponsors. The borrowers are Air Power Air-Conditioning Corp., First and First Realty Corp., 244 Houston Corp., 9-11 Stanton Street Realty Corp. and 203 Chrystie Street Realty Corp., each a New York corporation, and SAJ Realty, LLC, Brighton Terrace, LLC, 1111 Flatbush Realty, LLC, Eleventh Street Realty LLC, 19 Stanton Realty LLC, Orchard Street Realty LLC, 126 East 7th LLC, 210 Rivington A.S. Realty LLC and 210 Rivington Realty Holdings LLC, each a New York limited liability company. Each borrower is a single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Soudry NYC Multifamily Portfolio Whole Loan. In addition, 210 Rivington A.S. Realty LLC and 210 Rivington Realty Holdings LLC own the 210 Rivington Street property as tenants-in-common. The borrower sponsors and non-recourse carveout guarantors are Ariel Soudry, Jonathan Soudry and Steven Soudry of Better Living Properties, which specializes in residential and commercial properties in Manhattan and Brooklyn.

Property Management. The Soudry NYC Multifamily Portfolio Properties are managed by Better Living Properties Management LLC, which is an affiliate of the borrowers.

Initial and Ongoing Reserves. At origination of the Soudry NYC Multifamily Portfolio Whole Loan, the borrowers deposited approximately (i) $32,750 into a reserve for immediate repairs, (ii) $333,627 into a reserve account for real estate taxes, (iii) $632,750 into a reserve account for repayment of the SBA Loans (as defined below) and (iv) $63,234 into a reserve account for insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Various – Various Various Various, NY Various	Collateral Asset Summary – Loan No. 7 Soudry NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 63.1% 1.37x 8.9%

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $166,814).

Insurance Reserve –The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $31,617).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $7,491.

Leasing Reserve – The borrowers are required to deposit into a leasing reserve, on a monthly basis, approximately $2,600; provided, however, that as long as no event of default has occurred and is continuing, the borrowers will not be required to make any such deposit to the extent it would cause the funds in the leasing reserve to exceed $100,000.

Lockbox / Cash Management. The Soudry NYC Multifamily Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all non-residential tenants at the Soudry NYC Multifamily Portfolio Properties directing them to remit all payments into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Soudry NYC Multifamily Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Soudry NYC Multifamily Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Soudry NYC Multifamily Portfolio Whole Loan, unless a Trigger Period no longer exists, in which case they are to be disbursed to the borrowers. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Soudry NYC Multifamily Portfolio Whole Loan documents, the lender may apply funds to the Soudry NYC Multifamily Portfolio Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Soudry NYC Multifamily Portfolio Whole Loan documents and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Soudry NYC Multifamily Portfolio Whole Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. Certain of the borrowers have additional secured indebtedness in connection with five loans (collectively, the “SBA Loans”) made by the Small Business Administration (the “SBA”) in an aggregate amount of $632,750. The SBA Loans are comprised of: (i) a $150,000 loan from the SBA to 9-11 Stanton Street Realty Corp., dated December 18, 2020, (ii) a $150,000 loan from the SBA to 210 Rivington Realty Holdings LLC, dated December 16, 2020, (iii) a $150,000 loan from the SBA to 244 Houston Corp., dated December 18, 2020, (iv) a $150,000 loan from the SBA to Brighton Terrace, LLC, dated April 21, 2021, and (v) a $32,750 loan from the SBA to 1111 Flatbush Realty, LLC, dated March 27, 2021. Each SBA Loan is secured by all tangible and intangible personal property of each applicable borrower. In connection with the SBA Loans, the SBA filed UCC financing statements against each borrower (collectively, the “SBA UCCs”) Within 30 days of origination of the Soudry NYC Multifamily Portfolio Mortgage Loan, the borrowers were obligated to either (i) pay off the SBA Loans in full and use commercially reasonable efforts to pursue the termination of the SBA UCCs or (ii) obtain executed subordination agreements from the SBA, in form reasonably acceptable to the lender, for each of the SBA Loans. With respect to termination of the SBA UCCs, the lender is required to extend such 30 day period for an additional 30 day period if the borrowers deliver evidence reasonably acceptable to lender confirming that the borrowers are diligently pursuing termination of the SBA UCCs. According to the borrower sponsor, the borrowers have requested a payoff letter from the SBA, but have not finalized payment of the SBA Loans nor have the SBA UCCs been terminated. See “Description of the Mortgage Pool—Single Purpose Entity Covenants” in the Preliminary Prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Provided that no event of default is continuing under the Soudry NYC Multifamily Portfolio Whole Loan documents, at any time after the earlier to occur of (x) the date that is two years after the closing date of the securitization trust in which the final Soudry NYC Multifamily Portfolio Whole Loan note is contributed and (y) July 31, 2029 and prior to August 6, 2030, the borrowers may deliver defeasance collateral and obtain the release of one or more individual Soudry NYC Multifamily Portfolio Properties, provided that, among other conditions, (i) the portion of the Soudry NYC Multifamily Portfolio Whole Loan that is defeased is in an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Soudry NYC Multifamily Portfolio Property or Properties being released and (b) the net sales proceeds applicable to such individual Soudry NYC Multifamily Portfolio Property or Properties, (ii) the borrowers deliver a REMIC opinion and (iii) after giving effect to the release, (I) the debt service coverage ratio with respect to the remaining Soudry

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Various – Various Various Various, NY Various	Collateral Asset Summary – Loan No. 7 Soudry NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 63.1% 1.37x 8.9%

NYC Multifamily Portfolio Properties is greater than the greater of (a) 1.37x and (b) the debt service coverage ratio for all of the individual Soudry NYC Multifamily Portfolio Properties immediately prior to the release, (II) the debt yield with respect to the remaining Soudry NYC Multifamily Portfolio Properties is greater than the greater of (a) 8.73% and (b) the debt yield for all of the individual Soudry NYC Multifamily Portfolio Properties immediately prior to the release and (III) the loan-to-value ratio with respect to the remaining Soudry NYC Multifamily Portfolio Properties is no greater than the lesser of (a) 63.1% and (b) the loan-to-value ratio for all of the individual Soudry NYC Multifamily Portfolio Properties immediately prior to the release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Industrial – Flex 170 53rd Street Brooklyn, NY 11232	Collateral Asset Summary – Loan No. 8 170 53rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 55.6% 1.42x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Industrial – Flex 170 53rd Street Brooklyn, NY 11232	Collateral Asset Summary – Loan No. 8 170 53rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 55.6% 1.42x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Industrial – Flex 170 53rd Street Brooklyn, NY 11232	Collateral Asset Summary – Loan No. 8 170 53rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 55.6% 1.42x 10.2%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Industrial - Flex
Borrower Sponsor(s):	Steven Frisch	Collateral:	Fee
Borrower(s):	SCF Realty Delaware LLC	Location:	Brooklyn, NY
Original Balance:	$28,000,000	Year Built / Renovated:	1925 / 2020
Cut-off Date Balance:	$28,000,000	Property Management:	SCF Realty II, LLC
% by Initial UPB:	4.5%	Size:	153,969 SF
Interest Rate:	6.68000%	Appraised Value (As Is) / Per SF:	$50,400,000 / $327
Note Date:	July 25, 2025	Appraisal Date:	June 11, 2025
Original Term:	60 months	Occupancy:	99.5% (as of July 17, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$2,869,085
Interest Only Period:	60 months	Underwritten NCF:	$2,699,301
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,822,242 (TTM May 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$2,785,756
Call Protection:	L(25),D(28),O(7)	2023 NOI:	$2,625,822
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$2,400,732

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$182
Taxes:	$182,840	$60,947	NAP	Maturity Date Loan / SF:	$182
Insurance:	$52,137	$13,034	NAP	Cut-off Date LTV:	55.6%
Replacement Reserves:	$0	$1,796	NAP	Maturity Date LTV:	55.6%
TI / LC:	$0	$6,415	$153,969	UW NOI DY:	10.2%
Deferred Maintenance:	$65,819	$0	NAP	UW NCF DSCR:	1.42x
Other(2):	$153,267	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	100.0%	Loan Payoff	$24,132,296	86.2%
			Sponsor Equity	2,836,338	10.1
			Closing Costs	577,302	2.1
			Upfront Reserves	454,064	1.6
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%
(1)	Please refer to “Initial and Ongoing Reserves” below for further discussion of reserve requirements.
(2)	Initial Other Reserves are comprised of a $153,267 gap rent reserve.

The Loan. The eighth largest mortgage loan (the “170 53rd Street Mortgage Loan”) is secured by the borrower’s fee interest in a 153,969 square foot industrial flex property located in Brooklyn, New York (the “170 53rd Street Property”). The 170 53rd Street Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $28,000,000. The 170 53rd Street Mortgage Loan was originated on July 25, 2025 by CREFI and accrues interest at a fixed rate of 6.68000% per annum. The 170 53rd Street Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the 170 53rd Street Mortgage Loan is the payment date that occurs on August 6, 2030.

The Property. The 170 53rd Street Property is comprised of a three-story flex property totaling 153,969 square feet, located in the Sunset Park neighborhood of Brooklyn, New York. The 170 53rd Street Property was originally constructed in 1925 and was most recently renovated in 2020. The 170 53rd Street Property is situated on a 1.48-acre site and contains 13 to 20-foot clear heights, three dock-high doors, and four drive in doors. As of July 17, 2025, the 170 53rd Street Property was 99.5% occupied by a diverse mix of 52 tenants with no tenant accounting for more than 23.3% of net rentable area or 21.6% of underwritten base rent.

Major Tenants. The three largest tenants based on underwritten base rent are CIOT New York Inc. (“Ciot”), Platinum Home Health Care and Rubber Stamp Creation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Industrial – Flex 170 53rd Street Brooklyn, NY 11232	Collateral Asset Summary – Loan No. 8 170 53rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 55.6% 1.42x 10.2%

Ciot (35,933 square feet; 23.3% of net rentable area; 21.6% of underwritten base rent) Founded in 1950, Ciot is an importer and retailer of ceramic and stone tiles, stone slabs (marble, slate, granite, onyx, quartz), and mosaics for use in kitchens, bathrooms, and flooring. Ciot offers customers exclusive and custom products and has a presence in both the residential and commercial markets. Ciot has been at the 170 53rd Street Property since November 2019 and has a current lease term through October 2029 with two, five-year renewal options and no termination options.

Platinum Home Health Care (24,314 square feet; 15.8% of net rentable area; 18.0% of underwritten base rent) Founded in 1993, Platinum Home Health Care is a licensed home health care service agency offering in-home care to clients. Platinum Home Health Care offers services such as home health aides, skilled nursing, physical and occupational therapy, and more. Platinum Home Health Care has been at the 170 53rd Street Property since 2016 and has a current lease term through November 2029 with no renewal or termination options.

Rubber Stamp Creation (8,760 square feet; 5.7% of net rentable area; 5.9% of underwritten base rent) Rubber Stamp Creation is a local custom stamp store creating rubber stamps for individual and business use. The Rubber Stamp Creation design team creates both stock stramps and customized stamps from personal images. Rubber Stamp Creation has been at the 170 53rd Street Property since April 2018 and has a current lease term through May 2026 with no renewal or termination options.

The following table presents certain information relating to the largest tenants at the 170 53rd Street Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
Ciot	NR/NR/NR	35,933	23.3%	$910,494	$25.34	21.6%	10/31/2029	N	2 x 5 yr
Platinum Home Health Care	NR/NR/NR	24,314	15.8%	$759,321	$31.23	18.0%	11/30/2029	N	N
Rubber Stamp Creation	NR/NR/NR	8,760	5.7%	$250,436	$28.59	5.9%	5/31/2026	N	N
First In Bargains	NR/NR/NR	8,240	5.4%	$226,604	$27.50	5.4%	3/31/2029	N	N
John Marino	NR/NR/NR	7,900	5.1%	$220,220	$27.88	5.2%	2/29/2028	N	N
Kings Specialty	NR/NR/NR	8,450	5.5%	$183,240	$21.69	4.3%	8/31/2030	N	N
RX to go	NR/NR/NR	4,700	3.1%	$128,046	$27.24	3.0%	8/31/2031	N	N
Reupholstery NYC(2)	NR/NR/NR	4,350	2.8%	$119,951	$27.57	2.8%	Various	N	N
Gary Ford(3)	NR/NR/NR	4,138	2.7%	$118,106	$28.54	2.8%	Various	N	N
GrandLine	NR/NR/NR	3,600	2.3%	$102,646	$28.51	2.4%	12/31/2027	N	N
Total Major Tenants		110,385	71.7%	3,019,064	$27.35	71.6%
Non- Major Tenants		42,861	27.8%	1,200,218	$28.00	28.4%
Total Occupied		153,246	99.5%	$4,219,281	$27.53	100.0%
Vacant		723	0.5%
Total		153,969	100.0%
(1)	Based on the underwritten rent roll dated July 17, 2025, with rent steps through June 1, 2026.
(2)	Reupholstery NYC leases 550 SF of space on a month-to-month basis and 3,800 SF of space that expires June 30, 2029.
(3)	Gary Ford leases 1,160 SF of space on a month-to-month basis and 2,978 SF of space that expires May 31, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Industrial – Flex 170 53rd Street Brooklyn, NY 11232	Collateral Asset Summary – Loan No. 8 170 53rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 55.6% 1.42x 10.2%

The following table presents certain information relating to the lease rollover schedule at the 170 53rd Street Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Number of Leases Expiring
2025 & MTM(3)	16,596	10.8%	10.8%	$455,814	10.8%	$27.47	19
2026	17,310	11.2%	22.0%	$525,960	12.5%	$30.38	12
2027	14,778	9.6%	31.6%	$392,999	9.3%	$26.59	10
2028	15,725	10.2%	41.8%	$436,335	10.3%	$27.75	6
2029	75,687	49.2%	91.0%	$2,096,887	49.7%	$27.70	7
2030	8,450	5.5%	96.5%	$183,240	4.3%	$21.69	1
2031	4,700	3.1%	99.5%	$128,046	3.0%	$27.24	1
2032	0	0.0%	99.5%	$0	0.0%	$0.00	0
2033	0	0.0%	99.5%	$0	0.0%	$0.00	0
2034	0	0.0%	99.5%	$0	0.0%	$0.00	0
2035 & Thereafter	0	0.0%	99.5%	$0	0.0%	$0.00	0
Vacant	723	0.5%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	153,969	100.0%	100.0%	$4,219,281	100.0%	$27.53	56
(1)	Based on the underwritten rent rolls dated July 17, 2025, with contractual rent steps through June 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2025 & MTM includes 14 leases to which 12,496 SF of NRA and $332,764 in UW Rent are attributable that are leased on a month-to-month basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Industrial – Flex 170 53rd Street Brooklyn, NY 11232	Collateral Asset Summary – Loan No. 8 170 53rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 55.6% 1.42x 10.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 170 53rd Street Property:

Cash Flow Analysis
	2021	2022	2023	2024	TTM 5/31/2025	UW(1)	UW PSF
Base Rent	$3,128,738	$3,449,071	$3,634,074	$3,756,719	$3,820,189	$4,131,869	$26.84
Contractual Rent Steps	0	0	0	0	0	87,412	$0.57
Potential Income from Vacant Space	0	0	0	0	0	23,536	$0.15
Gross Potential Rent	$3,128,738	$3,449,071	$3,634,074	$3,756,719	$3,820,189	$4,242,817	$27.56
Total Reimbursements	0	0	70,503	39,235	49,162	165,964	$1.08
Net Rental Income	$3,128,738	$3,449,071	$3,704,577	$3,795,954	$3,869,351	$4,408,782	$28.63
Other Income(2)	222,920	367,228	433,316	435,335	422,194	422,194	$2.74
(Vacancy & Credit Loss)	0	0	0	0	0	(241,549)	($1.57)
Effective Gross Income	$3,351,658	$3,816,299	$4,137,894	$4,231,289	$4,291,545	$4,589,427	$29.81

Real Estate Taxes	471,179	501,921	556,323	494,673	494,673	713,524	$4.63
Insurance	80,295	131,500	111,847	120,999	125,712	148,964	$0.97
Management Fee	100,550	114,489	124,137	126,939	128,746	137,683	$0.89
Utilities	314,510	416,259	425,240	440,703	457,158	457,158	$2.97
Other Operating Expenses(3)	242,674	251,398	294,525	262,219	263,013	263,013	$1.71
Total Expenses	$1,209,208	$1,415,567	$1,512,072	$1,445,532	$1,469,303	$1,720,342	$11.17

Net Operating Income	$2,142,450	$2,400,732	$2,625,822	$2,785,756	$2,822,242	$2,869,085	$18.63
Replacement Reserves	0	0	0	0	0	21,556	$0.14
TI/LC	0	0	0	0	0	148,229	$0.96
Net Cash Flow	$2,142,450	$2,400,732	$2,625,822	$2,785,756	$2,822,242	$2,699,301	$17.53

Occupancy %	96.3%	97.1%	96.3%	96.9%	99.5%(4)	95.0%(5)
NCF DSCR	1.13x	1.27x	1.38x	1.47x	1.49x	1.42x
NOI Debt Yield	7.7%	8.6%	9.4%	9.9%	10.1%	10.2%
(1)	Based on the underwritten rent roll dated July 17, 2025, with contractual rent steps through June 1, 2026.
(2)	Other Income includes utility reimbursements.
(3)	Other Operating Expenses are comprised of payroll and benefits, repairs and maintenance, and general and administrative expenses.
(4)	Represents the current occupancy as of July 17, 2025.
(5)	U/W Occupancy represents economic occupancy.

Appraisal. According to the appraisal, the 170 53rd Street Property had an “as-is” appraised value of $50,400,000, as June 11, 2025.

170 53rd Street Appraised Value(1)
Property	Value	Capitalization Rate
170 53rd Street	$50,400,000	5.75%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated June 20, 2025, there was no evidence of any recognized environmental conditions at the 170 53rd Street Property.

The Market. The 170 53rd Street Property is located in the Sunset Park neighborhood of the South Brooklyn industrial submarket of Brooklyn, New York. The 170 53rd Street Property benefits from its nearby proximity to the Brooklyn-Queens Expressway and New York Harbor, which according to the appraisal, are both large distribution corridors that enhance the 170 53rd Street Property’s appeal for last-mile and multi-tenant industrial users. Access to the 170 53rd Street Property is provided by major transportation arteries including Interstate 278, State Route 27, and Interstate 478, providing linkage to the surrounding area.

The South Brooklyn industrial submarket encompasses the Sunset Park, Red Hook, and portions of the Gowanus neighborhoods of Brooklyn, New York. According to the appraisal, as of December 31, 2024, the South Brooklyn industrial submarket had inventory of 40,049,354 square feet, a vacancy rate of 8.5%, average asking rent of $23.21 per square foot, and positive net absorption over the trailing 12 months of 11,719 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Industrial – Flex 170 53rd Street Brooklyn, NY 11232	Collateral Asset Summary – Loan No. 8 170 53rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 55.6% 1.42x 10.2%

The following table presents information relating to comparable industrial leases for the 170 53rd Street Property:

Comparable Industrial & Office Leases(1)
Property Name/Location	Distance from Subject	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
170 53rd Street(2) Brooklyn, NY	-	1925 / 2020	153,969	Ciot	35,933	Nov-19	10.0	$24.84
272 46th Street Brooklyn, NY	0.4 mi	1932 / NAP	2,000	Industrial	2,000	May-24	5.0	$33.00
250 44th Street Brooklyn, NY	0.5 mi	1914 / NAP	54,000	Undisclosed	700	Mar-23	3.0	$34.28
147-153 20th Street Brooklyn, NY	1.7 mi	1962 / NAP	6,840	Industrial	6,840	Mar-23	5.0	$26.47
530-550 President Street Brooklyn, NY	2.7 mi	1923 / NAP	101,395	Confidential	1,850	Sep-23	2.0	$35.00
2691 W 15th Street Brooklyn, NY	4.9 mi	1962 / NAP	24,000	Industrial	12,000	Jun-22	10.0	$22.00
310 Meserole Street Brooklyn, NY	6.1 mi	1960 / NAP	24,000	Confidential	1,500	Jan-23	3.1	$39.00
10203 Avenue D Brooklyn, NY	6.1 mi	1968 / NAP	195,000	Industrial	56,000	Nov-24	5.0	$25.00
1177 Flushing Avenue Brooklyn, NY	6.4 mi	1964 / NAP	83,969	Industrial	23,000	Oct-23	10.0	$23.00
67 West Street Brooklyn, NY	6.4 mi	1970 / 2024	73,600	Flex	1,300	Jan-24	3.0	$32.00
1000 Stanley Avenue Brooklyn, NY	7.7 mi	1953 / NAP	24,000	Industrial	12,000	Mar-24	2.0	$21.00
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated July 17, 2025. UW Base Rent (PSF) does not include rent steps.

The Borrower and the Borrower Sponsor. The borrower is SCF Realty Delaware LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 170 53rd Street Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Steven Frisch. Steven Frisch is the President and Chief Executive Officer of AP&G Co., a pest management supplies company, and owns five industrial properties in Brooklyn, New York and Bayonne, New Jersey.

Property Management. The 170 53rd Street Property is managed by SCF Realty II, LLC, which is an affiliate of the borrower.

Initial and Ongoing Reserves. At origination of the 170 53rd Street Mortgage Loan, the borrower deposited approximately: (i) $182,840 into a real estate taxes reserve, (ii) $52,137 into a reserve account for insurance premiums, (iii) $65,819 into an immediate repairs reserve and (iv) $153,267 into a gap rent reserve to account for rent abatements granted to Ciot.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $60,947).

Insurance Reserve – At the option of the lender, if the liability or casualty policies covering the 170 53rd Street Property (or any portion of them) are not approved blanket or umbrella policies, the borrower will be required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $13,034).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $1,796.

TI / LC Reserve – The borrower is required to deposit into the TI/LC reserve, on a monthly basis, approximately $6,415, subject to a cap of $153,969.

Gap Rent Reserve – On the monthly payment dates occurring in April 2026 and April 2027, lender is required to disburse approximately $75,875 and $77,392, respectively, from the gap rent reserve: (i) if no Trigger Period (as defined below) exists, to the borrower or (ii) if a Trigger Period exists, into the cash management account to be disbursed in accordance with the 170 53rd Mortgage Loan documents.

Lockbox / Cash Management The 170 53rd Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrower is required to establish a lender-controlled lockbox account and is thereafter required to, and is required to cause the property manager to, promptly deposit all revenue directly into such lender approved lockbox account. Within five days of the occurrence of a Trigger Period, the borrower is required to deliver a notice to the tenants at the 170 53rd Street Property directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Industrial – Flex 170 53rd Street Brooklyn, NY 11232	Collateral Asset Summary – Loan No. 8 170 53rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 55.6% 1.42x 10.2%

All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case such funds shall be transferred on each business day to the cash management account. Upon the first occurrence of a Trigger Period, the lender is required to establish a lender controlled cash management account. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to such cash management account to be applied and disbursed in accordance with the 170 53rd Street Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 170 53rd Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 170 53rd Street Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 170 53rd Street Mortgage Loan documents, the lender may apply funds to the 170 53rd Street Mortgage Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x, and (iii) the occurrence of Specified Tenant Trigger Period (as defined below), and (B) expiring upon (a) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (b) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (c) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Ciot, together with any successor and/or assigns in accordance with the terms of the 170 53rd Street Mortgage Loan agreement, (ii) Platinum Home Health Care, together with any successor and/or assigns in accordance with the terms of the 170 53rd Street Mortgage Loan agreement, (iii) any other person that (together with any affiliates thereof) leases, in the aggregate, not less than (a) 20% or more of the total rental income for the 170 53rd Street Property or (b) 20% or more of the leasable square feet of the 170 53rd Street Property and (iv) any guarantor(s) of the applicable related Specified Tenant lease(s). In no event shall any Specified Tenant pursuant to clause (iii) above cease to be a Specified Tenant due to any reduction in Specified Tenant space demised pursuant to the applicable Specified Tenant lease.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) Specified Tenant being in default under the applicable Specified Tenant lease, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) Specified Tenant failing to renew or extend its lease on or prior to 12 months prior to expiration of the then applicable term of the Specified Tenant lease, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the 170 53rd Street Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, each lease having commenced and a rent commencement date having been established (without possibility of delay), and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) has been satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable; (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if the Specified Tenant Trigger Period is due to the failure of the Specified Tenant to renew or extend its lease on or prior to 12 months prior to expiration of the then applicable term of the Specified Tenant lease, the applicable Specified Tenant has renewed or extended its lease for at least five years and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Industrial – Flex 170 53rd Street Brooklyn, NY 11232	Collateral Asset Summary – Loan No. 8 170 53rd Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 55.6% 1.42x 10.2%

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting or renewal/expansion of the applicable Specified Tenant space, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Multifamily – Garden 3314 Old Capitol Trail Wilmington, DE 19808	Collateral Asset Summary – Loan No. 9 Cranston Hall Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 71.2% 1.31x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Multifamily – Garden 3314 Old Capitol Trail Wilmington, DE 19808	Collateral Asset Summary – Loan No. 9 Cranston Hall Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 71.2% 1.31x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Multifamily – Garden 3314 Old Capitol Trail Wilmington, DE 19808	Collateral Asset Summary – Loan No. 9 Cranston Hall Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 71.2% 1.31x 9.0%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Elimelech Tress, Bentzion Schechter and Abraham Tress	Collateral:	Fee
Borrower(s):	Cranston Apartments LLC	Location:	Wilmington, DE
Original Balance:	$22,500,000	Year Built / Renovated:	1963 / 2022-2024
Cut-off Date Balance:	$22,500,000	Property Management:	Riverwood Management LLC
% by Initial UPB:	3.6%	Size:	169 Units
Interest Rate:	6.65000%	Appraised Value / Per Unit:	$31,600,000 / $186,982
Note Date:	July 17, 2025	Appraisal Date:	May 20, 2025
Original Term:	60 months	Occupancy:	97.0% (as of June 16, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(2):	$2,030,967
Interest Only Period:	60 months	Underwritten NCF:	$1,980,436
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$1,702,851 (TTM April 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,666,498
Call Protection:	L(25),D(29),O(6)	2023 NOI:	$1,203,159
Lockbox / Cash Management:	Springing / Springing	2022 NOI:	$454,385

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$133,136
Taxes:	$0	$9,970	NAP	Maturity Date Loan / Unit:	$133,136
Insurance:	$27,359	$6,008	NAP	Cut-off Date LTV:	71.2%
Replacement Reserves:	$0	$4,211	NAP	Maturity Date LTV:	71.2%
Deferred Maintenance:	$165,525	$0	NAP	UW NOI DY:	9.0%
				UW NCF DSCR:	1.31x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,500,000	98.1%	Loan Payoff(3)	$21,824,000	95.2%
Sponsor Equity	428,229	1.9	Closing Costs	911,345	4.0
			Upfront Reserves	192,884	0.8
Total Sources	$22,928,229	100.0%	Total Uses	$22,928,229	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to recent lease-up and concessions burning off at the Cranston Hall Apartments Property (as defined below) following recent renovations that were completed in 2024.
(3)	The Cranston Hall Apartments Mortgage Loan (as defined below) refinanced a prior mortgage loan secured by the Cranston Hall Apartments Property that was the subject of interest deferral and a forbearance agreement with the prior lender. See “Description of the Mortgage Pool— Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Loan. The ninth largest mortgage loan (the “Cranston Hall Apartments Mortgage Loan”) is secured by the borrower’s fee simple interest in a 169 unit, garden-style apartment complex located in Wilmington, Delaware (the “Cranston Hall Apartments Property”). The Cranston Hall Apartments Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $22,500,000. The Cranston Hall Apartments Mortgage Loan was originated on July 17, 2025 by CREFI and accrues interest at a fixed rate of 6.65000% per annum. The Cranston Hall Apartments Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Cranston Hall Apartments Mortgage Loan is August 6, 2030.

The Property. The Cranston Hall Apartments Property is a 169-unit, garden-style apartment complex located in Wilmington, Delaware. The Cranston Hall Apartments Property was originally constructed in 1963 and is comprised of 12, three-story apartment buildings and one three bedroom house situated on an approximately 8.99-acre site. The borrower purchased the Cranston Hall Apartments Property in April 2022 and has since completed a $2,442,337 renovation plan that included building upgrades and unit upgrades. Unit upgrades included upgraded kitchens and bathrooms in 100 apartment units, and installing washer/dryers in 41 units.

Amenities at the Cranston Hall Apartments Property include a fitness center, playground, laundry facilities, dog park, and a grill and picnic area. The Cranston Hall Apartments Property also features 179 parking spaces, resulting in a parking ratio of 1.06 spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Multifamily – Garden 3314 Old Capitol Trail Wilmington, DE 19808	Collateral Asset Summary – Loan No. 9 Cranston Hall Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 71.2% 1.31x 9.0%

The unit mix at the Cranston Hall Apartments Property consists of 96 one-bedroom units, 71 two-bedroom units, one office and a three bedroom house. As of June 16, 2025, the Cranston Hall Apartments Property was 97.0% leased.

The following table presents certain information relating to the unit mix at the Cranston Hall Apartments Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rent Per Unit(3)
1 Bed / 1 Bath	96	56.8%	92	95.8%	650	$1,401	$1,436
2 Bed / 1 Bath	71	42.0%	70	98.6%	800	$1,591	$1,612
House	1	0.6%	1	100.0%	1200	$1,850	$1,850
Office(2)	1	0.6%	1	100.0%	650	$0	$0
Total/Wtd. Avg.	169	100.0%	164	97.0%	716	$1,485	$1,513
(1)	Based on the underwritten rent roll dated June 16, 2025. Average Monthly Rental Rate is based on occupied units.
(2)	The property includes one management office unit that is occupied but as to which no rent is attributable. The office unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rental Rate and Average Monthly Market Rent Per Unit.
(3)	Source: Appraisal.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cranston Hall Apartments Property:

Cash Flow Analysis
	12/31/2022	12/31/2023	12/31/2024	TTM 4/30/2025(1)	U/W(1)	U/W Per Unit
Base Rent	$1,644,785	$2,539,565	$2,810,040	$2,888,150	$2,905,176	$17,190.39
Potential Income from Vacant Units	0	0	0	0	88,272	$522.32
Gross Potential Income	$1,644,785	$2,539,565	$2,810,040	$2,888,150	$2,993,448	$17,712.71
Other Income(2)	25,903	41,972	62,523	69,395	69,395	$410.62
Net Rental Income	$1,670,688	$2,581,537	$2,872,563	$2,957,545	$3,062,843	$18,123.33
(Vacancy / Credit Loss)	(649,823)	(567,597)	(316,174)	(346,688)	(149,672)	(885.64)
Total Effective Gross Income	$1,020,865	$2,013,941	$2,556,389	$2,610,857	$2,913,171	$17,237.70

Real Estate Taxes	62,564	92,378	97,753	101,530	123,660	$731.72
Insurance	40,670	68,001	112,788	126,315	88,626	$524.41
Management Fee	30,626	60,418	76,692	78,326	87,395	$517.13
Utilities	109,989	170,439	177,814	172,616	172,616	$1,021.40
Other Expenses(3)	322,631	419,546	424,844	429,218	409,907	$2,425.48
Total Expenses	$566,480	$810,782	$889,891	$908,006	$882,204	$5,220.14

Net Operating Income	$454,385	$1,203,159	$1,666,498	$1,702,851	$2,030,967	$12,017.56
Replacement Reserves - Residential	0	0	0	0	50,531	$299.00
Net Cash Flow	$454,385	$1,203,159	$1,666,498	$1,702,851	$1,980,436	$11,718.56

Occupancy	NAV	88.1%	90.5%	90.8%	95.0%(4)
NCF DSCR	0.30x	0.79x	1.10x	1.12x	1.31x
NOI Debt Yield	2.02%	5.35%	7.41%	7.57%	9.03%
(1)	The increase from TTM 4/30/2025 NOI to Underwritten NOI is primarily attributable to recent lease-up and concessions burning off at the Cranston Hall Apartments Property following recent renovations that were completed in 2024.
(2)	Other Income includes insurance income, laundry income, late fees, and lease break fees.
(3)	Other Expenses include payroll and benefits, repairs and maintenance, advertising and marketing and general and administrative expenses.
(4)	Represents economic occupancy.

Appraisal. According to the appraisal, the Cranston Hall Apartments Property had an “as-is” appraised value of $31,600,000 as of May 20, 2025, as shown in the table below.

Cranston Hall Apartments Appraised Value(1)
Property	Value	Capitalization Rate
Cranston Hall Apartments	$31,600,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated June 3, 2025, there was no evidence of any recognized environmental conditions at the Cranston Hall Apartments Property.

The Market. The Cranston Hall Apartments Property is located at 3314 Old Capitol Trail in Wilmington, Delaware, within the Wilmington metropolitan statistical area (the “Wilmington MSA”). The Cranston Hall Apartments Property is located approximately 5.5 miles west of Downtown Wilmington and 38.4 miles southwest of Philadelphia, Pennsylvania. Top employers in the Wilmington MSA include JPMorgan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Multifamily – Garden 3314 Old Capitol Trail Wilmington, DE 19808	Collateral Asset Summary – Loan No. 9 Cranston Hall Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 71.2% 1.31x 9.0%

Chase & Co., Christiana Care Health System, Amazon, Dover Air Force Base, Bank of America Corp., DuPont, and the University of Delaware. Primary access to the Cranston Hall Apartments Property is provided by DE Route 2 (Kirkwood Highway) with nearby access to major highways serving the Wilmington MSA including Interstates 95, 495, and 295 which provide linkage to the surrounding area.

According to a third party market research report, the Cranston Hall Apartments Property is located in the Upper New Castle County multifamily submarket of the Wilmington MSA. As of June 16, 2025, the Upper New Castle County multifamily submarket had a total inventory of 28,463 units, a vacancy rate of 6.7%, asking rent of $1,625 per unit, and positive net absorption of 108 units.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Cranston Hall Apartments Property was 8,999, 75,407 and 209,626, respectively. The 2024 average household income within the same radii was $89,563, $107,142 and $108,182, respectively.

The following table presents certain information relating to comparable multifamily properties to the Cranston Hall Apartments Property:

Comparable Multifamily Properties(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit(2)
Cranston Hall Apartments(2) 3314 Old Capitol Trail Wilmington, DE	-	1963 / 2022-2024	169	97%	1 Bed / 1 Bath	650 SF	$1,401
					2 Bed / 1 Bath	800 SF	$1,591
					House	1,200 SF	$1,850
Evergreen Apartments at Driftwood Club 125 Greenbank Road Wilmington, DE	0.6 mi	1957 / NAP	60	100.0%	2 BR / 1 BA	875 SF	$1,470
The Oakley	1.0 mi	1965 / 2021	191	99.0%	1 BR / 1 BA	690 SF	$1,200
2150 Melson Road Wilmington, DE					2 BR / 1 BA	820 SF	$1,325
Midway Park Apartments	2.7 mi	1964 / NAP	59	100.0%	1 BR / 1 BA	480 SF	$1,179
4815 Old Capitol Trail Wilmington, DE					2 BR / 1 BA	785 SF	$1,344
Manchester Arms	2.8 mi	1969 / NAP	88	100.0%	1 BR / 1 BA	651 SF	$1,290
2700 Boulevard Road Elsmere, DE					2 BR / 1 BA	732 SF	$1,470
Arundel Apartments	3.4 mi	1973 / NAP	210	98.0%	1 BR / 1 BA	700 SF	$1,385
2901 Crossfork Drive Wilmington, DE					2 BR / 1 BA	964 SF	$1,490
Heritage Court	3.5 mi	1967 / NAP	168	99.0%	1 BR / 1 BA	618 SF	$1,215
5597 Heritage Court Drive Wilmington, DE					2 BR / 1 BA	800 SF	$1,435
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 16, 2025. Average Rent per Unit reflects the average base rent for occupied units.

The Borrower and the Borrower Sponsors. The borrower is Cranston Apartments LLC, a Delaware limited liability company and single purpose entity, with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cranston Hall Apartments Mortgage Loan. The borrower sponsor and non-recourse carveout guarantors are Elimelech Tress, Bentzion Schechter and Abraham (“Abe”) Tress. Abe Tress is the Principal, Founder, and Chief Executive Officer of GEM Capital Partners, where he has over a decade of acquisition and hands on management experience and focuses on acquiring underperforming multifamily communities on the East Coast. Elimelech Tress is a managing partner at GEM Capital Partners with a focus on the multifamily market throughout New Jersey, Pennsylvania, and Delaware. Bentzion Schechter is the Chief Executive Officer and managing partner of Riverwood Management, a fully integrated real estate management firm with a primary focus on acquiring and managing multifamily value-add properties.

Property Management. The Cranston Hall Apartments Property is managed by Riverwood Management LLC, a borrower affiliated management company.

Initial and Ongoing Reserves. At origination of the Cranston Hall Apartments Mortgage Loan, the borrower deposited approximately (i) $165,525 into a reserve account for immediate repairs and (ii) $27,359 into a reserve account for insurance premiums.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $9,970).

Insurance Reserve – At the option of the lender, if the liability or casualty policies maintained by the borrower covering the Cranston Hall Apartments Property are not approved blanket or umbrella policies, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums that are not subject to a premium finance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Multifamily – Garden 3314 Old Capitol Trail Wilmington, DE 19808	Collateral Asset Summary – Loan No. 9 Cranston Hall Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 71.2% 1.31x 9.0%

agreement due for the renewal of coverage afforded by such policies (initially estimated to be approximately $6,008). To the extent premiums are subject to a premium finance agreement, the insurance reserve is required to at all times have sufficient funds in an amount equal to two months’ premium finance installments.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $4,211.

Lockbox / Cash Management. The Cranston Hall Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue derived from the Cranston Hall Apartments Property into such lender-controlled lockbox. Within five business days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants occupying space in the Cranston Hall Apartments Property directing them to remit all rent and other sums due under the lease to which they are a party into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Cranston Hall Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Cranston Hall Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Cranston Hall Apartments Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon the end of the first Trigger Period, the lender is required to permit the borrower to terminate the lockbox account. Upon an event of default under the Cranston Hall Apartments Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the Cranston Hall Apartments Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Cranston Hall Apartments Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Office – CBD 5 Hanover Square New York, NY 10004	Collateral Asset Summary – Loan No. 10 5 Hanover Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 69.3% 1.45x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Office – CBD 5 Hanover Square New York, NY 10004	Collateral Asset Summary – Loan No. 10 5 Hanover Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 69.3% 1.45x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Office – CBD 5 Hanover Square New York, NY 10004	Collateral Asset Summary – Loan No. 10 5 Hanover Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 69.3% 1.45x 10.0%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type - Subtype:	Office - CBD
Borrower Sponsor(s):	Samual Fisch	Collateral:	Fee
Borrower(s):	5 Hanover Square LLC	Location:	New York, NY
Original Balance:	$21,000,000	Year Built / Renovated:	1962 / 1984
Cut-off Date Balance:	$21,000,000	Property Management:	Rose Property Management Group LLC
% by Initial UPB:	3.3%	Size:	62,969 SF
Interest Rate:	6.55400%	Appraised Value / Per SF(3):	$30,300,000 / $481
Note Date:	July 2, 2025	Appraisal Date:	June 4, 2025
Original Term:	60 months	Occupancy:	100.0% (as of September 6, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$2,105,869
Interest Only Period:	60 months	Underwritten NCF:	$2,030,306
First Payment Date:	August 6, 2025
Maturity Date:	July 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(1):	NAV
Additional Debt Balance:	NAP	2024 NOI(1):	NAV
Call Protection:	L(24),YM2(32),O(4)	2023 NOI(1):	NAV
Lockbox / Cash Management:	Hard / Springing	2022 NOI(1):	NAV

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$333
Taxes:	$41,774	$41,774	NAP	Maturity Date Loan Per SF:	$333
Insurance:	$5,063	$5,063	NAP	Cut-off Date LTV:	69.3%
Replacement Reserves:	$0	$1,049	NAP	Maturity Date LTV:	69.3%
TI / LC Reserve:	$0	$5,247	NAP	UW NOI DY:	10.0%
Deferred Maintenance Reserve:	$72,825	$0	NAP	UW NCF DSCR:	1.45x
Condo Common Charges Reserve:	$37,145	$37,145	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	62.4%	Purchase Price	$30,700,000	91.2%
Borrower Sponsor Equity	12,657,119	37.6	Closing Costs(4)	2,800,312	8.3
			Upfront Reserves	156,807	0.5
Total Sources	$33,657,119	100.0%	Total Uses	$33,657,119	100.0%
(1)	Historical financial information is not available because the mortgage loan proceeds were used to acquire the 5 Hanover Square Property (as defined below).
(2)	Please see “—Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	The appraisal also concluded to a Hypothetical Market Value “As Dark” as of June 4, 2025, which assumes the 5 Hanover Square Property is vacant, of $23,000,000, which results in a Cut-off Date LTV and Maturity Date LTV of 91.3%.
(4)	Includes a structuring fee of $1,260,000.

The Loan. The tenth largest mortgage loan (the “5 Hanover Square Mortgage Loan”) is evidenced by a single promissory note with a principal balance as of the Cut-off Date of $21,000,000, secured by a first lien deed of trust on the borrower’s fee interest in a condominium unit totaling 62,969 SF (the “5 Hanover Square Property”) within a 24-story, 258,423 SF, office property located at 5 Hanover Square, within the Financial District neighborhood of New York, New York (the “5 Hanover Square Building”). The 5 Hanover Square Mortgage Loan was originated by DBR Investments Co. Limited (“DBRI”) and accrues interest at a rate of 6.55400% per annum on a Actual/360 schedule. The loan proceeds were utilized to acquire the 5 Hanover Square Property, which was part of an overall sale of the 5 Hanover Square Building to the borrower sponsor for $60.7 million. The 5 Hanover Square Building was under a sales contract between the seller and a third party with whom the borrower sponsor had an existing business relationship for a lower purchase price. Such third party assigned the contract to the borrower sponsor for $60.7 million.

The Property. The 5 Hanover Square Building is a 258,423 SF office building located in the Financial District neighborhood of New York, New York. The 5 Hanover Square Building is situated on a 12,919 SF parcel, with through block frontage along the western side of Hanover Street, between Beaver and Pearl Streets. The 5 Hanover Square Building was built in 1962 and underwent major renovation in 1984. The 5 Hanover Square Property is accessible via a private entrance along the north side of Pearl Street, providing access to the ground floor lobby. The 5 Hanover Square Property includes a portion of the ground floor, mezzanine space, and all the second floor, third floor, fourth floor, and fifth floor, all of which is leased to The IDEAL School of Manhattan (“The Ideal School”) through July 31,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Office – CBD 5 Hanover Square New York, NY 10004	Collateral Asset Summary – Loan No. 10 5 Hanover Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 69.3% 1.45x 10.0%

2057. There has been a significant amount of historical capital expenditures invested into the 5 Hanover Square Property totaling approximately $17.1 million, which includes landlord work and the tenant improvement allowance that was provided to The Ideal School in the amount of $1,259,380. The second, fourth, and fifth floors feature traditional classroom space around the perimeter of the building, while the third floor is the gymnasium. The Ideal School uses the space for educational facilities including classrooms, computer labs, a gymnasium, and executive and general offices.

Condominium Regime. The 5 Hanover Square Building is subject to a condominium regime, which is comprised of three units. The 5 Hanover Square Property is Unit 2 of the condominium, and has a 19.4% interest in the common elements of the condominium and the right to appoint one of three members of the board of directors of the condominium (with Unit 1 appointing the other two board members). As of the origination date, Unit 1 and Unit 3, which are not collateral for the 5 Hanover Square Mortgage Loan, were owned by an affiliate of the borrower. A quorum of the board consists of two members, which must include the Unit 2 designee unless a meeting is adjourned twice due to lack of a quorum, in which case the remaining members may act. The board generally takes actions based on a vote of a majority of its members. Accordingly, the borrower does not control the condominium. It is anticipated that the owner of Unit 1 and Unit 3 will seek to convert its units from office space into residential space. There can be no assurance that such conversion will or will not take place, or of what effect, if any, it may have on the 5 Hanover Square Property.

Pursuant to its lease, The Ideal School is required to pay real estate taxes for the 5 Hanover Square Property. The Ideal School has applied for an exemption from real estate taxes based on its non-profit status, and in connection with such application, has created a leasehold condominium in its leasehold interest in the Mortgaged Property. As of the origination date, such exemption had not been granted, and there can be no assurance that it will be granted.

Major Tenants. The 5 Hanover Square Property is fully leased to The Ideal School. The Ideal School is an independent, non-profit, K-12, school which emphasizes inclusion, diversity, and individual learning. The Ideal School was created in 2006, when it served 20 students in grades K-2, and now has approximately 150 students and 110 faculty members. The first senior class graduated in 2018. The Ideal School’s lease began in September of 2023 and expires on July 31, 2057, which is 27 years past the maturity date of the 5 Hanover Square Mortgage Loan. The Ideal School has one ten-year or two five-year extension options upon lease expiration. The Ideal School has a $5 million letter of credit as a security deposit. The Ideal School is entitled to a $1,500,000 reduction of the letter of credit in each of September 2028 and September 2033. The letter of credit is covered by the general pledge of assets set forth in the mortgage; however, the lender does not have a perfected security interest in the letter of credit.

Funding for The Ideal School comes from three sources: tuition revenue, charitable donations, and government reimbursements. For the year ending June 30, 2024, The Ideal School received $15.73 million in revenue compared to $15.26 million for the year ending June 30, 2023. As of year ending 2024, The Ideal School had $8.8 million of financial assets, including $994,121 in cash and cash equivalents, $7,707,275 in accounts receivable, and $112,150 in pledges receivable. Net assets without donor restrictions as of the end of 2024 equated to approximately $7.2 million. However, according to notes to its financial statements, The Ideal School has suffered recurring losses from operations and has relied upon loans and large one-time donations (including donations and loans from the school’s officers and founders and other related parties) to fund operations, and these factors create uncertainty about the Ideal School’s ability to continue as a going concern. According to the notes to its financial statements, The Ideal School is intending to sell its facility at 314 West 91st Street for which The Ideal School is expecting proceeds of between $13.0 and $14.0 million. There can be no assurance that the school will sell such facility or of what the proceeds of such sale would be.

The following table presents certain information relating to the sole tenant at the 5 Hanover Square Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P /Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent	UW Base Rent Per SF	% of Total UW Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
The IDEAL School of Manhattan	NR/NR/NR	62,969	100.0%	$2,776,606	$44.09	100.0%	7/31/2057	N	1 x 10 yr or 2 x 5 yr
Total / Wtd. Avg. Occupied		62,969	100.0%	$2,776,606	$44.09	100.0%
Vacant		0	0.0%
Total		62,969	100.0%
(1)	Based on the underwritten rent roll dated September 6, 2025, inclusive of rent steps through July 16, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Office – CBD 5 Hanover Square New York, NY 10004	Collateral Asset Summary – Loan No. 10 5 Hanover Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 69.3% 1.45x 10.0%

The following table presents certain information relating to the lease rollover schedule at the 5 Hanover Square Property:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of GLA	Cumulative % of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	0.0%	$0	0.0%	$0.00	0
2034	0	0.0%	0.0%	$0	0.0%	$0.00	0
2035 & Thereafter	62,969	100.0%	100.0%	$2,776,606	100.0%	$44.09	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	62,969	100.0%		$2,776,606	100.0%	$44.09	1
(1)	Based on the underwritten rent roll dated September 6, 2025, inclusive of rent steps through July 16, 2026.

The following table presents certain information relating to the Underwritten Net Cash Flow at the 5 Hanover Square Property:

Cash Flow Analysis(1)
	UW(2)	UW Per SF
Potential Gross Revenue	$2,776,303	$44.09
Less Vacancy & Credit Loss	(141,703)	($2.25)
CAM + Other Recoveries	57,761	$0.92
Effective Gross Income	$2,692,361	$42.76
Real Estate Taxes(3)	0	$0.00
Insurance	59,987	$0.95
Management Fee	80,771	$1.28
Common Area Maintenance	445,734	$7.08
Total Expenses	$586,492	$9.31
Net Operating Income	$2,105,869	$33.44
Replacement Reserves	12,594	$0.20
TI/LC	62,969	$1.00
Net Cash Flow	$2,030,306	$32.24

Occupancy (%)	95.0%(4)
NCF DSCR	1.45x
NOI Debt Yield	10.0%
(1)	Historical financial information is not available because the mortgage loan proceeds were used to acquire the 5 Hanover Square Property and historical cash flows were not required by the lender.
(2)	Based on the underwritten rent roll dated September 6, 2025 and inclusive of contractual rent steps through July 16, 2026.
(3)	Real Estate Taxes were not underwritten because such taxes are the responsibility of The Ideal School under its lease.
(4)	Based on the UW Economic Occupancy.

Appraisal. According to the appraisal, the 5 Hanover Square Property had an “as-is” appraised value of $30,300,000 as of June 4, 2025. The table below shows the appraisal’s “as-is” conclusions. The appraisal also concluded to a Hypothetical Market Value “As Dark” as of June 4, 2025, which assumes the 5 Hanover Square Property is vacant, of $23,000,000.

	5 Hanover Square Appraised Value(1)
Property	Appraised Value	Capitalization Rate
5 Hanover Square	$30,300,000	7.00%
(1)	Source: Appraisal.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Office – CBD 5 Hanover Square New York, NY 10004	Collateral Asset Summary – Loan No. 10 5 Hanover Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 69.3% 1.45x 10.0%

Environmental Matters. According to the Phase I environmental site assessment dated June 6, 2025, there was no evidence of any recognized environmental conditions at 5 Hanover Square Property.

The Market. According to the appraisal, the 5 Hanover Square Property is located in the Manhattan Office Market. As of the first quarter of 2025, the Manhattan Office Market recorded an availability rate of 17.2%, a vacancy rate of 12.5%, and average asking rents of $74.80 PSF. Office sales in the Manhattan Office Market registered at approximately $2.0 billion as of the first quarter of 2025, which is an approximately 162.8% increase over the first quarter of 2024.

According to the appraisal, the 5 Hanover Square Property is located in the Downtown office submarket. As of the first quarter of 2025, the Downtown office submarket had an inventory of approximately 87.3 million SF. The availability rate closed at first quarter of 2025 at 20.4%, a quarter-over-quarter decrease of 0.5%, and the vacancy rate was 15.6%. Average asking rents in the Downtown office submarket increased by $1.25 from the fourth quarter of 2024 to the first quarter of 2025, ending the first quarter of 2025 at $58.01.

The following table presents certain information relating to comparable sales for the 5 Hanover Square Property:

Competitive Set(1)
Property	SF	Year Built / Renovated	Sales Price	Price Per SF	Cap Rate
5 Hanover Square New York, NY	62,969	1962 / 1984	$30,700,000	$488	7.00%
525 West 57th Street New York, NY	308,469	1927 / 2020	$145,000,000	$470	3.64%
7 West 18th Street New York, NY	46,304	1900 / 2018	22,750,000	$491	8.58%
636 Avenue of the Americas New York, NY	89,000	1900 / 2014	$70,000,000	$787	NAV
120 Broadway New York, NY	109,234	1915 / NAP	$52,695,173	$482	5.53%
74 Broad Street New York, NY	26,149	1910 / 2019	$10,500,000	$402	6.02%
Total / Weighted Average(2)			$100,218,404	$520
(1)	Source: Appraisal.
(2)	The total line excludes the 5 Hanover Square values.

The Borrower and the Borrower Sponsor. The borrower is 5 Hanover Square LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 5 Hanover Square Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Samual Fisch. Mr. Fisch is the founder and CEO of Medrite Urgent Care (“Medrite”). Medrite offers urgent care, primary care, and wellness services. Medrite has over 40 facilities with board-certified, physicians, nurses, and techs. Mr. Fisch has real estate experience with significant ownership interest in 16 properties, including 40 Fulton Street, an office building located in the Financial District of New York.

Property Management. The 5 Hanover Square Property is managed by Rose Property Management Group LLC, a third-party property management firm.

Initial and Ongoing Reserves. On the origination date, the borrower was required to make an upfront deposit of approximately $41,774 for real estate taxes, $5,063 for insurance premiums, $72,825 for deferred maintenance, and $37,145 for condominium common charges.

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $41,774).

Insurance Escrows – On a monthly basis, unless the 5 Hanover Square Property is insured under an acceptable blanket policy, the borrower is required to escrow (x) 1/12th of the annual estimated insurance payments (initially estimated to be approximately $5,063 monthly) and (y) to the extent not included in common charges, 1/12th of the annual amount of insurance premiums payable by the borrower to the condominium association for the related condominium with respect to insurance policies maintained by the condominium association.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $1,049 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Office – CBD 5 Hanover Square New York, NY 10004	Collateral Asset Summary – Loan No. 10 5 Hanover Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 69.3% 1.45x 10.0%

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $5,247 for ongoing reserves for future tenant improvements and leasing commissions.

Condominium Common Charges Reserves – On a monthly basis, the borrower is required to escrow the monthly amount set forth in the approved annual budget for condominium common charges, other than insurance premiums escrowed as described above (initially estimated to be $37,145).

Lockbox / Cash Management. The 5 Hanover Square Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days of receipt. So long as no Trigger Period (as defined below) is continuing, the amounts on deposit in the lockbox account will be swept to the borrower’s operating account. During the continuance of a Trigger Period, transfers to the borrower’s operating account will cease and such sums on deposit in the lockbox account will be required to be transferred on a daily basis to a cash management account controlled by the lender (and the borrower will cooperate to establish such account), at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under the 5 Hanover Square Mortgage Loan documents, including deposits to the tax, insurance and common charges reserves, payments of monthly debt service, deposits to the replacement reserve and rollover reserve, payment of monthly operating expenses set forth in the annual budget (which must be reasonably approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, with any remaining funds required to be deposited (A) if a Lease Sweep Period (as defined below) exists (regardless of whether any other Trigger Period exists), to a lease sweep reserve, and (B) otherwise into a cash collateral account, to be held as additional collateral for the 5 Hanover Square Mortgage Loan during such Trigger Period.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x as of any calculation date, (iii) if the manager is an affiliate of the borrower or guarantor and certain bankruptcy or insolvency events exist with respect to such manager, (iv) the commencement of a Lease Sweep Period (as defined below), or (v) certain bankruptcy or insolvency events exist with respect to the borrower or guarantor. A Trigger Period will end with respect to (a) clause (i), if a cure of the event of default has been accepted by the lender, (b) clause (ii), if (x) the debt service coverage ratio is greater than or equal to 1.30x for two consecutive calendar quarters, (c) clause (iii), if the manager is replaced with a non-affiliated manager approved by the lender, (d) clause (iv), if the Lease Sweep Period has ended, or (e) clause (v), if the bankruptcy or insolvency event is involuntary, upon the same being discharged or dismissed within 30 days of such filing.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below); or (ii) the date required under the Lease Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease (or a material portion thereof) or upon the borrower's receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease (or a material portion thereof); (c) if a Sweep Tenant has ceased operating its business at the 5 Hanover Square Property (i.e., "goes dark") at the 5 Hanover Square Property (or a material portion thereof) or gives notice of its intent to do so; (d) upon a monetary default or a material non-monetary event of default under a Lease Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, or until an acceptable lease modification removing obligations of the borrower with respect to portions of the 5 Hanover Square Building that are not owned by it is in place, any notice by The Ideal School asserting a default or purporting to assert remedies because the borrower is not in compliance with the lease due to its not owning the entire 5 Hanover Square Building, or (e) upon certain bankruptcy or insolvency events of a Sweep Tenant or its parent or guarantor.

A Lease Sweep period will end once the applicable Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more "qualified leases" as defined in the 5 Hanover Square Mortgage Loan documents, which must be on market terms and have a term that extends at least 3 years beyond the maturity date of the 5 Hanover Square Mortgage Loan (or, if applicable, the applicable Lease Sweep Lease has been renewed pursuant to its terms) and, in the lender's judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and, with respect to a new lease, any debt service and operating shortfalls relating to the delay in the commencement of full rent payments).

“Lease Sweep Lease” means (i) The Ideal School lease or (ii) any replacement lease that covers the majority of the space leased under The Ideal School lease.

“Sweep Tenant” means any tenant under a Sweep Lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Office – CBD 5 Hanover Square New York, NY 10004	Collateral Asset Summary – Loan No. 10 5 Hanover Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 69.3% 1.45x 10.0%

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Hospitality – Full Service 1401 Nordic Road Itasca, IL 60143	Collateral Asset Summary – Loan No. 11 Eaglewood Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,328,000 63.2% 2.49x 21.4%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type - Subtype:	Hospitality - Full Service
Borrower Sponsor(s):	Sheenal Patel and Vamsikrishna P. Bonthala	Collateral:	Fee
Borrower(s):	Eaglewood Owner LLC	Location:	Itasca, IL
Original Balance:	$18,328,000	Year Built / Renovated:	1971 / 2015
Cut-off Date Balance:	$18,328,000	Property Management:	ALM Eaglewood LLC and Eaglewood GO, LLC
% by Initial UPB:	2.9%	Size:	295 Rooms
Interest Rate:	6.69000%	Appraised Value / Per Room:	$29,000,000 / $98,305
Note Date:	August 1, 2025	Appraisal Date:	July 2, 2025
Original Term:	60 months	Occupancy:	46.3% (as of May 31, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	46.3%
Original Amortization:	NAP	Underwritten NOI:	$3,918,407
Interest Only Period:	60 months	Underwritten NCF:	$3,099,803
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,988,588 (TTM May 31, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$3,802,427
Call Protection:	L(3),YM1(50),O(7)	2023 NOI:	$4,488,176
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$3,796,681

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per Room:	$62,129
Taxes:	$0	$27,959	NAP	Maturity Date Loan Per Room:	$62,129
Insurance(1):	$0	Springing	NAP	Cut-off Date LTV:	63.2%
FF&E Reserve(2):	$0	$68,217	NAP	Maturity Date LTV:	63.2%
Deferred Maintenance:	$39,625	$0	NAP	UW NOI DY:	21.4%
Seasonality Reserve(3):	$0	Springing	NAP	UW NCF DSCR:	2.49x
Other(4):	$2,126,445	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,328,000	59.3%	Purchase Price	$28,000,000	90.6%
Borrower Sponsor Equity	10,228,647	33.1	Upfront Reserves	2,166,070	7.0
Other Sources	2,353,927	7.6	Closing Costs	744,504	2.4
Total Sources	$30,910,574	100.0%	Total Uses	$30,910,574	100.0%
(1)	At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the Eaglewood Resort & Spa property does not constitute an approved blanket or umbrella policy pursuant to the Eaglewood Resort & Spa mortgage loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies upon the expiration thereof. At origination, a blanket policy was in place.
(2)	The FF&E Reserve deposit for each monthly payment date is required to be 1/12 of 4% of the greater of (x) the annual gross revenues for the hotel related operations at the property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the property for the calendar year in which such monthly payment date occurs as set forth in the annual budget.
(3)	The seasonality reserve is comprised of a springing monthly deposit, as calculated in accordance with the Eaglewood Resort & Spa mortgage loan documents, on each monthly payment date occurring in May, June, July, August, September and October. The borrower may, but is not obligated to, make the monthly deposits into the seasonality reserve. If the borrower does not make any required monthly seasonality reserve deposits, the shortfall for any such monthly deposits is fully recourse to the borrower and non-recourse carveout guarantors.
(4)	Other Reserves comprises an initial $2,126,445 deposit into a prepaid revenue reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Hospitality – Full Service 1401 Nordic Road Itasca, IL 60143	Collateral Asset Summary – Loan No. 11 Eaglewood Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,328,000 63.2% 2.49x 21.4%

The following table presents certain information relating to the May 2025 trailing twelve month demand analysis with respect to the hospitality operations at the Eaglewood Resort & Spa property based on market segmentation, as provided by a third-party market research report for the Eaglewood Resort & Spa property:

Demand Segmentation (1)
Property	Rooms	Group	Transient	Contract
Eaglewood Resort & Spa	295	66.9%	29.2%	3.9%
(1)	Source: Third-party hospitality research report.

The following table presents certain information relating to the current and historical Occupancy, ADR and RevPAR at the Eaglewood Resort & Spa property and its competitors:

Occupancy, ADR, RevPAR(1)
	Eaglewood Resort & Spa(2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	43.0%	$150.20	$64.52	57.3%	$137.73	$78.91	75.0%	109.1%	81.8%
2023	47.7%	$150.04	$71.54	61.1%	$147.01	$89.76	78.1%	102.1%	79.7%
2024	45.6%	$150.62	$68.63	61.8%	$154.68	$95.61	73.7%	97.4%	71.8%
TTM 5/31/2025	46.3%	$152.13	$70.39	62.5%	$153.65	$96.01	74.0%	99.0%	73.3%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Eaglewood Resort & Spa property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Eaglewood Resort & Spa property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Hilton Chicago/Oak Brook Hills Resort & Conference Center, The Westin Chicago Northwest, Lincolnshire Marriott Resort, Hyatt Regency Schaumburg, Chicago, and Renaissance Schaumburg Convention Center Hotel.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Hospitality – Full Service 1401 Nordic Road Itasca, IL 60143	Collateral Asset Summary – Loan No. 11 Eaglewood Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,328,000 63.2% 2.49x 21.4%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Eaglewood Resort & Spa property:

Cash Flow Analysis
	2022	2023	2024	TTM 5/31/2025	UW	UW Per Room(1)
Occupancy (%)	42.95%	47.68%	45.56%	46.27%	46.27%
ADR	$150.20	$150.04	$150.62	$152.13	$152.13
RevPAR	$64.52	$71.54	$68.63	$70.39	$70.39

Rooms Revenue	$6,947,081	$7,703,178	$7,409,673	$7,579,553	$7,579,553	$25,693
Food & Beverage Revenue	8,852,319	9,908,935	9,662,469	9,908,177	9,908,177	33,587
Other Revenue(2)	2,893,423	2,761,169	2,894,987	2,977,381	2,977,381	10,093
Total Revenue	$18,692,823	$20,373,282	$19,967,129	$20,465,111	$20,465,111	$69,373

Rooms Expense	$2,117,919	$2,307,343	$2,247,942	$2,261,135	$2,261,135	$7,665
Food & Beverage Expense	4,887,372	5,887,260	5,705,490	5,841,771	5,841,771	19,803
Other Departmental Expenses(3)	1,205,414	1,587,285	1,633,013	1,570,539	1,570,539	5,324
Departmental Expenses	$8,210,704	$9,781,888	$9,586,446	$9,673,445	$9,673,445	$32,791

Departmental Profit	$10,482,118	$10,591,394	$10,380,684	$10,791,666	$10,791,666	$36,582

Management Fee	$867,750	$671,707	$477,148	$564,031	$613,953	$2,081
Marketing and Franchise Fee	1,177,817	1,527,688	1,655,593	1,726,709	1,726,709	5,853
Other Undistributed Expenses(4)	4,344,126	3,380,886	3,693,652	3,714,872	3,714,872	12,593
Total Undistributed Expenses	$6,389,692	$5,580,281	$5,826,393	$6,005,611	$6,055,534	$20,527

Real Estate Taxes	$125,786	$121,009	$288,946	$311,855	$319,529	$1,083
Property Insurance	158,251	331,505	392,496	407,318	419,902	1,423
Other Fixed Expenses(5)	11,708	70,422	70,422	78,294	78,294	265
Net Operating Income	$3,796,681	$4,488,176	$3,802,427	$3,988,588	$3,918,407	$13,283

FF&E	$752,076	$814,936	$799,616	$819,992	$818,604	$2,775
Net Cash Flow	$3,044,605	$3,673,240	$3,002,811	$3,168,596	$3,099,803	$10,508

NCF DSCR	2.45x	2.95x	2.42x	2.55x	2.49x
NOI Debt Yield	20.7%	24.5%	20.7%	21.8%	21.4%
(1)	UW Per Room is based on 295 rooms.
(2)	Other Revenue includes proceeds from miscellaneous departments, including guest self-laundry, sundry shop, vending machines, telecommunications, laundry/valet service, attrition fees, commission, and cancellation fees. Other Departmental Revenue also includes income generated from the Eaglewood Resort & Spa property’s spa operation, known as The Spa at Eaglewood, as well as golf revenue from the onsite golf course, known as Golf Club at Eaglewood.
(3)	Other Departmental Expenses consist of expenses associated with the provision of miscellaneous departments, including guest self-laundry, sundry shop, vending machines, telecommunications, and laundry/valet service. Also included within this line are expenses related to both spa and golf course operations
(4)	Other Undistributed Expenses consist of administrative and general expenses, operations and maintenance, heat, power and light expenses and informational and telecommunication expenses.
(5)	Other Fixed Expenses is comprised of equipment leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Hospitality – Full Service 1401 Nordic Road Itasca, IL 60143	Collateral Asset Summary – Loan No. 11 Eaglewood Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,328,000 63.2% 2.49x 21.4%

According to the appraisal, the Eaglewood Resort & Spa property had an “as-is” appraised value of $29,000,000 as of July 2, 2025. The table below shows the appraisal’s “as-is” conclusions.

Eaglewood Resort & Spa(1)
Property	Appraised Value	Capitalization Rate
Eaglewood Resort & Spa	$29,000,000	9.98%
(1)	Source: Appraisal.

The following table presents certain information relating to the primary competition for the Eaglewood Resort & Spa property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2024 Occupancy	Estimated 2024 ADR	Estimated 2024 RevPar
Eaglewood Resort & Spa(2)	295	1971	45.6%	$150.62	$68.63
Hilton Chicago Oak Brook Hills Resort Conference Center	386	1987	55% - 60%	$150 - $160	$80 - $90
Westin Chicago Northwest	416	1980	55% - 60%	$130 - $140	$70 - $80
Lincolnshire Marriott Resort	390	1975	65% - 70%	$125 - $135	$80 - $90
Hyatt Regency Schaumburg	468	1981	55% - 60%	$155 - $165	$85 - $95
Renaissance Schaumburg Convention Center Hotel	500	2006	75% - 80%	$175 - $185	$130 - $140
Total Avg. Competitive Set			60.00%	$154.31	$92.37
(1)	Source: Appraisal.
(2)	Occupancy, ADR and RevPAR are based on operating statements provided by the borrower dated as of December 31, 2024

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Hospitality – Select Service 1789 South Eagle Road Meridian, ID 83642	Collateral Asset Summary – Loan No. 12 Courtyard Boise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 61.9% 2.29x 16.5%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Hospitality - Select Service
Borrower Sponsor(s):	Andrew P. Hardy, Wells L. Marvin, William E. Swank, Jr. and David Wani	Collateral:	Fee
Borrower(s):	El Dorado Hotel Partners LLC	Location:	Meridian, ID
Original Balance:	$18,000,000	Year Built / Renovated:	2007 / 2023, 2024
Cut-off Date Balance:	$18,000,000	Property Management:	Twenty4Seven Hotels Corporation
% by Initial UPB:	2.9%	Size:	145 Rooms
Interest Rate:	6.35100%	Appraised Value / Per Room:	$29,100,000 / $200,690
Note Date:	August 12, 2025	Appraisal Date:	June 9, 2025
Original Term:	60 months	Occupancy:	74.7% (as of June 30, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	74.7%
Original Amortization:	NAP	Underwritten NOI:	$2,966,426
Interest Only Period:	60 months	Underwritten NCF:	$2,657,047
First Payment Date:	October 6, 2025
Maturity Date:	September 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,954,994 (TTM June 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$2,556,505
Call Protection:	L(24),D(29),O(7)	2023 NOI:	$2,714,588
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$3,022,803

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan per Room:	$124,138
Taxes:	$32,211	$10,737	NAP	Maturity Date Loan Per Room:	$124,138
Insurance:	$80,362	$6,697	NAP	Cut-off Date LTV:	61.9%
Replacement Reserves:	$0	$25,782	NAP	Maturity Date LTV:	61.9%
PIP Reserve:	$0	Springing	NAP	UW NOI DY:	16.5%
				UW NCF DSCR:	2.29x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	100.0%	Loan Payoff	$13,483,969	74.9%
			Principal Equity Distribution	3,855,299	21.4
			Closing Costs	548,159	3.0
			Upfront Reserves	112,573	0.6
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Hospitality – Select Service 1789 South Eagle Road Meridian, ID 83642	Collateral Asset Summary – Loan No. 12 Courtyard Boise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 61.9% 2.29x 16.5%

The following table presents certain information relating to the 2024 demand analysis with respect to the Courtyard Boise property based on market segmentation, as provided in the appraisal for the Courtyard Boise property:

Demand Segmentation(1)
Property	Rooms	Leisure	Group	Commercial
Courtyard Boise	145	43%	20%	37%
(1)	Source: Appraisal.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Courtyard Boise property and competitive properties:

Occupancy, ADR and RevPAR(1)(2)
	Property & Competitive Set			Penetration Factor
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Courtyard Boise	72%	$157.35	$113.25	102.8%	100.3%	103.0%
Courtyard Boise Downtown	70-75%	$160-165	$115-120	101.1%	104.5%	105.6%
Hilton Garden Inn Boise Spectrum	70-75%	$165-170	$120-125	102.5%	107.0%	109.7%
Hampton by Hilton Inn & Suites Boise-Meridian	60-65%	$145-150	$85-90	86.9%	92.4%	80.2%
TownePlace Suites Boise West Meridian	70-75%	$140-145	$100-105	101.1%	90.1%	91.0%
Hyatt Place Boise/Meridian	70-75%	$155-160	$115-120	105.4%	100.7%	106.1%
(1)	Source: Appraisal.
(2)	Based on 2024 estimated figures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Hospitality – Select Service 1789 South Eagle Road Meridian, ID 83642	Collateral Asset Summary – Loan No. 12 Courtyard Boise	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 61.9% 2.29x 16.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Courtyard Boise Property:

Cash Flow Analysis
	2019	2020	2021	2022	2023	2024	TTM 6/30/2025	U/W	U/W Per Room(1)
Occupancy (%)	65.0%	47.2%	68.1%	75.4%	69.0%	72.0%	74.7%	74.7%
ADR	$139.80	$113.05	$138.52	$159.77	$162.77	$157.35	$160.27	$160.27
RevPar	$90.86	$53.37	$94.35	$120.42	$112.29	$113.25	$119.79	$119.79

Rooms Revenue	$4,808,886	$2,832,109	$4,993,355	$6,373,163	$5,942,829	$6,009,962	$6,339,780	$6,339,780	$43,723
Food and Beverage Revenue	993,589	380,335	537,608	1,029,950	1,077,405	1,203,697	1,155,270	1,155,270	7,967
Other Departmental Revenue(2)	69,299	75,831	266,877	140,057	391,918	228,838	239,413	239,413	1,651
Total Operating Revenue	$5,871,774	$3,288,275	$5,797,840	$7,543,170	$7,412,152	$7,442,497	$7,734,463	$7,734,463	$53,341

Rooms Expense	$876,336	$621,187	$1,014,655	$1,254,100	$1,236,142	$1,303,435	$1,288,570	$1,288,570	$8,887
Food and Beverage Expense	673,158	295,183	419,870	794,266	845,233	859,084	806,131	806,131	5,560
Other Departmental Expenses(3)	36,006	23,055	23,658	32,447	39,011	57,182	59,085	59,085	407
Total Departmental Expenses	$1,585,500	$939,425	$1,458,183	$2,080,813	$2,120,386	$2,219,701	$2,153,786	$2,153,786	$14,854

Total Departmental Profit	$4,286,274	$2,348,850	$4,339,657	$5,462,357	$5,291,766	$5,222,796	$5,580,677	$5,580,677	$38,487

Administrative and General	$443,040	$325,334	$410,382	$550,609	$628,697	$635,073	$577,769	$577,769	$3,985
Information and Telecommunications Systems	31,352	38,977	34,859	33,245	53,660	53,736	51,510	51,510	355
Sales and Marketing	267,280	166,317	200,029	259,699	296,167	368,823	384,363	384,363	2,651
Franchise Fees	581,917	362,079	566,869	763,852	727,520	738,884	788,503	788,503	5,438
Property Operation and Maintenance	207,875	138,948	189,088	195,179	206,334	220,358	213,202	213,202	1,470
Utilities	122,174	114,186	122,679	150,258	138,561	143,919	145,286	145,286	1,002
Base Management Fee(4)	234,871	131,531	231,914	301,727	296,105	297,632	232,034	232,034	1,600
Total Expenses	$1,888,509	$1,277,372	$1,755,820	$2,254,569	$2,347,044	$2,458,425	$2,392,667	$2,392,667	$16,501

Property and Other Taxes	$163,608	$221,761	$149,275	$100,729	$110,776	$121,572	$137,575	$128,843	$889
Insurance	39,202	35,386	48,708	65,824	103,879	73,495	83,062	80,362	554
Equipment Leases	17,147	15,321	12,793	18,432	15,479	12,799	12,379	12,379	85
Net Operating Income	$2,177,808	$799,010	$2,373,061	$3,022,803	$2,714,588	$2,556,505	$2,954,994	$2,966,426	$20,458

FF&E	$227,175	$223,489	$160,138	$222,880	$275,259	$282,777	$285,857	$309,379	$2,134
Net Cash Flow	$1,950,633	$575,521	$2,212,923	$2,799,923	$2,439,329	$2,273,728	$2,669,137	$2,657,047	$18,324

NCF DSCR	1.68x	0.50x	1.91x	2.42x	2.10x	1.96x	2.30x	2.29x
NOI DY	12.1%	4.4%	13.2%	16.8%	15.1%	14.2%	16.4%	16.5%
(1)	U/W Per Room values are based on 145 rooms.
(2)	Other Departmental Revenue reflects actual Other Departmental Revenue for the twelve-month period ending June 2025.
(3)	Other Departmental Expenses reflects actual Other Departmental Expense for the twelve-month period ending June 2025.
(4)	Base Management Fee reflects 3.0% of Total Operating Revenue.

The table below shows the Courtyard Boise property has an “as-is” appraised value of $29,100,000 as of June 9, 2025.

	Courtyard Boise Appraised Value
Property	Appraised Value(1)	Capitalization Rate(1)
Courtyard Boise	$29,100,000	8.52%
(1)	Source: Appraisal.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Multifamily – High Rise 322 Grand Concourse Bronx, NY 10451	Collateral Asset Summary – Loan No. 13 322 Grand Concourse	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,500,000 68.0% 1.25x 8.0%
Mortgage Loan Information		Property Information
Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - High Rise
Borrower Sponsor(s):	Simon Kaufman and Yoel Kaufman	Collateral:	Fee
Borrower(s):	336 Grand Concourse LLC	Location:	Bronx, NY
Original Balance(1):	$17,500,000	Year Built / Renovated:	2023 / NAP
Cut-off Date Balance(1):	$17,500,000	Property Management:	Pointe Management NY LLC
% by Initial UPB:	2.8%	Size(2):	151 Units
Interest Rate:	6.30000%	Appraised Value / Per Unit(2):	$103,000,000 / $682,119
Note Date:	June 12, 2025	Appraisal Date:	April 10, 2025
Original Term:	60 months	Occupancy(2):	96.7% (as of May 14, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$5,615,732
Interest Only Period:	60 months	Underwritten NCF:	$5,573,182
First Payment Date:	August 6, 2025
Maturity Date:	July 6, 2030	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(3):	$5,082,233 (T-3 April 30, 2025 Ann.)
Additional Debt Balance(1):	$52,500,000	2024 NOI(3):	$2,534,842
Call Protection:	L(26),D(28),O(6)	2023 NOI(4):	NAV
Lockbox / Cash Management:	Springing / Springing	2022 NOI(4):	NAV
Reserves				Financial Information(1)
	Initial	Monthly	Cap
Taxes:	$7,674	$3,837	NAP	Cut-off Date Loan / Unit:	$463,576
Insurance:	$55,679	$7,954	NAP	Maturity Date Loan / Unit:	$463,576
Replacement Reserves:	$0	$3,213	$75,000	Cut-off Date LTV:	68.0%
TI/LC Reserve:	$0	$333	$30,000	Maturity Date LTV:	68.0%
				UW NOI DY:	8.0%
				UW NCF DSCR:	1.25x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan:	$70,000,000	100.0%	Loan Payoff:	$62,099,201	88.7%
			Borrower Sponsor Equity:	$5,967,958	8.5
			Closing Costs:	$1,869,487	2.7
			Upfront Reserves:	$63,354	0.1
Total Sources:	$70,000,000	100.0%	Total Uses:	$70,000,000	100.0%
(1)	The 322 Grand Concourse mortgage loan (the “322 Grand Concourse Mortgage Loan”) is part of a whole loan (the “322 Grand Concourse Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $70,000,000. The information presented is based on the 322 Grand Concourse Whole Loan. The 322 Grand Concourse Whole Loan is secured by a first priority fee interest in a recently constructed 151-unit, high-rise, multifamily property located in the Bronx, New York (the “322 Grand Concourse Property”).
(2)	Size, Appraised Value Per Unit, and Occupancy reflect the multifamily component of the 322 Grand Concourse Property. The 322 Grand Concourse Property also contains approximately 4,000 square feet of commercial space which is 100% leased.
(3)	The increase in 2024 NOI to Most Recent NOI is due to the 322 Grand Concourse Property being in its initial lease up phase. The increase from the Most Recent NOI to the Underwritten NOI is driven by the continued lease up, with economic vacancy decreasing from 15.0% to 5.0%, and an increase in total commercial income.
(4)	2023 NOI and 2022 NOI are not available because the 322 Grand Concourse Property was recently constructed in 2023.

The table below identifies the promissory notes that comprise the 322 Grand Concourse Whole Loan. The relationship between the holders of the 322 Grand Concourse Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 322 Grand Concourse Whole Loan is being serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$26,250,000	$26,250,000	WFCM 2025-5C5	Yes
A-2	8,750,000	8,750,000	Benchmark 2025-V17	No
A-3	26,250,000	26,250,000	WFCM 2025-5C5	No
A-4	8,750,000	8,750,000	Benchmark 2025-V17	No
Whole Loan	$70,000,000	$70,000,000
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Multifamily – High Rise 322 Grand Concourse Bronx, NY 10451	Collateral Asset Summary – Loan No. 13 322 Grand Concourse	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,500,000 68.0% 1.25x 8.0%

The following table presents certain information relating to the unit mix at the 322 Grand Concourse Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Market Rent Per Unit(3)
Studio - Market	3	2.0%	2	66.7%	491	$3,230	$3,150
1 Bed / 1 Bath - Market	50	33.1%	48	96.0%	554	$3,193	$3,450
2 Bed / 1 Bath – Market	44	29.1%	43	97.7%	823	$4,131	$4,500
2 Bed / 2 Bath – Market	8	5.3%	7	87.5%	1,024	$4,214	$4,500
Studio - Affordable	5	3.3%	5	100.0%	558	$1,626	$1,605
1 Bed / 1 Bath - Affordable	18	11.9%	18	100.0%	638	$2,433	$2,414
2 Bed / 1 Bath - Affordable	23	15.2%	23	100.0%	917	$2,674	$2,639
Total/Wtd. Avg.	151	100.0%	146	96.7%	721	$3,290	$3,497
(1)	Based on the underwritten rent roll dated May 14, 2025.
(2)	Average Monthly Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 322 Grand Concourse Property:

Cash Flow Analysis(1)
	2024	T-3 Annualized (4/30/2025)	U/W	U/W Per Unit
Gross Potential Rent(2)	$6,176,701	$6,195,419	$6,238,761	$41,316
Utility Reimbursement	$47,652	$48,804	$48,804	$323
Concessions	$0	$0	($119,842)	($794)
Potential Gross Income	$6,224,353	$6,244,223	$6,167,724	$40,846
(Vacancy/Credit Loss)	($3,318,851)	($952,992)	($192,097)	($1,272)
Other Income	$163,328	$279,192	$283,020	$1,874
Effective Gross Income	$3,068,830	$5,570,423	$6,258,647	$41,448

Real Estate Taxes	$43,954	$43,954	$46,047	$305
Insurance	$113,509	$60,654	$95,450	$632
Other Expenses(3)	$376,525	$383,582	$501,417	$3,321
Total Expenses	$533,988	$488,190	$642,914	$4,258

Net Operating Income(4)	$2,534,842	$5,082,233	$5,615,732	$37,190
Replacement Reserves	$0	$0	$38,550	$255
TI/LC	$0	$0	$4,000	$26
Net Cash Flow	$2,534,842	$5,082,233	$5,573,182	$36,908

Occupancy	66.2%	96.7%(5)	95.0%(6)
NCF DSCR	0.57x	1.14x	1.25x
NOI Debt Yield	3.6%	7.3%	8.0%
(1)	Additional historical financial information is not available as the 322 Grand Concourse Property was constructed in 2023.
(2)	U/W Gross Potential Rent is based on the underwritten rent roll dated May 14, 2025 and includes both residential and commercial Gross Potential Rent. Commercial income makes up 4.0% of Gross Potential Rent and residential income makes up 96.0%.
(3)	Other Expenses includes utilities, payroll and benefits, repairs and maintenance, general and administrative and a management fee equal to 3.0% of Effective Gross Income.
(4)	The increase in 2024 NOI to T-3 Annualized (4/30/2025) NOI is due to the 322 Grand Concourse Property being in its initial lease up phase. The increase from the T-3 Annualized (4/30/2025) NOI to the U/W NOI is driven by the continued lease up, with economic vacancy decreasing from 15.0% to 5.0%, and an increase in total commercial income.
(5)	Represents occupancy based on the underwritten rent roll dated May 14, 2025.
(6)	Based on an economic vacancy of 3.0% for the residential component. Underwritten vacancy is 5.0% for the commercial component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Multifamily – High Rise 322 Grand Concourse Bronx, NY 10451	Collateral Asset Summary – Loan No. 13 322 Grand Concourse	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,500,000 68.0% 1.25x 8.0%

The following table presents certain information relating to comparable multifamily properties to the 322 Grand Concourse Property:

Multifamily Rent Comparables(1)
Property	Unit Mix	Average SF per Unit	Average Rent PSF	Average Rent per Unit
322 Grand Concourse(2) Bronx, NY	Studio – Market 1 Bed / 1 Bath – Market 2 Bed / 1 Bath – Market 2 Bed / 2 Bath – Market Studio – Affordable 1 Bed / 1 Bath – Affordable 2 Bed / 1 Bath – Affordable	491 554 823 1,024 558 638 917	$6.58 $5.77 $5.02 $4.12 $2.91 $3.81 $2.92	$3,230 $3,193 $4,131 $4,214 $1,626 $2,433 $2,674
445 Gerard Avenue Bronx, NY	Studio 1 Bedroom 2 Bedroom	620 736 987	$4.93 $4.28 $4.53	$3,059 $3,150 $4,473
2455 Third Avenue Bronx, NY	Studio 1 Bedroom 2 Bedroom	400 475 850	$8.06 $6.93 $4.47	$3,225 $3,290 $3,796
40 Bruckner Boulevard Bronx, NY	Studio 1 Bedroom 2 Bedroom	432 578 898	$7.30 $5.41 $4.96	$3,155 $3,125 $4,450
5 Lincoln Avenue Bronx, NY	Studio	482	$6.49	$3,130
Confidential Bronx, NY	Studio 1 Bedroom 2 Bedroom	530 680 830	$6.04 $5.11 $5.60	$3,200 $3,475 $4,650
225 East 138th Street Bronx, NY	1 Bedroom	579	$4.83	$2,799
2413 Third Avenue Bronx, NY	2 Bedroom	1,096	$3.83	$4,195

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 14, 2025. Average Rent Per Unit reflects the average in-place rent for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Retail – Anchored 122 Greenwich Avenue New York, NY 10011	Collateral Asset Summary – Loan No. 14 One Jackson Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,500,000 62.5% 1.36x 9.0%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Aby Rosen and Michael Fuchs	Collateral:	Fee
Borrower(s):	OJS Retail Owner LLC	Location:	New York, NY
Original Balance:	$16,500,000	Year Built / Renovated:	2009 / NAP
Cut-off Date Balance:	$16,500,000	Property Management:	RFR Realty LLC
% by Initial UPB:	2.6%	Size:	8,392 SF
Interest Rate:	6.27000%	Appraised Value (As Is) / Per SF:	$26,400,000 / $3,146
Note Date:	July 24, 2025	Appraisal Date:	June 3, 2025
Original Term:	60 months	Occupancy:	100.0% (as of May 12, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	97.0%
Original Amortization:	NAP	Underwritten NOI:	$1,491,103
Interest Only Period:	60 months	Underwritten NCF:	$1,430,461
First Payment Date:	September 6, 2025
Maturity Date:	August 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$1,424,838 (TTM April 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$1,354,514
Call Protection:	L(25),D(28),O(7)	2023 NOI:	$1,424,924
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	$1,488,239
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$1,966
Taxes:	$113,842	$37,947	NAP	Maturity Date Loan / SF:	$1,966
Insurance(1):	$0	Springing	NAP	Cut-off Date LTV:	62.5%
Replacement Reserves:	$0	$252	NAP	Maturity Date LTV:	62.5%
TI / LC:	$0	$10,000	NAP	UW NOI DY:	9.0%
Other(2):	$7,526	Springing	NAP	UW NCF DSCR:	1.36x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,500,000	86.1%	Loan Payoff(3)	$18,234,000	95.2%
Borrower Sponsor Equity	2,652,884	13.9	Closing Costs	797,516	4.2
			Upfront Reserves	121,368	0.6
Total Sources	$19,152,884	100.0%	Total Uses	$19,152,884	100.0%
(1)	At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the One Jackson Square Property does not constitute an approved blanket or umbrella policy pursuant to the One Jackson Square mortgage loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies upon the expiration thereof. At origination, a blanket policy was in place.
(2)	Other Reserves comprises a condo assessment reserve that includes: (i) an initial $7,526 deposit and (ii) if borrower fails to pay common charges directly to the condominium, a springing monthly deposit equal to 1/12th of the amount that lender estimates will be payable during the next ensuing 12 months.
(3)	The One Jackson Square mortgage loan refinanced a prior mortgage loan secured by the One Jackson Square Property that was previously in payment default. See “Description of the Mortgage Pool— Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Retail – Anchored 122 Greenwich Avenue New York, NY 10011	Collateral Asset Summary – Loan No. 14 One Jackson Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,500,000 62.5% 1.36x 9.0%

The following table presents certain information relating to the largest tenants at the One Jackson Square Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Sales PSF / Year	U/W Occ. Costs	Lease Expiration	Termination Option (Y/N)	Renewal Option
TD Bank, N.A.	AA-/A2/A+	4,158	49.5%	$1,330,335	$319.95	68.5%	NAV	NAV	11/30/2030	N	2 x 5 yr
Starbucks Corporation	NR/Baa1/BBB+	1,352	16.1%	$306,518	$226.71	15.8%	NAV	NAV	9/30/2031	Y(3)	1 x 5 yr
The Fresh Press, Inc.(5)	NR/NR/NR	2,789	33.2%	$300,000	$107.57	15.4%	NAV	NAV	3/31/2028	N	N
The Board of Managers	NR/NR/NR	93	1.1%	$5,480	$58.93	0.3%	NAV	NAV	5/31/2026	Y(4)	N
Total Major Tenants		8,392	100.0%	$1,942,333	$231.45	100.0%
Vacant		0	0.0%
Total		8,392	100.0%
(1)	Based on the underwritten rent roll dated May 12, 2025 inclusive of $21,926 of straight line rent steps.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Starbucks Corporation has the one-time right to terminate its lease effective as of August 31, 2026, provided that it gives notice to Landlord no later than December 31, 2025, and pays a termination fee.
(4)	The Board of Managers may terminate its license agreement at any time, effective on the last day of the month, upon 60 days’ prior written notice.
(5)	The Fresh Press, Inc. U/W Base Rent includes $76,116 of annual arrearage payments. The lease was modified following non-payment of rent during the COVID-19 pandemic.

The following table presents certain information relating to the lease rollover schedule at the One Jackson Square Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2025 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	93	1.1%	1.1%	$5,480	0.3%	$58.93	1
2027	0	0.0%	1.1%	$0	0.0%	$0.00	0
2028	2,789	33.2%	34.3%	$300,000	15.4%	$107.57	1
2029	0	0.0%	34.3%	$0	0.0%	$0.00	0
2030	4,158	49.5%	83.9%	$1,330,335	68.5%	$319.95	1
2031	1,352	16.1%	100.0%	$306,518	15.8%	$226.71	1
2032	0	0.0%	100.0%	$0	0.0%	$0.00	0
2033	0	0.0%	100.0%	$0	0.0%	$0.00	0
2034	0	0.0%	100.0%	$0	0.0%	$0.00	0
2035 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	8,392	100.0%		$1,942,333	100.0%	$231.45	4
(1)	Based on the underwritten rent roll dated May 12, 2025 and inclusive of $21,926 of straight line rent steps. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Retail – Anchored 122 Greenwich Avenue New York, NY 10011	Collateral Asset Summary – Loan No. 14 One Jackson Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,500,000 62.5% 1.36x 9.0%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the One Jackson Square Property:

Cash Flow Analysis
	2021	2022	2023	2024	TTM 4/30/2025	UW(1)	UW PSF
Base Rent	$1,758,147	$1,799,401	$1,799,467	$1,754,631	$1,830,219	$1,920,407	$228.84
Contractual Rent Steps(2)	$0	$0	$0	$0	$0	$21,926	$2.61
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$0	$0.00
Reimbursements	$343,498	$253,835	$243,908	$254,616	$265,215	$257,864	$30.73
Gross Potential Income	$2,101,645	$2,053,236	$2,043,375	$2,009,247	$2,095,434	$2,200,198	$262.18
Economic Vacancy & Credit Loss	$0	$0	$0	$0	$0	($66,006)	($7.87)
Percentage Rent	$0	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$2,101,645	$2,053,236	$2,043,375	$2,009,247	$2,095,434	$2,134,192	$254.31

Real Estate Taxes	$414,829	$408,080	$425,835	$440,287	$451,487	$433,534	$51.66
Management Fee	$63,049	$61,597	$61,301	$60,277	$62,863	$64,026	$7.63
Insurance	$4,228	$4,942	$5,238	$5,764	$6,000	$6,295	$0.75
Condo Association Fees	$73,797	$72,864	$79,998	$90,306	$90,531	$90,312	$10.76
Other Expenses(3)	$18,388	$17,514	$46,079	$58,099	$59,715	$48,922	$5.83
Total Operating Expenses	$574,291	$564,997	$618,451	$654,733	$670,596	$643,088	$76.63

Net Operating Income	$1,527,354	$1,488,239	$1,424,924	$1,354,514	$1,424,838	$1,491,103	$177.68
Replacement Reserves	$0	$0	$0	$0	$0	$3,021	$0.36
TI/LC		$0	$0	$0	$0	$57,621	$6.87
Net Cash Flow	$1,527,354	$1,488,239	$1,424,924	$1,354,514	$1,424,838	$1,430,461	$170.46

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	100.0%	97.0%(4)
NCF DSCR	1.46x	1.42x	1.36x	1.29x	1.36x	1.36x
NOI Debt Yield	9.3%	9.0%	8.6%	8.2%	8.6%	9.0%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated May 12, 2025.
(2)	Contractual Rent Steps are inclusive of $21,926 of straight line rent steps.
(3)	Other Expenses include utilities, general and administrative expenses as well as professional, legal and consulting fees.
(4)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Retail – Anchored 122 Greenwich Avenue New York, NY 10011	Collateral Asset Summary – Loan No. 14 One Jackson Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,500,000 62.5% 1.36x 9.0%

According to the appraisal, the One Jackson Square property had an “as-is” appraised value of $26,400,000 as of June 3, 2025, as shown in the table below.

One Jackson Square Appraised Value(1)
Property	Value	Capitalization Rate
One Jackson Square	$26,400,000	6.00%
(1)	Source: Appraisal.

The following table presents information relating to comparable retail rentals for the One Jackson Square Property:

Market Analysis – Retail Rentals(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Base Rent (PSF)
One Jackson Square(2)	-	Starbucks Corporation	1,352	Apr-11	20	$210.50
122 Greenwich Avenue New York, NY
119 Greenwich Avenue	0.0 mi	Cinco	900	Aug-24	10	$251.00
New York, NY
65 Eighth Avenue	0.4 mi	Listing	750	Available	N/A	$256.00
New York, NY
367 Bleecker Street	0.4 mi	Marine Layer	1,610	Sep-24	10	$310.00
New York, NY
70 Tenth Avenue	0.4 mi	Rivian Automotive, LLC	6,223	May-24	5	$275.00
New York, NY
317 Bleecker Street	0.5 mi	Nail Boutique	1,200	Jul-24	10	$290.00
New York, NY
340 Bleecker Street	0.5 mi	PD Paola	1,677	Feb-24	5	$324.43
New York, NY
280 Bleecker Street	0.8 mi	Salt Hanks Deli	3,000	Feb-25	NAV	$220.00
New York, NY
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 12, 2025. Base Rent (PSF) is exclusive of rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Hospitality – Select Service 3950 Fair Ridge Drive Fairfax, VA 22033	Collateral Asset Summary – Loan No. 15 Hilton Garden Inn – Fairfax, VA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,190,000 66.5% 1.74x 14.8%
Mortgage Loan Information		Property Information
Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type - Subtype:	Hospitality - Select Service
Borrower Sponsor(s):	Srinivasa T.R. Goluguri	Collateral:	Fee
Borrower(s):	Ramsai Fairfax Hospitality LLC	Location:	Fairfax, VA
Original Balance:	$15,190,000	Year Built / Renovated:	2002 / 2020-2024
Cut-off Date Balance:	$15,190,000	Property Management:	Ramsai Hospitality Management Inc.
% by Initial UPB:	2.4%	Size:	149 Rooms
Interest Rate:	7.55000%	Appraised Value / Per Room:	$22,855,000 / $153,389
Note Date:	August 26, 2025	Appraisal Date:	June 10, 2025
Original Term:	60 months	Occupancy:	63.7% (as of April 30, 2025)
Amortization:	Interest Only	UW Economic Occupancy:	63.7%
Original Amortization:	NAP	Underwritten NOI:	$2,243,127
Interest Only Period:	60 months	Underwritten NCF:	$2,023,155
First Payment Date:	October 6, 2025
Maturity Date:	September 6, 2030	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,234,567 (TTM April 30, 2025)
Additional Debt Balance:	NAP	2024 NOI:	$2,328,536
Call Protection:	L(24),D(29),O(7)	2023 NOI(1):	$2,170,848
Lockbox / Cash Management:	Springing / Springing	2022 NOI(1):	$1,360,304
Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per Room:	$101,946
Taxes:	$94,177	$18,835	NAP	Maturity Date Loan Per Room:	$101,946
Insurance:	$11,895	$5,947	NAP	Cut-off Date LTV:	66.5%
FF&E Reserve:	$0	$18,331	NAP	Maturity Date LTV:	66.5%
Debt Service Reserve:	$96,898	$0	NAP	UW NOI DY:	14.8%
Deferred Maintenance:	$7,500	$0	NAP	UW NCF DSCR:	1.74x
PIP Reserve:	$450,000	$0	NAP
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,190,000	68.7%	Purchase Price	$21,250,000	96.2%
Borrower Sponsor Equity	6,907,510	31.3	Upfront Reserves	660,470	3.0
			Closing Costs	187,040	0.8
Total Sources	$22,097,510	100.0%	Total Uses	$22,097,510	100.0%
(1)	The increase in NOI from 2022 NOI to 2023 NOI is primarily attributed to the lower performance in 2022 due to the COVID-19 pandemic. Occupancy increased from 43.0% in 2022 to 62.9% in 2023.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Hilton Garden Inn – Fairfax, VA Property and its competitors:

Occupancy, ADR, RevPAR(1)(2)
	Hilton Garden Inn – Fairfax, VA(3)			Competitive Set			Penetration Factor
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	62.9%	$134.33	$54.60	57.7%	$122.79	$70.85	109.0%	109.4%	77.1%
2024	68.7%	$134.22	$92.22	61.1%	$130.90	$79.98	112.4%	102.5%	115.3%
TTM 2025(4)	63.7%	$138.24	$88.11	60.9%	$134.73	$82.11	104.5%	102.6%	107.3%
(1)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Marriott Fairfax At Fair Oaks, Comfort Inn University Center, Holiday Inn Express Fairfax Arlington Boulevard, Hilton Fairfax, Courtyard Fairfax Fair Oaks, Hampton Inn Fairfax City and SpringHill Suites Fairfax Fair Oaks.
(2)	Variances between the underwriting, the appraisal and the above table are attributed to variances in reporting methodologies.
(3)	Based on operating statements provided by the borrower sponsor.
(4)	TTM 2025 represents the trailing12-month period ending April 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Hospitality – Select Service 3950 Fair Ridge Drive Fairfax, VA 22033	Collateral Asset Summary – Loan No. 15 Hilton Garden Inn – Fairfax, VA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,190,000 66.5% 1.74x 14.8%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hilton Garden Inn – Fairfax, VA Property:

Cash Flow Analysis
	2022(1)	2023(1)	2024	TTM 4/30/2025	U/W	U/W Per Room(2)
Occupancy (%)	43.0%	62.9%	68.7%	63.7%	63.7%
ADR	$126.85	$134.33	$134.22	$138.24	$138.24
RevPAR	$54.60	$54.60	$92.22	$88.11	$88.11

Rooms Revenue	$2,969,408	$4,593,142	$5,029,294	$4,791,637	$4,791,637	$32,159
Food & Beverage Revenue	729,779	715,509	631,807	620,681	620,681	4,166
Other Operated Departments	56,732	75,695	64,500	54,978	54,978	369
Miscellaneous Income	28,472	54,033	31,438	32,015	32,015	215
Total Revenue	$3,784,391	$5,438,379	$5,757,040	$5,499,311	$5,499,311	$36,908

Rooms Expense	$682,952	$809,039	$959,545	$891,867	$891,867	$5,986
Food & Beverage Expense	368,952	563,437	435,728	413,128	$413,128	2,773
Departmental Expenses	$1,051,904	$1,372,476	$1,395,274	$1,304,995	$1,304,995	$8,758

Departmental Profit	$2,732,487	$4,065,903	$4,361,766	$4,194,316	$4,194,316	$28,150

Management Fee	$113,532	$163,151	$172,711	$164,979	$164,979	$1,107
Marketing and Franchise Fee	435,538	666,153	770,162	720,774	720,774	4,837
Other Undistributed Expenses	591,554	787,959	786,129	762,835	762,835	5,120
Total Undistributed Expenses	$1,140,623	$1,617,263	$1,729,002	$1,648,588	$1,648,588	$11,064

Real Estate Taxes	$172,481	$190,124	$214,210	$214,210	$219,442	$1,473
Property Insurance	47,528	72,956	78,743	85,161	71,369	479
Other Fixed Expenses	11,550	14,711	11,275	11,790	11,790	79
Net Operating Income	$1,360,304	$2,170,848	$2,328,536	$2,234,567	$2,243,127	$15,055

FF&E	$151,376	$217,535	$230,282	$219,972	$219,972	$1,476
Net Cash Flow	$1,208,928	$1,953,313	$2,098,254	$2,014,595	$2,023,155	$13,578

NCF DSCR	1.04x	1.68x	1.80x	1.73x	1.74x
NOI Debt Yield	9.0%	14.3%	15.3%	14.7%	14.8%
(1)	The increase from 2022 to 2023 Net Operating Income is primarily attributed to the lower performance in 2022 due to the COVID-19 pandemic. Occupancy increased from 43.0% in 2022 to 62.9% in 2023.
(2)	U/W Per Room is based on 149 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Hospitality – Select Service 3950 Fair Ridge Drive Fairfax, VA 22033	Collateral Asset Summary – Loan No. 15 Hilton Garden Inn – Fairfax, VA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,190,000 66.5% 1.74x 14.8%

According to the appraisal, the Hilton Garden Inn – Fairfax, VA property had an “as-is” appraised value of $22,855,000 as of June 10, 2025. The below table shows the appraisal “as-is” conclusions:

Hilton Garden Inn – Fairfax, VA(1)
Property	Appraised Value	Capitalization Rate
Hilton Garden Inn – Fairfax, VA	$22,855,000	8.40%
(1)	Source: Appraisal.

The following table presents certain information relating to the primary competition for the Hilton Garden Inn – Fairfax, VA Property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2024 Occupancy	Estimated 2024 ADR	Estimated 2024 RevPAR
Hilton Garden Inn – Fairfax, VA(2)	149	2002	68.7%	$134.22	$92.22
Marriott Fairfax At Fair Oaks	315	1984	65-70%	$155-$160	$105-$110
Comfort Inn University Center	205	1974	30-35%	$110-$115	$30-$35
Holiday Inn Express Fairfax	79	1984	60-65%	$135-$140	$85-$90
Hilton Fairfax	316	1989	70-75%	$150-$155	$110-$115
Courtyard Fairfax Fair Oaks	144	1986	70-75%	$140-$145	$100-$105
Hampton Inn Fairfax City	86	1991	70-75%	$130-$135	$90-$95
SpringHill Suites Fairfax Fair Oaks	140	2009	70-75%	$140-$145	$100-$105
Total / Avg. Competitive Set	1,434		65%	$144	$93
(1)	Source: Appraisal.
(2)	Estimated 2024 Occupancy, ADR and RevPAR are based on operating statements provided by the borrower dated as of December 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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